                                                                       EXHIBIT 2














                            REORGANIZATION AGREEMENT

                                   dated as of

                                December 19, 1996

                                      among

                             CAPSURE HOLDINGS CORP.,


                          CONTINENTAL CASUALTY COMPANY,


                             CNA SURETY CORPORATION,


                           SURETY ACQUISITION COMPANY

                                       and

               CERTAIN AFFILIATES OF CONTINENTAL CASUALTY COMPANY










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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               -----
ARTICLE 1 DEFINITIONS...........................................................................................  2

         Section 1.1       Definitions..........................................................................  2

ARTICLE 2 THE MERGER............................................................................................ 11

         Section 2.1       The Merger........................................................................... 11
         Section 2.2       Effects of the Merger; Subsequent
                           Actions.............................................................................. 11
         Section 2.3       Certificate of Incorporation and By-Laws ............................................ 12
         Section 2.4       Directors............................................................................ 12
         Section 2.5       Officers............................................................................. 12
         Section 2.6       Conversion of Securities............................................................. 12
         Section 2.7       Surrender and Payment................................................................ 13
         Section 2.8       Fractional Shares.................................................................... 15
         Section 2.9       Stock Options........................................................................ 15
         Section 2.10      NYSE Listing......................................................................... 17
         Section 2.11      Tax Consequences..................................................................... 17
         Section 2.12      Exchange Ratio....................................................................... 17

ARTICLE 3 THE CLOSING........................................................................................... 17

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................... 18

         Section 4.1       Organization and Qualification; Subsidiaries......................................... 18
         Section 4.2       Capitalization of the Company and Its Subsidiaries................................... 19
         Section 4.3       Authority Relative to This Agreement................................................. 19
         Section 4.4       Non-Contravention; Required Filings and Consents..................................... 20
         Section 4.5       Company SEC Reports.................................................................. 22
         Section 4.6       Absence of Certain Changes........................................................... 22
         Section 4.7       Derivatives.......................................................................... 23
         Section 4.8       Proxy Statement...................................................................... 23
         Section 4.9       Finder's Fee......................................................................... 23
         Section 4.10      Absence of Litigation................................................................ 23

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
         Section 4.11      Taxes................................................................................ 24
         Section 4.12      Employee Benefits.................................................................... 26
         Section 4.13      Environmental Matters................................................................ 28
         Section 4.14      Intellectual Property................................................................ 29
         Section 4.15      Material Contracts................................................................... 30
         Section 4.16      Additional Contracts................................................................. 30
         Section 4.17      Compliance........................................................................... 30
         Section 4.18      Insurance Regulatory Compliance...................................................... 31
         Section 4.19      Related Party Transactions........................................................... 32
         Section 4.20      Real Property........................................................................ 32
         Section 4.21      Labor Matters........................................................................ 33
         Section 4.22      Takeover Statutes.................................................................... 33
         Section 4.23      Voting Requirements.................................................................. 33
         Section 4.24      Powers and Authority................................................................. 34
         Section 4.25      Reinsurance Arrangements............................................................. 34
         Section 4.26      Investments.......................................................................... 34
         Section 4.27      Insurance Business................................................................... 35
         Section 4.28      Opinion of Financial Advisor......................................................... 35
         Section 4.29      Books and Records.................................................................... 35
         Section 4.30      No Investment Company................................................................ 35

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO
          AND ACQUISITION....................................................................................... 36

         Section 5.1       Organization, Qualification, Subsidiaries............................................ 36
         Section 5.2       Capitalization of Acquisition and Newco.............................................. 37
         Section 5.3       Authority Relative to this Agreement................................................. 37
         Section 5.4       Non-Contravention; Required Filings and Consents..................................... 38
         Section 5.5       Finder's Fee......................................................................... 39
         Section 5.6       Absence of Litigation................................................................ 39
         Section 5.7       Absence of Certain Changes........................................................... 40
         Section 5.8       Financial Statements................................................................. 40
         Section 5.9       No Prior Activities.................................................................. 41
         Section 5.10      Derivatives.......................................................................... 41
         Section 5.11      Registration Statement on Form S-4................................................... 41
         Section 5.12      PR66 Insurance Business.............................................................. 41
         Section 5.13      Intentionally deleted................................................................ 42
         Section 5.14      Intellectual Property................................................................ 42
         Section 5.15      Material Contracts................................................................... 43
         Section 5.16      Compliance........................................................................... 43

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
         Section 5.17      Insurance Regulatory Compliance...................................................... 44
         Section 5.18      Labor Matters........................................................................ 44
         Section 5.19      Powers and Authority................................................................. 44
         Section 5.20      Reinsurance Arrangements............................................................. 45
         Section 5.21      Subsidiaries and Affiliates of Newco................................................. 45
         Section 5.22      No Investment Company................................................................ 46
         Section 5.23      Administrative Services Agreement Charges............................................ 46
         Section 5.24      Takeover Statutes.................................................................... 46
         Section 5.25      Voting Requirements.................................................................. 46
         Section 5.26      Books and Records.................................................................... 46
         Section 5.27      Employee Benefits.................................................................... 46

ARTICLE 6 COVENANTS............................................................................................. 48

         Section 6.1       Conduct of the Business.............................................................. 48
         Section 6.2       Conduct of the Business of PR66...................................................... 52
         Section 6.3       No Solicitation...................................................................... 53
         Section 6.4       Notification of Certain Matters...................................................... 54
         Section 6.5       Access to Information................................................................ 54
         Section 6.6       Reasonable Best Efforts.............................................................. 55
         Section 6.7       Regulatory Matters................................................................... 56
         Section 6.8       Public Announcements................................................................. 56
         Section 6.9       Stockholders' Meeting................................................................ 56
         Section 6.10      Form S-4............................................................................. 57
         Section 6.11      Capital Contribution and Agreements.................................................. 59
         Section 6.12      Other Agreements..................................................................... 59
         Section 6.13      Parent Restrictions.................................................................. 59
         Section 6.14      Transaction Documents................................................................ 60
         Section 6.15      Newco By-Laws........................................................................ 60
         Section 6.16      Newco Board of Directors............................................................. 60
         Section 6.17      Acquisition and Newco Operations..................................................... 60
         Section 6.18      Necessary Assurances................................................................. 61
         Section 6.19      Notifications by Company or Parent................................................... 61
         Section 6.20      Intentionally Deleted................................................................ 61
         Section 6.21      Self Tender.......................................................................... 61
         Section 6.22      Certain Fees and Expenses Payable by the Company..................................... 61
         Section 6.23      Certain Fees and Expenses Payable by Parent.......................................... 62
         Section 6.24      PR66 Reinsurance Agreements.......................................................... 62
         Section 6.25      Actuarial Update..................................................................... 62

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
ARTICLE 7 CONDITIONS............................................................................................ 63

         Section 7.1       Conditions to Each Party's Obligations............................................... 63
         Section 7.2       Conditions to the Obligation of Parent,
                           Newco and Acquisition................................................................ 64
         Section 7.3       Conditions to the Obligations of the
                           Company.............................................................................. 65

ARTICLE 8 TERMINATION; AMENDMENT; WAIVER........................................................................ 66

         Section 8.1       Termination.......................................................................... 66
         Section 8.2       Effect of Termination................................................................ 67
         Section 8.3       Fees and Expenses.................................................................... 67
         Section 8.4       Amendment............................................................................ 67
         Section 8.5       Extension; Waiver.................................................................... 68
         Section 8.6       Procedure for Termination, Amendment, Extension or Waiver............................ 68

ARTICLE 9 MISCELLANEOUS......................................................................................... 68

         Section 9.1       Nonsurvival of Representations and Warranties........................................ 68
         Section 9.2       Entire Agreement; Assignment......................................................... 68
         Section 9.3       Notices.............................................................................. 69
         Section 9.4       Governing Law........................................................................ 70
         Section 9.5       Parties in Interest.................................................................. 70
         Section 9.6       Specific Performance................................................................. 70
         Section 9.7       Severability......................................................................... 70
         Section 9.8       Descriptive Headings................................................................. 71
         Section 9.9       WAIVER OF TRIAL BY JURY.............................................................. 71
         Section 9.10      Counterparts......................................................................... 71



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ANNEXES

Annex A           Services and Indemnity Agreement
Annex B           Administrative Services Agreement
Annex C           Registration Rights Agreement
Annex D           Reinsurance Agreements
Annex E           Opinion of Mayer, Brown & Platt
Annex F           Opinion of Kirkland & Ellis


SCHEDULES

Schedule 1.1            PR66 Assets
Schedule 2.12           Affiliates' Stock Ownership
Schedule 4.1.1          Organization and Qualification of
                        Company; Subsidiaries of Company
Schedule 4.1.4          Investments in Corporations Listed on
                        National Securities Exchanges
Schedule 4.2            Capitalization of the Company and Its
                        Subsidiaries
Schedule 4.4.1          Contravention of Required Filings and
                        Consents
Schedule 4.4.2          Required Filings and Consents
Schedule 4.5.2          Liabilities
Schedule 4.6            Extraordinary Changes
Schedule 4.7            Derivative Financial Instruments
Schedule 4.10           Litigation
Schedule 4.11           Tax
Schedule 4.11.2(g)      Financial Information of Members of the
                        Group
Schedule 4.12.1         ERISA Plans
Schedule 4.12.4         ERISA Plan Valuations
Schedule 4.12.7         Non-Compliance of ERISA Plans with Law
Schedule 4.12.9         Unwritten Plans
Schedule 4.12.10 ERISA Plans for post-retirement health, accident or life insurance
Schedule 4.12.11        ERISA Plans in Non-Compliance
Schedule 4.13           Hazardous Materials
Schedule 4.14           Intellectual Property of the Company
Schedule 4.15           Material Contracts of the Company
Schedule 4.17           Permits
Schedule 4.18           Insurance Regulatory Compliance

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Schedule 4.19           Related Party Transactions of Company
Schedule 4.20.1         Real Property
Schedule 4.20.2         Real Property Leases
Schedule 4.21           Labor Matters
Schedule 4.25           Reinsurance Agreements
Schedule 4.26           Investments of Company
Schedule 4.27           Insurance Policies
Schedule 5.1.2          Qualification of Parent, Newco and
                        Acquisition
Schedule 5.4.2          Required Filings and Consents
Schedule 5.6            Litigation
Schedule 5.8.2          Liabilities of the PR66 Insurance
                        Business
Schedule 5.12           PR66 Insurance Business Products
Schedule 5.14           Intellectual Property of Parent, Newco
                        and Acquisition
Schedule 5.15           Material Contracts of Parent, Newco and
                        Acquisition
Schedule 5.16           Compliance of PR66 Insurance Business
Schedule 5.17           Insurance Regulatory Compliance
Schedule 5.18           Labor Matters
Schedule 5.20           Reinsurance Agreements of PR66 Insurance
                        Business
Schedule 5.27.1         Post-Merger Plans
Schedule 5.27.9         Description of Unwritten Post-Merger
                        Plans
Schedule 6.1.2          Permitted Transactions
Schedule 6.1.3          Permitted Issuances
Schedule 6.1.10         Permitted Indebtedness
Schedule 6.14           Permitted Accelerations by the Company
Schedule 6.16           Directors of Newco
Schedule 7.2.6          Closing Documents to be Delivered by
                        Company
Schedule 7.3.5          Closing Documents to be Delivered by
                        Parent, Newco and Acquisition

                            REORGANIZATION AGREEMENT


         THIS REORGANIZATION AGREEMENT ("Agreement"), dated as of December 19, 1996, is among Capsure Holdings Corp., a Delaware corporation (the "Company"), Continental Casualty Company, an Illinois corporation ("Continental"), CNA Surety Corporation, a Delaware corporation and a wholly-owned subsidiary of Continental ("Newco"), Surety Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Newco ("Acquisition") and certain other affiliates of Continental listed on the signature pages hereto (such affiliates, together with Continental, being collectively referred to as "Parent").

         WHEREAS, the Board of Directors of the Company (the "Board") has approved this Agreement and the transactions contemplated hereby, and resolved to recommend approval and adoption of this Agreement by the stockholders of the Company;

         WHEREAS, the Board of Directors of Continental has approved the merger of the Company with Acquisition upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, simultaneous with the execution and delivery hereof, Equity Capsure Limited Partnership, an Illinois limited partnership (the "Major Stockholder") and certain of the Company's directors and officers are entering into a Voting Agreement (the "Voting Agreement") with Continental pursuant to which the Major Stockholder and certain of the Company's directors and officers have agreed, among other things, that all of the shares of the Company's common stock, $.05 par value per share (the "Common Stock"), held by such persons are to be voted in favor of the adoption of this Agreement;

         WHEREAS, the Board, the Board of Directors of Acquisition and the Board of Directors of Newco and each other affiliate of Continental that is a party hereto have each approved the merger (the "Merger") of Acquisition with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") pursuant to a Certificate of Merger, in connection with such Merger, concurrently with the consummation thereof, all of the then issued and outstanding shares of Common Stock of the Company shall be converted into the right to receive fully paid, nonassessable and validly issued shares of common stock of Newco, all as more fully described and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger; and

         WHEREAS, simultaneous with the execution and delivery hereof and pursuant to the same plan and arrangement, Parent has agreed to make the Capital Contribution (as defined below) to Newco;

         WHEREAS, it is intended that the Merger and the Capital Contribution shall qualify as a tax-free exchange under the provisions of Section 351 of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Newco, Acquisition and affiliates of Parent listed on the signature pages hereby agree as follows.

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 Definitions. The following terms shall have the meanings set forth below unless otherwise defined herein.

         "accumulated funding deficiency" shall have the meaning as defined in
Section 302 of ERISA and Section 412 of the Code.

         "Acquisition" shall have the meaning as defined in the Preamble.

         "Acquisition Proposal" means a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock involving a change of control (including, without limitation, by way of tender offer) or similar transactions involving the Company or any of its subsidiaries.

         "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         "Agreement" means this Reorganization Agreement.

         "associate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

         "beneficial owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Board" shall have the meaning as defined in the Preamble.

         "Capital Contribution" means the assets contributed to Newco as described in Section 6.11.

         "Certificate of Merger" means a certificate to be filed with the Secretary of State of the State of Delaware to consummate the Merger.

         "Closing" means the closing of the Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Shares Trust" means the net proceeds from the sale or sales of the Excess Shares held in trust by the Exchange Agent for the holders of shares of Common Stock.

         "Common Stock" shall have the meaning as defined in the Preamble.

         "Company" shall have the meaning as defined in the Preamble.

         "Company's knowledge" means actual knowledge after reasonable inquiry of each vice president or more senior officer of the Company and its Insurance Subsidiaries, including, without limitation, the following persons: Bruce A. Esselborn, Ronald D. Bobman, Mary Jane Robertson and John M. Zoeller.

         "Company Mailing Date" means the date the Proxy Statement contained in the Form S-4 is first mailed to stockholders of the Company.

         "Company Options" means options to purchase shares of Common Stock issued pursuant to the Company's Amended and Restated 1990 Stock Option Plan.

         "Company Reinsurance Agreements" means all in force material reinsurance arrangements and treaties, and all addenda thereto, to which the Company or any of its Insurance Subsidiaries is a party.

         "Company Securities" means all (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) written or oral options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company and obligations of the Company to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) equity equivalents (including, without limitation, stock appreciation rights), interest in the ownership or earnings of the Company or other similar rights.

         "Company Software" means all system and application software developed by or for any of the Company or its subsidiaries.

         "Confidentiality Agreements" means the letter agreements dated May 9, 1996 and November 4, 1996 between the Company and Parent.

         "Continental" shall have the meaning as defined in the Preamble.

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         "Delaware Law" shall have the meaning as defined in the Preamble.

         "Derivative Financial Instrument" means any futures, forward, swap, option or swaption contract, high-risk collateralized mortgage obligations or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security.

         "Diligence Materials" means the properties, books, contracts, commitments, personnel and records of the Company and Parent respectively.

         "Effective Time" means such time as the Certificate of Merger with respect to the Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" with respect to any person means any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or
Section 414 of the Code.

         "ERISA Plans" means the Plans that are "employee benefit plans", as that term is defined in Section 3(3) of ERISA.

         "Excess Shares" means the aggregate of the fractional shares of New Common which would otherwise have been issued pursuant to Section 2.7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Exchange Agent" means the agent responsible for exchanging certificates representing shares of Common Stock as provided for in Section 2.6.1.


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



         "foreign person" shall have the meaning as defined in Section 1445(f)
(3) of the Code.

         "Form S-4" means the registration statement prepared and filed on Form S-4 with the SEC.

         "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a consistent basis.

         "Governmental Entity" means any national, supranational, federal, state or local legislative body, court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

         "Group" shall mean for any tax year, individually and collectively, the Company and any corporation that joins or joined in the filing of a consolidated federal income tax return with the Company and any partnership in which the Company has or had an interest.

         "Hazardous Materials" means any flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, any underground storage tanks, any air, soil or water pollution or any other substance or material as may be defined as hazardous under any applicable federal, state or local governmental law, rule, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Federal

Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), and the Clean Air Act (42 U.S.C. Sections 7401 et seq.).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Insurance Regulators" means state Governmental Entities charged with supervision of insurance companies.

         "Insurance Reports" means all filings, statements, documents, and reports required of insurance companies and their affiliates by the insurance laws of any state.

         "Insurance Subsidiary" means a subsidiary of the Company that is a regulated insurance company.

         "Intellectual Property" means trademarks, service marks, certification marks, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, processes, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights (including, without limitation, customer lists, agent lists and know-how) in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         "Invested Assets" means those assets included in the total on Line 8(a) of the statutory Annual Statements or statutory quarterly statements for each Insurance Subsidiary of the Company and the equivalent investments of the Company and its non-insurance subsidiaries.

         "Liabilities" means any liability of any nature, whether arising out of contract, tort, statute or otherwise accrued, matured or unmatured, absolute, contingent or otherwise.

         "Licensed Software" means all system and application software licensed or leased by, or necessary for the operation of, the Company or any of its subsidiaries other than non-customized application software.

         "Liens" means security interests, mortgages, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever.

         "Major Stockholder" shall have the meaning as defined in the Preamble.

         "Material Adverse Effect" with respect to any person means a material adverse effect, or the occurrence or existence of facts or circumstances reasonably expected to result in a material adverse effect, on the business, assets, liabilities, results of operations, properties, financial or operating condition of such person and its subsidiaries taken as a whole or the ability of such person (and to the extent applicable, its subsidiaries) to consummate the transactions contemplated hereby; provided that it will not be a Material Adverse Effect if A.M. Best & Company, Inc. places the rating of any party hereto or any of the Insurance Subsidiaries on review, whether with neutral or negative implications, subject to the provisions of Section 7.1.8.

         "Merger" means the merger of Acquisition with and into the Company.

         "Merger Consideration" means an amount equal to one (1) share of New Common.

         "multiemployer plan" shall have the meaning as defined in Section 4001(a)(3) of ERISA.

         "Nasdaq" means the Nasdaq Stock Market.

         "Newco" shall have the meaning as defined in the Preamble.

         "Newco Audit Committee" means the audit committee of the Board of Directors of Newco, the members of which shall be certain of the independent directors of such Board.

         "Newco Securities" means collectively (i) shares of capital stock or other voting securities of Newco, (ii) securities of Newco convertible into or exchangeable for shares of capital stock or voting securities of Newco, (iii) written or oral options, subscriptions, warrants, convertible securities, calls or other rights to acquire from Newco, and obligations of Newco to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Newco and (iv) equity equivalents (including, without limitation, stock appreciation rights), interests in ownership or earnings of Newco or other similar rights.

         "New Common" means the common stock, $.01 par value per share, of Newco.

         "New Option" means options to purchase shares of New Common in lieu of Company Options.

         "NYSE" means the New York Stock Exchange.

         "Parent" shall have the meaning as defined in the Preamble.

         "Parent's knowledge" means the actual knowledge after reasonable inquiry of each vice president or more senior officer of Continental or its affiliates reporting, directly or indirectly, to Mark Vonnahme and the following persons: Dennis H. Chookaszian, Peter Jokiel, Thomas Pottle, Jeff Rohrer, John
J. Sullivan, Adrian M. Tocklin and Mark Vonnahme.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" means all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights.

         "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Plans" with respect to any person means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock issuance, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement for the benefit of present or former officers, employees, agents, directors or independent contractors of such person or any of its subsidiaries or any ERISA Affiliate, and that is currently sponsored, maintained or contributed to or required to be contributed to by such person or by an ERISA Affiliate.

         "Proxy Statement" means the proxy statement/prospectus or similar materials distributed to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto.

         "PR66 Insurance Business" means the Surety Business of Parent and its affiliates, including without limitation, insurance policies, bonds or licenses that Parent and its affiliates prior to the Closing Date encoded as "66" in the Product Responsibility field in their processing, statistical and financial reporting systems, together with the tangible and intangible assets and employees specifically designated to service such policies, bonds and licenses, all as more fully described in Schedule 1.1 hereto.

         "PR66 Licensed Software" means all system application and software licensed, leased or necessary for the operation of the PR66 Insurance Business.

         "PR66 Software" means all system and application software developed by or for any of the Parent or Newco used in the PR66 Insurance Business.

         "PR66 Reinsurance Agreements" means all reinsurance agreements relating to the PR66 Insurance Business to which Parent is or will be a party.

         "Real Property" means all of the property set forth on Schedule 4.20.1 together with all property subject to the Real Property Leases.

         "Real Property Leases" means all leases, subleases or other agreements under which the Company or any subsidiaries uses or occupies or has the right to use or occupy any real property.

         "Registration Rights Agreement" means an agreement in the form attached hereto as Annex C between Newco and the Major Stockholder.

         "Reinsurance Agreements" means the following agreements substantially in the forms attached as Annex D: Surety Quota Share Treaty, Aggregate Stop Loss Reinsurance Contract and Surety Excess of Loss Contract.

         "Returns" shall mean all reports, estimates, claims for refunds, declarations of estimated tax, information statements and returns (including, without limitation, any schedule or attachment thereto or any amendment thereof) relating to, or required to be filed in connection with, any Taxes, including, without limitation, information returns or reports with respect to backup or employee withholding and other payments to third parties.

         "SAP" means statutory accounting practices prescribed or permitted by Insurance Regulators.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Reports" means all forms, reports, and documents required to be filed with the SEC.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Stockholders' Meetings" means an annual or special meeting of the Company's stockholders.

         "subsidiary" or "subsidiaries" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "Surety Business" means the issuance, writing or underwriting of bonds, policies or licenses with respect to the following: (i) bonds required by statutes or ordinances guaranteeing the payment of certain taxes and fees and providing consumer protection as a condition to granting licenses to engage in various trades or professions, (ii) bonds required by statutes, courts or legal documents for the protection of those on whose behalf a fiduciary acts, (iii) bonds required by statutes or ordinances to guarantee the lawful and faithful performance of the duties of office by public officials, (iv) bonds required by statutes to protect against improper actions by notaries public, and (v) bonds which secure the payment and/or performance of an obligation under a written contract; but it shall not include, without limitation, the issuance, writing or underwriting of bonds and licenses which cover losses arising from employee dishonesty.

         "Surviving Corporation" means the corporate entity existing after the consummation of the Merger.

         "Taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties, assessments or deficiencies or other additions to tax that may become payable in respect thereof, whether disputed or not, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, real property gains taxes, payroll, employment or withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, PBGC premiums or other guarantee fund assessments whether federal, state or local, back-up withholding taxes, alternative minimum taxes, severance taxes, information reporting taxes, premium taxes, state insurance department maintenance taxes or fees, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect.

         "Transaction Documents" shall mean this Agreement, the Voting Agreement, all of the Reinsurance Agreements, the Administrative Services Agreement and the Services and Indemnity Agreement in the form attached as Annex A.

         "USA" means Universal Surety of America.

         "Voting Agreement" means the agreement among Continental, the Major Stockholder and certain Company directors and officers.

         "Western" means, collectively, Western Surety Company and Surety Bonding Company of America.

         "withdrawal liability" shall have the meaning as defined in Title IV of ERISA.


                                    ARTICLE 2

                                   THE MERGER

         Section 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and Delaware Law, Acquisition shall be merged with and into the Company whereupon the separate corporate existence of Acquisition shall cease and the Company shall continue as the Surviving Corporation.

         Section 2.2       Effects of the Merger; Subsequent Actions.

                  2.2.1 The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  2.2.2 If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquisition acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company and Acquisition, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

         Section 2.3       Certificate of Incorporation and By-Laws.

                  2.3.1 The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

                  2.3.2 The By-Laws of the Company in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 2.4 Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

         Section 2.5 Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

         Section 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Newco or Acquisition or the holder of any of the following securities:

                  2.6.1 Each share of Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger be canceled and extinguished and be converted into the right to receive the Merger Consideration.

                  2.6.2 As a result of the transactions contemplated herein, Newco shall own all of the outstanding shares of the Common Stock of the Surviving Corporation outstanding on the Closing Date, and the stockholders of the Company will become stockholders of Newco.

         Section 2.7       Surrender and Payment.

                  2.7.1 Prior to the Effective Time, Continental shall appoint an Exchange Agent reasonably satisfactory to the Company for the purpose of exchanging certificates representing shares of Common Stock as provided in
Section 2.6.1. At the Effective Time, Newco will deposit with the Exchange Agent certificates representing the aggregate Merger Consideration to be paid in respect of the shares of Common Stock. Promptly after the Effective Time, Newco will send, or will cause the Exchange Agent to send, to each holder of shares of Common Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Common Stock to the Exchange Agent).

                  2.7.2 Each holder of shares of Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such shares ofCommon Stock, together with a properly completed letter of transmittal covering such shares of Common Stock, will be entitled to receive the Merger Consideration payable in respect of such shares of Common Stock. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

                  2.7.3 If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the shares of Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a person other than the registered holder of such shares of Common Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  2.7.4 After the Effective Time, there shall be no further registration of transfers of Common Stock. If, after the Effective Time, certificates representing shares of Common Stock are presented to Newco, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth herein.

                  2.7.5 Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.7.1, and any portion of the Common Shares Trust that remains unclaimed by the holders of shares of Common Stock twelve months after the Effective Time shall be returned to Newco, upon demand, and any such holder who has not exchanged shares of Common Stock for the Merger Consideration in accordance herewith prior to that time shall thereafter look only to Newco for any claim for New Common, any cash in lieu of fractional shares of New Common and any dividends or distributions with respect to New Common. Notwithstanding the foregoing, neither Newco nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

                  2.7.6 No dividends or other distributions with respect to the shares of New Common constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing shares of Common Stock until such certificates are surrendered as provided herein. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of New Common into which such shares of Common Stock were converted are registered, all dividends and other distributions in respect of shares of New Common that are payable on a date subsequent to, and the record date for which occurs after, the Effective Time.

                  2.7.7 None of Parent, Newco, Surviving Corporation nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect to such certificate shall, to the extent permitted by applicable law, become the property of Newco, free and clear of all claims or interests of any person previously entitled thereto.

                  2.7.8 In the event any certificate representing Common Stock, the holder of which is entitled to Merger Consideration hereunder, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and, if required by Newco, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof in accordance with the procedures set forth in this Section 2.7.

         Section 2.8 Fractional Shares. No certificates or scrip representing fractional shares of New Common will be issued in the Merger, but in lieu thereof each holder of Excess Shares will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.8, a cash payment in lieu of such fractional shares of New Common representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the Excess Shares. The sale of Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock, the Exchange Agent will hold such proceeds in the Common Shares Trust for the holders of Excess Shares. Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Excess Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share of New Common to which such holder of Excess Shares is entitled and the denominator of which is the aggregate amount of fractional New Common share interests to which all holders of Excess Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Excess Shares in lieu of any fractional shares of New Common, the Exchange Agent shall make available such amounts to such holders of Excess Shares without interest. Interest, if any, earned on the investment of any cash in the Common Shares Trust shall be applied by the Exchange Agent to offset the costs of administering such Trust.

         Section 2.9       Stock Options.

                  2.9.1 At the Effective Time, each Company Option shall be canceled and substituted with a New Option to acquire New Common. Such cancellation and substitution shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of
Section 424(a) of the Code and the regulations thereunder.

                  (a) The period during which a New Option may be exercised shall be (i) one year from the Effective Time in the case of terminated employees, consultants and directors, or (ii) the remaining period during which the Company Option being replaced would have been exercisable had the Merger not occurred for all other holders of Company Options who are not terminated in connection with the Merger subject, in the case of (ii), to the other terms and conditions of such New Option.

                  (b) Each New Option shall have the same rights, benefits, terms and conditions (other than the exercise period for terminated employees, consultants and directors) as, and not give to the holder of such New Option any benefits he did not have under, the Company Option being replaced, provided, that, subject to the agreement of certain holders of Company Options who have the right to cause the Company or the Surviving Corporation to pay to the holder the excess of the fair market value of the Common Stock over the exercise price of such Company Option, no New Option will contain the right to cause Newco to pay cash to the holder of such Company Option upon the election of such holder.

                  (c) With respect to terminated employees, consultants and directors who exchange Company Options for New Options, Newco shall agree to reimburse such holder of a New Option for any commissions or other customary and reasonable costs incurred upon the sale of shares of New Common immediately upon the exercise of the New Option.

                  (d) Newco will use its reasonable best efforts to structure the New Option in a manner that would avoid adverse tax consequences to the option holders.

                  2.9.2 At or as soon as practicable after the Effective Time (but in any event within five business days thereafter), Newco shall issue to each holder of a Company Option which is canceled pursuant to Section 2.9.1 an agreement that accurately reflects the terms of the New Option substituted therefor as contemplated by Section 2.9.1.

                  2.9.3 Newco shall take all corporate actions necessary to reserve for issuance such number of shares of New Common as will be necessary to satisfy exercises in full of all New Options after the Effective Time. With respect to such New Common, Newco shall (i) on the Closing Date file with the SEC a registration statement on Form S-8 and use its reasonable best efforts to have such registration statement become and remain continuously effective under the Securities Act and (ii) file with the NYSE a listing application and use its reasonable best efforts to have such shares of New Common admitted to trading thereon upon exercises of New Options.

         Section 2.10 NYSE Listing. The parties shall use their reasonable best efforts to cause the shares of New Common to be issued in the Merger to be approved for listing on the NYSE or another United States national stock exchange, subject to official notice of issuance, prior to the Closing Date as required in Section 7.1.5.

         Section 2.11 Tax Consequences. The Merger is intended to qualify as a tax-free exchange under Section 351 of the Code, and the parties hereto agree to take such actions to effectuate such treatment and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization.

         Section 2.12 Exchange Ratio. The parties agree that immediately prior to the Effective Time, Parent shall beneficially own 27,078,219 shares of New Common, which will represent 61.75% of the outstanding shares of New Common after giving effect to the issuance of shares of New Common pursuant to Section
2.6 (assuming such issuance were made on a fully-diluted basis). The record holders of shares of New Common shall include the affiliates of Parent set forth on the signature pages attached hereto and such affiliates shall hold shares in the proportions as shown on Schedule 2.12.


                                    ARTICLE 3

                                   THE CLOSING

         At 10:00 a.m. central time on the third business day after the last of the conditions set forth in Article 7 has been fulfilled or waived (or such other date as may be mutually agreed upon by the parties), the parties hereto will file a Certificate of Merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at the Effective Time. The Closing, which shall be at the time of such filing, shall be held at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, or such other place as the parties shall agree.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent, Newco and Acquisition as of the date of this Agreement and as of the Closing Date as follows:

           Section 4.1  Organization and Qualification; Subsidiaries.

                  4.1.1 Schedule 4.1.1 contains an organizational chart setting forth the Company and each of its subsidiaries and identifying which subsidiaries are Insurance Subsidiaries and which subsidiaries are inactive. Schedule 4.1.1 also sets forth the authorized capital stock of each direct and indirect subsidiary of the Company and the number of issued and outstanding shares of such stock. Each of the Company and each of its subsidiaries is a corporation organized (in accordance with all legal requirements applicable thereto, the non-compliance with which would have a Material Adverse Effect on the Company), validly existing and in good standing under the laws of the jurisdiction of its incorporation (which jurisdictions are set forth on Schedule 4.1.1) and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  4.1.2 Each of the Company and each of its subsidiaries is qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) (which jurisdictions are set forth on Schedule 4.1.1) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  4.1.3 The Company has heretofore furnished to Parent complete and correct copies of the Certificate of Incorporation and By-Laws, or other equivalent organizational documents, as amended, for the Company and each of its subsidiaries. Such organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. None of the Company or any of its subsidiaries is in violation of any of the provisions of its respective organizational documents.

                  4.1.4 Except as set forth on Schedule 4.1.4, none of the Company, or any of its subsidiaries owns any direct or indirect equity interest in any person, except for investments of less than 2% of any corporation listed on a national securities exchange or Nasdaq.

         Section 4.2 Capitalization of the Company and Its Subsidiaries. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock of which, as of November 30, 1996, 15,751,749 shares of Common Stock were issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, par value of $.01 per share, of which, as of November 30, 1996, no shares were issued and outstanding. All outstanding shares of Common Stock have been authorized, validly issued, and are fully paid, nonassessable and free of all preemptive and rescission rights. As of November 30, 1996, Company Options to purchase an aggregate of 1,021,399 shares of Common Stock were outstanding and the weighted average exercise price of such Company Options was $2.292 per share of Common Stock. Except as set forth in this Agreement or in Schedule 4.2, and except as a result of the exercise of Company Options outstanding as of November 30, 1996, there are no outstanding Company Securities. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than the Company's obligation to repurchase Company Options under, and in accordance with the express terms of the employment agreements set forth on Schedule 4.2 (accurate and complete copies of which have previously been delivered to Parent) and for obligations of the Company to employees terminated as a result of the transactions contemplated under this Agreement as set forth on Schedule 4.2. Each of the outstanding shares of capital stock of each of the Company's subsidiaries (excluding inactive subsidiaries) is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all Liens, except as set forth on Schedule 4.2. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company. No bonds, debentures, notes or other indebtedness of the Company or any of its Insurance Subsidiaries having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company may vote, are issued or outstanding.

         Section 4.3 Authority Relative to This Agreement.  The
Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject (as of the date hereof, but not on the Closing Date) to the stockholder and regulatory approvals as set forth in Section 4.4.2, to perform its obligations hereunder and under the Transaction Documents and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock, prior to the Closing Date, the filing of the appropriate merger documents as required by Delaware Law and the insurance regulatory approvals as set forth on Schedule 4.4.2). The Board has approved the transactions contemplated hereby so as to render inapplicable to such transactions, including, without limitation, the Merger, the restrictions on business combinations contained in Section 203 of the Delaware Law. The Board has resolved to recommend approval and adoption of this Agreement by the stockholders of the Company entitled to vote thereon. This Agreement has been duly and validly executed and delivered by the Company, and, subject (as of the date hereof, but not on the Closing Date) to the regulatory approvals set forth in Section 4.4.2, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought, and the Transaction Documents to be executed, delivered and performed by the Company in connection with the transactions contemplated hereby and, subject (as of the date hereof, but not on the Closing Date), to the regulatory approvals set forth in Section 4.4.2, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

         Section 4.4    Non-Contravention; Required Filings and
Consents.

                  4.4.1 The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Merger and the Transaction Documents) do not and will not (i) contravene or conflict with, result in the breach of any of the terms or conditions of, or constitute a default under, the organizational documents of the Company or any of its Insurance Subsidiaries; (ii) except as set forth in
Schedule 4.4.1, assuming that all consents, authorizations and approvals contemplated by Section 4.4.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, statute, regulation, rule, ordinance, judgment, injunction, writ, award, order or decree binding upon or applicable to the Company, any of its Insurance Subsidiaries or any of their respective properties; (iii) except as set forth in Schedule 4.4.1, conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of modification, termination, cancellation, or loss of any benefit to which the Company or any of its Insurance Subsidiaries is entitled, under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its Insurance Subsidiaries or any of their respective properties, or allow the acceleration of the performance or maturity of, any obligation of the Company or any of its Insurance Subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its Insurance Subsidiaries is a party or by which the Company, any of its Insurance Subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset or property of the Company or any of its Insurance Subsidiaries; provided, however, that with respect to clauses (ii), (iii) and (iv) above, no such conflict, breach, default, termination, modification, amendment, cancellation, acceleration, Lien, encumbrance or violation shall in any way constitute a breach of this Section
4.4.1 unless it, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  4.4.2 The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including the Merger) and the maintenance of any certificate of authority or of any license require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than (i) the filing of the Certificate of Merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company or its Insurance Subsidiaries hold a certificate of authority or are licensed to do business, all of which documents and authorities, together with the required timing of such filings, are set forth on Schedule 4.4.2; (ii) compliance with any applicable requirements of the HSR Act with respect to the Merger; (iii) the consents, approvals and authorizations of, and filings and/or notices required under the insurance laws of the jurisdictions set forth on
Schedule 4.4.2; (iv) compliance with any applicable requirements of the Exchange Act and the Securities Act and state securities, takeover and Blue Sky laws; and
(v) such actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.5    Company SEC Reports.

                  4.5.1 The Company has filed all required Company SEC Reports with the SEC since January 1, 1993, each of which has complied as to form in all material respects with applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has previously provided or made available to Parent complete and correct copies of each of the Company SEC Reports filed since January 1, 1993 and on or prior to the date of this Agreement.

                  4.5.2 Except as disclosed or recorded in the unaudited consolidated balance sheet of the Company and its subsidiaries at September 30, 1996 or as set forth on Schedule 4.5.2, the Company and its subsidiaries have no liabilities of any nature (whether arising out of contract, tort, statute or otherwise and whether direct or indirect, accrued, matured or unmatured, asserted or unasserted, absolute, contingent or otherwise), except for Liabilities incurred in the ordinary course of business since September 30, 1996 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.6 Absence of Certain Changes. Since September 30, 1996, except as specifically disclosed in the Company SEC Reports filed on or prior to the date of this Agreement or as set forth in Schedule 4.6, and except for this Agreement and the Transaction Documents, neither the Company nor any of its subsidiaries has entered into any transaction, or conducted its business or operations, other than in the ordinary course of business consistent with past practice. Since September 30, 1996, there has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition of the Company and its subsidiaries, taken as a whole.

         Section 4.7    Derivatives.  Schedule 4.7 sets forth a
complete and correct list of all Derivative Financial Instruments held by the Company and its subsidiaries as of the date of this Agreement.

         Section 4.8 Proxy Statement. The Proxy Statement shall not, at the time mailed to the Company's stockholders and at the time of the Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent, Newco, Acquisition and/or by their auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

         Section 4.9 Finder's Fee. No broker, finder, investment banker or other person (other than Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or by the Voting Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.10 Absence of Litigation. Except for claims, suits, arbitration proceedings, or investigations relating to insurance products, policies, bonds or contracts occurring in the ordinary course of business, none of which, individually, or in the aggregate, would have a Material Adverse Effect on the Company, or as specifically disclosed in the Company SEC Reports filed on or prior to the date of this Agreement or as set forth on Schedule 4.10, there is no action, suit, claim, arbitration, investigation or proceeding pending against, or to the Company's knowledge overtly threatened against the Company, or any of its subsidiaries before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which
(i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; or (ii) alleges criminal action or inaction. Neither the Company nor any of its subsidiaries nor any of their respective businesses or properties are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or which, would materially interfere with the consummation of the transactions contemplated by this Agreement or the Voting Agreement.

         Section 4.11    Taxes.

                  4.11.1 (a) All Returns required to be filed on or before the date hereof and the Closing Date by or on behalf of each member of the Group have been duly filed on a timely basis and such Returns are true, correct and complete in all respects; (b) Each member of the Group has timely paid all Taxes that have been shown as due and payable on the Returns that have been filed, and no other material Taxes are payable by the Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns); (c) The Company has made or will make adequate provision for all material Taxes payable for any periods that end on or before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (d) The charges, accruals and reserves for current Taxes (excluding reserves for deferred Taxes) reflected on the books of the Company are not materially less than the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof and such charges, accruals and reserves are reflected on the Company's most recent financial statements; (e) No member of the Group is delinquent in the payment of any Taxes or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent and which Taxes have not been paid; (f) No deficiencies exist for any Taxes or any penalties, interest or assessments nor have any been proposed, asserted, or assessed against any Group member that are not adequately reserved for; (g) There is no dispute or claim concerning any Tax liability of any member of the Group either (i) claimed or raised by any authority in writing or (ii) as to which any director or officer of any member of the Group (or employees responsible for Taxes of any such member of the Group) has knowledge based upon personal contact with any agent of such authority, other than those Taxes, identified in Schedule 4.11 attached hereto, being contested in good faith by appropriate proceedings; (h) Except as identified in Schedule 4.11 attached hereto, there is no pending audit, examination, or any investigation of any Return by any authority nor has any Group member received any notice of such audit, examination, or investigation; (i) Except as identified in Schedule 4.11 attached hereto, no member of the Group has waived any statute of limitations in respect of Taxes or granted any extension of the limitations period applicable to any claim of Taxes; (j) No Group member is subject to Liability for Taxes of any person (other than the Company or any other member of the affiliated group of corporations that files a consolidated federal income tax return, of which the Company is the common parent), including, without limitation, liability arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law or any Liability pursuant to a tax sharing agreement; (k) Except as identified in Schedule 4.11 attached hereto, since January 1, 1993, no Group member is or has been a party to any tax sharing agreement with any entity which is not currently a member of the Group;
(l) Except as identified in Schedule 4.11 attached hereto, since January 1, 1993, no claim has ever been made by an authority in a jurisdiction where any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction; (m) There are no Liens on any of the assets of any member of the Group that arose in connection with any failure (or alleged failure) to pay any Taxes; (n) Each member of the Group has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including, without limitation, maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (o) No director or officer of a member of the Group (or employee responsible for Taxes of any such member of the Group) expects any authority to assess any additional material Taxes for any period for which Returns have been filed; (p) Schedule 4.11 lists all material federal, state, local, and foreign Returns filed with respect to the Company for taxable periods ended on or after December 31, 1992, indicates those Returns that have been audited, and indicates those Returns that currently are the subject of audit; (q) The Company has delivered or made available to Parent correct and complete copies of all Returns, examination reports, and statements of deficiencies assessed against or agreed to by such member of the Group since January 1, 1993; (r) No member of the Group is a party to any safe harbor lease within the meaning of
Section 168(f)(8) of the Code, as in effect prior to the amendment by the Tax Equity and Fiscal Responsibility Act of 1982; and (s) Except as identified on
Schedule 4.11 attached hereto, all net operating losses, credits and other tax attributes utilized by the Company during any taxable year ending on or prior to the Closing were fully and properly available to the Company under all applicable tax laws, regulations and administrative interpretations thereof, and the utilization of such net operating losses, credits and other tax attributes was not subject to any restrictions pursuant to Sections 382, 383 or 384 of the Code or Treasury Regulation Section 1.1502-21T(c) or otherwise.

                  4.11.2 (a) No shareholder of the Company who owns (i) more than 5% of any class of the Company's stock that is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code, or (ii) any amount of any other class of the Company's stock is a "foreign person"; (b) No member of the Group is a "consenting corporation" under Section 341(f) of the Code; (c) Except as identified on Schedule 4.11.2(c) attached hereto, no member of the Group has entered into any compensatory agreement with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Group pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code; (d) The Company has not agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (e) The Company will not be required as a result of any "closing agreement" described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date; and (f) the Company will not be required as a result of any deferred intercompany gain described in Treasury Regulation Section 1.1502-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any period (or portion thereof) ending after the Closing Date. For purposes of all of Section 4.11, the term "Company" includes the Company and each subsidiary of the Company.

         Section 4.12    Employee Benefits.

                  4.12.1 Schedule 4.12.1 contains a true and complete list of each Company Plan. Schedule 4.12.1 identifies each of the Company ERISA Plans. Each reference in this Section 4.12 to: a "Plan" means a Company Plan; an "ERISA Affiliate" means an ERISA Affiliate of the Company; an "ERISA Plan" means a Company ERISA Plan.

                  4.12.2 No material monetary liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a Liability under such Title, other than liability for premiums due the PBGC (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the Effective Time. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

                  4.12.3 The PBGC has not instituted proceedings to terminate any Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  4.12.4 Except as set forth in Schedule 4.12.4 with respect to each Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  4.12.5 Neither the Company nor any ERISA Affiliate, nor any Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any ERISA Affiliate or any ERISA Plan would be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

                  4.12.6 No Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Plan or otherwise) on or prior to the Effective Time have been timely made.

                  4.12.7 Except as set forth on Schedule 4.12.7, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                  4.12.8 There are no pending claims, or to the Company's knowledge threatened or anticipated claims (which individually or in the aggregate are reasonably expected to be material), by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  4.12.9 The Company has provided Parent with a correct and complete copy of each written Plan, as amended, together with a copy of the most recent Internal Revenue Service determination letter issued with respect to each Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the latest actuarial valuation (if any) for each such Plan that is a defined benefit plan, a copy of each trust agreement and/or insurance contract, if any, with respect to each Plan and a copy of the most recent summary plan description, if any, for each Plan. A description of the material terms of any unwritten Plan (including a description of eligibility, participation, benefits, funding arrangements and assets) is set forth on Schedule 4.12.9.

                  4.12.10 Except as set forth in Schedule 4.12.10, neither the Company nor any ERISA Affiliate maintains or has any obligation to contribute to (or has a liability with respect to) any Plan which provides post-retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or former retirees, or their spouses, dependents or beneficiaries, other than medical benefits required to be provided to former employees, their spouses, former spouses, and other dependents under Code Section 4980B.

                  4.12.11 Except as set forth in Schedule 14.12.11, all reports and descriptions (including Form 5500 Annual Report, summary annual reports, and summary plan descriptions) with respect to all ERISA Plans have been timely and properly filed with the appropriate governmental agencies and/or distributed as required by ERISA to Plan participants and beneficiaries, and are complete and accurate as so filed and/or distributed.

                  4.12.12 The Company and its ERISA Affiliates have complied in all material respects with the requirements of Section 4980B of the Code and
Part 6 of Subtitle B of Title I of ERISA with respect to each Plan which is a group health plan (within the meaning of Section 607(1) of ERISA).

          Section 4.13 Environmental Matters. Except as disclosed on Schedule 4.13, to the Company's knowledge there does not exist at, on, under or about any of the Real Property currently owned, leased, used or occupied by the Company or its subsidiaries, any Hazardous Materials, other than materials customarily used in minor amounts in offices and which have been stored and used in compliance with applicable laws, rules, regulations and ordinances, except to such laws, rules, regulations and ordinances, the non-compliance with which would not, individually or in the aggregate, have a Material Adverse Affect. To the Company's knowledge without inquiry of persons not affiliated with the Company and its subsidiaries, except as set forth above, none of the Real Property has ever been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials. To the Company's knowledge without inquiry of persons not affiliated with the Company and its subsidiaries, none of the Company, any of its subsidiaries or any of their agents have disposed of any material quantities of Hazardous Materials located off the Real Property which originated therefrom.

         Section 4.14 Intellectual Property. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company: (i) except as set forth on
Schedule 4.14, the Company and each of its Insurance Subsidiaries own, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the Company has not received notice that the use of any Intellectual Property by the Company and its Insurance Subsidiaries infringes on or otherwise violates the rights of any person; (iii) to the Company's knowledge, without inquiry, no service or product (or component or process thereof) provided, used, sold or produced by and/or for, or supplied to, the Company or any of its Insurance Subsidiaries infringes or otherwise violates the Intellectual Property of any other person; and (iv) to the Company's knowledge, without inquiry, no person is challenging, infringing on or otherwise violating any right of the Company or any of its Insurance Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its Insurance Subsidiaries. Except as set forth on Schedule 4.14, neither the Company nor any of its Insurance Subsidiaries (a) has registered, or filed an application for registration of, any trademark, service mark, trade name or copyright, or (b) own or has any rights in any patents or applications for patents and no patents or applications for patents are used in the business of the Company or any of its Insurance Subsidiaries. Schedule 4.14 contains a listing of the following used by the Company or any of its Insurance Subsidiaries in connection with operation of their respective businesses: (x) all Company Software, and (y) the Licensed Software. The Company Software and the Licensed

Software include by reference all data files read, updated or otherwise accessed by the Company Software and the Licensed Software. Within the past three years, no suit or action has been pending and no claim has been served against the Company or any of its Insurance Subsidiaries alleging illegal use of the Company Software or the Licensed Software. There exists no event of default (or any event which with the giving of notice or passage of time would result in a default) by the Company or any of its Insurance Subsidiaries with respect to any agreement, license, lease or contract pursuant to which the Company or any of its Insurance Subsidiaries uses the Licensed Software which would have a Material Adverse Effect on the Company. Neither the Company nor any of its Insurance Subsidiaries has authorized any other person to use the Company Software or the Licensed Software other than its employees in the ordinary course of performing their duties on behalf of the Company or any of its Insurance Subsidiaries.

         Section 4.15 Material Contracts. All of the material contracts of the Company or any of its subsidiaries that are required to be described in the Company SEC Reports or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto and are in full force and effect or have terminated in accordance with their terms. True and complete copies of all such material contracts have been made available by Company to Parent. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 4.15 hereto, neither the Company nor any of its subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any subsidiary to
(A) sell any products or services of any other person, (B) engage in any line of business, or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any subsidiary.

         Section 4.16 Additional Contracts. To the extent not described in the Company SEC Reports or required to be filed as exhibits thereto, the Company has provided Parent with complete and accurate copies of all written (and summary descriptions of all oral) (i) agreements which provide for any payments or other benefits or acceleration of rights in the event of a change in ownership or control, (ii) agreements set forth on
Schedule 4.15, (iii) standard forms of agency or distributor agreements, if any,
(iv) employment or consulting agreements providing for compensation and/or benefits in excess of $100,000 annually, and (v) agreements, not otherwise described above, the termination of which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

         Section 4.17 Compliance. Except as set forth in Schedule 4.17, neither the Company nor any of its Insurance Subsidiaries is in violation of, nor has the Company or any of its Insurance Subsidiaries violated, any applicable provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its Insurance Subsidiaries is a party or by which the Company, any of its Insurance Subsidiaries or any of their respective properties are bound or affected, which, individually or in the aggregate, would result or reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of its Insurance Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted (all of which Permits are set forth on Schedule 4.17), and there has occurred no default under any such Permit except where the failure to hold such Permit or a default thereunder (in each case, individually or in the aggregate) would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports filed on or prior to the date of this Agreement, the Company and its Insurance Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including, without limitation, those that govern the development and marketing of insurance products, the licensure or registration of agents and brokers and the execution and performance of reinsurance agreements except where such failure to comply (individually or in the aggregate) would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports filed on or prior to the date of this

Agreement or on Schedule 4.17, and except for routine examinations by Insurance Regulators, as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or to the Company's knowledge threatened.

         Section 4.18 Insurance Regulatory Compliance. The statutory Annual Statements for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the statutory Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, and all Insurance Reports, with respect to the Company and each of its Insurance Subsidiaries, in each case as filed with the applicable Insurance Regulator of its jurisdiction or domicile, where so required, were prepared in all material respects in conformity with SAP, applied on a consistent basis, and present fairly, in all material respects, to the extent required by and in conformity with SAP, the admitted assets, liabilities, capital and surplus, cashflow and other funds of the Insurance Subsidiaries at their respective dates and the results of operations, changes in capital and surplus and cash flow of each such entity for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. Except as set forth on Schedule 4.18, no Insurance Regulator has given any written notice of any deficiency or violation of any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity which deficiency or violation would have a Material Adverse Effect on the Company. Each of the Company and its Insurance Subsidiaries has filed with Insurance Regulators all Insurance Reports required to be filed under the insurance and other laws of its state of domicile and in each state where it holds a certificate of authority except where such failure to file, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Schedule 4.18 sets forth all reports of examination issued by any Insurance Regulator with respect to the Company or any of its Insurance Subsidiaries since January 1, 1996. The Company and its Insurance Subsidiaries have resolved all material issues raised in such reports to the satisfaction of the issuer thereof.

         Section 4.19 Related Party Transactions. Except as set forth in
Schedule 4.19, all transactions involving the Company or its Insurance Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K under the Exchange Act have been so disclosed, and, to the Company's knowledge, since September 30, 1996, neither the Company nor any of the Insurance Subsidiaries has entered into any transaction that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item 404 that have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

         Section 4.20      Real Property.

                  4.20.1 Schedule 4.20.1 sets forth all of the real property owned in fee by the Company or any of its subsidiaries. The Company and each of its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) to the extent disclosed or recorded in the most recent balance sheet of the Company included in the Company SEC Reports filed on or prior to the date of this Agreement, (ii) taxes and general and special assessments not in default and payable without penalty and interest, and (iii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's, or any of its subsidiaries', use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  4.20.2 Schedule 4.20.2 sets forth all Real Property Leases under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has previously delivered or made available to Parent correct and complete copies of all Real Property Leases (including all modifications, amendments and supplements thereto). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company and its subsidiaries as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each Real

Property Lease free and clear of all Liens, except (i) to the extent disclosed or recorded in the most recent balance sheet of the Company included in the Company SEC Reports filed on or prior to the date of this Agreement, (ii) taxes and general and special assessments not in default and payable without penalty and interest; and (iii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

         Section 4.21 Labor Matters. The Company and each of its subsidiaries is
(i) in compliance, in all material respects, with all federal and state laws respecting (a) employment and employment practices (including immigration laws relevant to employment) except where such failure (individually or in the aggregate) would not have a Material Adverse Effect on the Company, and (b) terms and conditions of employment and wages and hours. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board. Except as set forth in Schedule 4.21, there is no (x) material labor strike or material dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, (y) grievance which if adversely determined (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect on the Company, or (z) pending arbitration proceeding and no claim therefor has been asserted. Except as disclosed on Schedule 4.21, neither the Company nor any of its subsidiaries has experienced any material work stoppage during the five-year period prior to the date of this Agreement. There are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any of its subsidiaries is bound or covered.

         Section 4.22 Takeover Statutes. No "control share acquisition" or other similar antitakeover statute or regulation enacted under the laws of the states of Delaware, South Dakota or Texas or federal laws in the United States (other than laws requiring appropriate disclosure or prohibiting fraudulent, deceptive or manipulative practices) applicable to the Company or any of its subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

         Section 4.23 Voting Requirements. The affirmative vote of a majority of the outstanding shares of Common Stock approving this Agreement and an amendment to the Company's Certificate of Incorporation to delete Article XII thereof are the only votes of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby.

         Section 4.24 Powers and Authority. Neither the Company nor any of its Insurance Subsidiaries has empowered any independent agent with the authority to bind it to any insurance or reinsurance contract or any amendment or endorsement thereto, with the exception of the authority granted to the agents of the Company or its Insurance Subsidiaries pursuant to (a) their respective agency agreements, (b) powers of attorney, or (c) pre-executed bond forms, all of which were executed in the ordinary course of business and correct and complete copies of the form of which have been made available to Parent.

         Section 4.25 Reinsurance Arrangements. Schedule 4.25 identifies all in force Company Reinsurance Agreements. Each Company Reinsurance Agreement is in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any of its Insurance Subsidiaries is in default under or breach of any of the provisions of any Company Reinsurance Agreements and, except as set forth on Schedule 4.25, there is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Company or any such subsidiary thereunder, except to the extent that any such default or breach would not have a Material Adverse Effect on the Company. None of the Company, any of its Insurance Subsidiaries or any reinsurer under any Company Reinsurance Agreement has given any notice of termination with respect to any such arrangement or treaty, and there is no dispute other than those that occur in the ordinary course of business, under any such arrangement or treaty regarding the liability for any claim against the Company or any of its Insurance Subsidiaries by its insureds that to the Company's knowledge is covered by any such arrangement or treaty, which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.26 Investments. Except as set forth on Schedule 4.26, the Company or its subsidiaries is in possession of all certificates or other documentation evidencing ownership of Invested Assets, and has good and marketable title, free and clear of all Liens, to all Invested Assets as of September 30, 1996 (which assets are set forth on such Schedule), and all Invested Assets acquired after September 30, 1996, excluding those Invested Assets sold after such date in the ordinary course of the Company's business or the business of any of its subsidiaries.

         Section 4.27 Insurance Business. Except as set forth on Schedule 4.27, all products, policies, bonds and contracts of insurance offered or marketed, entered into, issued or sold, as the case may be, by the Company or any of its Insurance Subsidiaries complied as to form when entered into, issued or sold, with the provisions of all applicable laws and regulations, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the extent required under applicable law, all products, policies, bonds or contracts of insurance issued by the Company or any of its Insurance Subsidiaries, as now in force, are on forms approved by applicable Insurance Regulators or which have been filed with and not objected to by such Insurance Regulators within the period provided for objection and all insurance in force of the Company and its Insurance Subsidiaries is valid and binding upon the Company or its Insurance Subsidiaries, as the case may be, and their policyholders in accordance with the terms thereof, except where the failure to obtain such approval or make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the premium rates required to be filed with or be approved by Insurance Regulators have been so filed or approved (except where the failure to file or be approved would not, individually or in the aggregate, have a Material Adverse Effect on the Company) or not objected to within the period provided for objection, and all premiums charged conform thereto. The Company or its Insurance Subsidiaries have paid in full or accrued all guaranty fund assessments for which each of them has been billed. To the

Company's knowledge, neither the Company nor any of its Insurance Subsidiaries has advertised or used other literature in connection with the offer and sale of insurance products that does not comply with applicable laws and such advertising and literature is in compliance with such laws except to the extent non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.28 Opinion of Financial Advisor. The Board has received the opinion of Smith Barney Inc., financial advisor to the Company, dated the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock.

         Section 4.29 Books and Records. All of the books and records of the Company and its subsidiaries (including, without limitation, all minute books and stock records) are accurate and complete in all material respects, are kept in the ordinary course of business and are maintained at the executive offices of the Company.

         Section 4.30 No Investment Company. Neither the Company nor any of its subsidiaries is an "investment company" nor a company "controlled" by an investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                    ARTICLE 5

       REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO AND ACQUISITION

         Parent, Newco and Acquisition represent and warrant to the Company as of the date of this Agreement and as of the Closing Date as follows:

         Section 5.1    Organization, Qualification, Subsidiaries.

                  5.1.1 Continental is a corporation organized (in accordance with all legal requirements applicable thereto, the non-compliance with which would have a Material Adverse Effect) validly existing and in good standing under the laws of the State of Illinois and each of Newco and Acquisition is a corporation organized (in accordance with all legal requirements applicable thereto, the non-compliance with which would have a Material Adverse Effect on the PR66 Insurance Business), validly existing and in good standing under the laws of the State of Delaware. Each other affiliate of Continental listed on the signature pages hereto is a corporation organized (in accordance with all legal requirements applicable thereto, the non-compliance with which would have a Material Adverse Effect on the PR66 Insurance Business), validly existing and in good standing under the laws of the state of incorporation for such affiliate listed on the signature pages hereto. Each of Parent, Newco and Acquisition has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquisition and Newco were formed solely for the purpose of participating in the Merger and do not have, and will not have as of the Closing, any debts or other monetary Liabilities, except for Liabilities of Newco expressly set forth herein (including, without limitation, liabilities for expenses related to the printing, mailing and distribution of the Proxy Statement/Prospectus) and except for indebtedness for borrowed money in the principal amount of $50,000,000, the proceeds of which as of the Closing Date shall have been contributed to the Insurance Subsidiaries.

                  5.1.2 Each of Parent (in connection with the PR66 Insurance Business), Newco and Acquisition is qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) (which jurisdictions are set forth on Schedule 5.1.2) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the PR66 Insurance Business of Parent or Newco.

                  5.1.3 Parent has heretofore furnished to the Company complete and correct copies of the Certificate of Incorporation and By-Laws, or other equivalent organizational documents, as amended, for Parent, Newco and Acquisition. Such organizational documents are applicable to or binding upon Parent, Newco and Acquisition, as the case may be. None of

Parent, Newco or Acquisition are in violation of any of the provisions of its respective organizational documents.

         Section 5.2 Capitalization of Acquisition and Newco. As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of common stock, $.01 par value, of which 1,000 shares were issued and outstanding as of December 10, 1996. All outstanding shares of New Common have been, and all shares of New Common to be issued in connection with the Merger will be, duly authorized, validly issued, and are or will be fully paid, nonassessable and free and clear of all Liens, including, without limitation, preemptive and rescission rights. Except as set forth in this Agreement, there are outstanding no Newco Securities. There are no outstanding obligations of Parent, Newco or Acquisition to repurchase, redeem or otherwise acquire any Newco Securities. Each of the outstanding shares of capital stock of Acquisition is duly authorized, validly issued, fully paid and nonassessable and is directly owned by Newco, free and clear of all Liens. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of Acquisition. No bonds, debentures, notes or other indebtedness of Parent, Newco or Acquisition having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Newco may vote, are issued or outstanding.

         Section 5.3 Authority Relative to this Agreement. Each of Parent, Newco and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, and, subject (as of the date of this Agreement, but not on the Closing Date) to approvals, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated thereby have been duly and validly authorized by the respective Boards of Directors of Parent, Newco and Acquisition, and no other corporate proceedings on the part of Parent, Newco or Acquisition are necessary to authorize this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby. This Agreement and the other Transaction

Documents have been duly and validly executed and delivered by each of Parent, Newco and Acquisition and, subject (as of the date of this Agreement, but not on the Closing Date) to regulatory approvals set forth on Schedule 5.4.2, constitutes a legal, valid and binding agreement of Parent, Newco and Acquisition, enforceable against each of Parent, Newco and Acquisition in accordance with its terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. Neither Parent, Newco nor Acquisition is an "interested stockholder" of the Company within the meaning of Section 203 of the Delaware Law.

         Section 5.4       Non-Contravention; Required Filings and
Consents.

                  5.4.1 The execution, delivery and performance by Parent, Newco and Acquisition of this Agreement and the consummation of the transactions contemplated hereby (including the Merger and the Transaction Documents) do not and will not (i) contravene or conflict with the Certificate of Incorporation, By-Laws or other organizational documents of Parent, Newco or Acquisition; (ii) assuming that all consents, authorizations and approvals contemplated by Section
5.4.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, statute, regulation, rule, ordinance, judgment, injunction, writ, award, order or decree binding upon or applicable to Parent, Newco, Acquisition or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of modification, termination, cancellation, or loss of any benefit to which Parent, Newco or Acquisition is entitled, under any provision of any agreement, contract, license or other instrument binding upon Parent, Newco or Acquisition or any of their respective properties, or allow the acceleration of the performance or maturity of, any obligation of Parent, Newco or Acquisition under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which Parent, Newco or Acquisition is a party or by which any of their respective assets or properties is subject or bound; or
(iv) result in the creation or imposition of any Lien on any asset or property of Parent, Newco or Acquisition; provided, however, that with respect to clauses
(ii), (iii) and (iv) above, no such conflict, breach, default, termination, modification, amendment, cancellation, acceleration, Lien, encumbrance or violation shall in any way constitute a breach of this Section 5.4.1 unless it, individually or in the aggregate, would have a Material Adverse Effect on the PR66 Insurance Business.

                  5.4.2 The execution, delivery and performance by Parent, Newco and Acquisition of this Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby (including the Merger) and the maintenance of any certificate of authority or of any license relating to the PR66 Insurance Business require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than (i) the filing of a Certificate of Merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which Parent, Newco or Acquisition are qualified or licensed to do business; (ii) compliance with any applicable requirements of the HSR Act with respect to the Merger; (iii) the consents, approvals and authorization of, and filings and/or notices required under the insurance laws of the jurisdictions set forth on Schedule 5.4.2; (iv) compliance with any applicable requirements of the Exchange Act and the Securities Act and state securities, takeover and Blue Sky laws; and (v) such actions or filings which, if not taken or made, would not individually or in the aggregate have a Material Adverse Effect on the PR66 Insurance Business or materially interfere with the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

           Section 5.5 Finder's Fee. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or by the Voting Agreement based upon arrangements made by or on behalf of Parent, Newco or Acquisition.

         Section 5.6 Absence of Litigation. Except claims, suits, arbitration proceedings, or investigations relating to insurance policies, bonds or contracts occurring in the ordinary course of business, none of which, individually or in the aggregate, would have a Material Adverse Effect on the PR66 Insurance Business or as set forth on Schedule 5.6, there is no action, suit, claim, arbitration, investigation or proceeding pending against, or to Parent's knowledge, overtly threatened against Parent which relates to the PR66 Insurance Business, Newco, or Acquisition before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which
(i) individually or in the aggregate would reasonably be expected to have, a Material Adverse Effect on the PR66 Insurance Business, or (ii) alleges any criminal action or inaction as it relates to the PR66 Insurance Business. None of Parent, Newco, Acquisition or any of their respective properties are subject to any order, writ, judgment, injunction, decree, determination or award which has, or which would reasonably be expected to have, a Material Adverse Effect on the PR66 Insurance Business or which, would materially interfere with the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

         Section 5.7  Absence of Certain Changes.

                  (a) Since December 31, 1995, there has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition of the PR66 Insurance Business, taken as a whole. Except as set forth in this Agreement, since the date of delivery to the Company of the December 31, 1995 financial statements, neither Parent nor any of its subsidiaries has entered into any transaction, or conducted any of its business or operations, in each case relating to the PR66 Insurance Business, other than in the ordinary course of business consistent with past practices.

                  (b) There has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition of the PR66 Insurance Business that would reasonably be expected to result in a material deviation from a net written premium, as of December 31, 1997, for the PR66 Insurance Business of $155.2 million; provided, however, that the reinsurance arrangements of the PR66 Insurance Business in effect on the Closing Date shall be substantially similar to those in effect as of the date of this Agreement.

         Section 5.8    Financial Statements.

                  5.8.1 The unaudited financial statements relating to the PR66 Insurance Business provided to the Company prior to the date of this Agreement have been, and the audited financial statements relating to the PR66 Insurance Business to be delivered pursuant to Section 6.2.7, when delivered to the Company and included in the Form S-4, will be, prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly, in all material respects, the financial position of the PR66 Insurance Business as of the dates thereof and its results of operation and cash flows for the periods indicated (other than delivery of footnotes and subject to normal year-end adjustments in the case of unaudited statements).

                  5.8.2 Except as disclosed or recorded in the unaudited consolidated balance sheet for the PR66 Insurance Business at December 31, 1995 or as set forth on Schedule 5.8.2, there are no liabilities relating to the PR66 Insurance Business of any nature (whether arising out of contract, tort, statute or otherwise and whether direct or indirect, accrued, matured or unmatured, asserted or unasserted, absolute, contingent or otherwise), except for such Liabilities incurred in the ordinary course of business since December 31, 1995 which would not, individually or in the aggregate, have a Material Adverse Effect on the PR66 Insurance Business.

         Section 5.9 No Prior Activities. Since the date of its incorporation, Newco and Acquisition have not engaged in any activities other than in connection with or as contemplated by this Agreement.

         Section 5.10 Derivatives. Newco and Acquisition do not hold any Derivative Financial Instruments.

         Section 5.11 Registration Statement on Form S-4. The Form S-4 shall not, at the time it is delivered to stockholders or is declared effective by the SEC or at the Effective Time, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent, Acquisition and Newco make no representation or warranty with respect to any information provided by the Company, its subsidiaries and/or their auditors, attorneys, financial advisors or consultants specifically for use in the Form S-4. The Form S-4 will comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder.

         Section 5.12 PR66 Insurance Business. The PR66 Insurance Business constitutes substantially all of the Surety Business conducted by Parent and its affiliates. Except as set forth on Schedule 5.12, the products, policies, bonds and contracts of insurance comprising the PR66 Insurance Business complied as to form when entered into, issued or sold, with the provisions of all applicable laws and regulations, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the PR66 Insurance Business. To the extent required under applicable law, all products, policies, bonds or contracts of insurance comprising the PR66 Insurance Business, as now in force are on forms approved by applicable Insurance Regulators or which have been filed with and not objected to by such Insurance Regulators within the period provided for objection and all insurance of the PR66 Insurance Business in force is valid and binding on the Parent and its subsidiaries as the case may be, and their policyholders in accordance with the terms thereof, except where the failure to obtain such approval or make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the PR66 Insurance Business. All premium rates for the PR66 Insurance Business required to be filed with or approved by Insurance Regulators have been so filed or approved (except where the failure to file or be approved would not, individually or in the aggregate, have a Material Adverse Effect on the PR66 Insurance Business) or not objected to within the period provided for objection, and all premiums charged conform thereto. Parent and each of its subsidiaries have paid in full or accrued all guaranty fund assessments that relate to the PR66 Insurance Business for which each of them has been billed. To Parent's knowledge, neither it nor any of its subsidiaries have advertised or used other literature in connection with the offer and sale of the products comprising the PR66 Insurance Business that does not comply with applicable laws and such advertising and literature is in material compliance with such laws.

         Section 5.13 Intentionally deleted.

         Section 5.14 Intellectual Property. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the PR66 Insurance Business: (i) Parent (in connection with the PR66 Insurance Business) or Newco own or are licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of the PR66 Insurance Business as currently conducted, all of which is listed in Schedule 5.14; (ii) the use of any such Intellectual Property by Parent, its subsidiaries or Newco does not infringe on or otherwise violate the rights of any person; (iii) to the Parent's knowledge, no service or product (or component or process thereof), provided, used, sold or produced by and/or for, or supplied to, Parent, in connection with the PR66 Insurance Business, or Newco infringes or otherwise violates the Intellectual Property of any other person; and (iv) to the Parent's knowledge, no person is challenging, infringing on or otherwise violating any right of Parent or Newco with respect to any Intellectual Property owned by and/or licensed to Parent in connection with the PR66 Insurance Business or Newco. Except as set forth on
Schedule 5.14, neither Parent or Newco (a) has registered any trademark, service mark, trade name or copyright, or (b) owns or has any rights in any patents or applications for patents and no patents or applications for patents are used in the PR66 Insurance Business. Schedule 5.14 contains a listing of the following used by Parent or Newco in connection with operation of the PR66 Insurance
Business: (x) all PR66 Software, and (y) all PR66 Licensed Software. The PR66 Software and the PR66 Licensed Software include by reference all data files read, updated or otherwise accessed by PR66 Software and the PR66

Licensed Software. Within the past three years, no suit or action has been pending and no claim has been served against Parent or Newco alleging illegal use of the PR66 Software or the PR66 Licensed Software. There exists no event of any default by Parent or Newco with respect to any agreement, license, lease or contract pursuant to which Parent, its subsidiaries or Newco uses the PR66 Licensed Software. Neither Parent, its subsidiaries or Newco has authorized any other person to use the PR66 Software or the PR66 Licensed Software other than its employees in the ordinary course of performing their duties on behalf of Parent or Newco. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not alter or impair the right of the Surviving Corporation to use the PR66 Software and the PR66 Licensed Software and other Intellectual Property of Parent and its Affiliates related to the PR66 Insurance Business.

         Section 5.15 Material Contracts. All of the material contracts of Parent or any of its subsidiaries relating to the PR66 Insurance Business are set forth in Schedule 5.15 and are in full force and effect. True and complete copies of all such material contracts have been delivered or made available to the Company. Neither Parent nor any of its subsidiaries is in breach of or in default under any such contract nor, to the best of Parent's knowledge, is any other party in breach of or in default under any such contract except for such breaches or defaults as in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect on the PR66 Insurance Business.

         Section 5.16 Compliance. Neither Parent nor any of its subsidiaries is in violation of, nor has Parent or any of its subsidiaries violated, any applicable provisions of any contract, agreement, lease, license, permit, franchise or other instrument or obligation which relates to the PR66 Insurance Business which violation individually or in the aggregate would result, or would reasonably be expected to result, in a Material Adverse Effect on the PR66 Insurance Business. Parent, its subsidiaries and Newco have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on the PR66 Insurance Business as now conducted, and there has occurred no default under any such Permit, except where such default would not have a Material Adverse Effect on the PR66 Insurance

Business. Parent and Newco are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including, without limitation, those that govern the development and marketing of insurance products, the licensure or registration of agents and brokers and the execution and performance of reinsurance agreements, in each case as such relates to the PR66 Insurance Business, except where such failure to comply would not have a Material Adverse Effect on the PR66 Insurance Business. Except as disclosed on
Schedule 5.16, and except for routine examinations by state Insurance Regulators, as of the date of this Agreement, no investigation by any Governmental Entity with respect to Parent (in connection with the PR66 Insurance Business) or Newco is pending or, to Parent's knowledge, threatened.

         Section 5.17 Insurance Regulatory Compliance. Except as set forth on
Schedule 5.17, no Insurance Regulator has given any written notice of, or otherwise asserted, any deficiency or violation of any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity which deficiency or violation would have a Material Adverse Effect on the PR66 Insurance Business. Each of Parent or Newco has filed with appropriate governmental authorities all Insurance Reports required to be filed under the insurance and other laws of its state of domicile and in each state where it holds a certificate of authority as the same relates to the PR66 Insurance Business. Parent and its subsidiaries do not prepare and file statutory statements solely with respect to the PR66 Insurance Business. Schedule 5.17 sets forth all reports of examination issued by any Insurance Regulator to Parent or Newco as such relates to the PR66 Insurance Business since January 1, 1996, except where the failure to file such report would not have a Material Adverse Effect on the PR66 Insurance Business. Parent and Newco have resolved all material issues raised in such reports to the satisfaction of the issuer thereof.

         Section 5.18 Labor Matters. Each of Parent (in connection with the employees specifically designated to the PR66 Insurance Business) and Newco is in compliance in all material respects with all federal and state laws respecting (i) employment and employment practices (including immigration laws relevant to employment), and (ii) terms and conditions of employment and wages and hours. There is no unfair labor practice complaint against Parent or Newco or any of its subsidiaries pending before the National Labor Relations Board relating to the PR66 Insurance Business. There is no (x) labor strike, dispute, slow down or stoppage actually pending or, to Parent's knowledge, overtly threatened against or involving Parent with respect to the PR66 Insurance Business or Newco, (y) grievance which could have a Material Adverse Effect on the PR66 Insurance Business, or (z) pending arbitration proceeding and no claim therefor has been asserted in connection with the PR66 Insurance Business. Except as disclosed on Schedule 5.18, neither Parent or Newco has experienced any work stoppage or other labor difficulty relating to the PR66 Insurance Business during the five-year period prior to the date of this Agreement. There are no collective bargaining agreements, union contracts or similar types of agreements by which Parent (in connection with the PR66 Insurance Business) or Newco is bound or covered.

         Section 5.19 Powers and Authority. Neither Parent or Newco has empowered any independent agent with the authority to bind it to any insurance or reinsurance contract relating to the PR66 Insurance Business or any amendment or endorsement thereto, with the exception of the authority granted to the agents of Parent (in connection with the PR66 Insurance Business) or Newco pursuant to (a) their respective agency agreements, (b) powers of attorney, or
(c) pre-executed bond forms, all of which were executed in the ordinary course of business and correct and complete copies of the form of which have previously been delivered or made available to the Company.

         Section 5.20 Reinsurance Arrangements. Schedule 5.20 identifies all PR66 Reinsurance Agreements. Each PR66 Reinsurance Agreement is in full force and effect, enforceable in accordance with the terms thereof, and neither Parent nor Newco is in default under or breach of any of the provisions of any PR66 Reinsurance Agreements and there is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by Parent (in connection with the PR66 Insurance Business) or Newco thereunder, except to the extent that any such default or breach would not have a Material Adverse Effect on the PR66 Insurance Business of Parent or Newco. None of Parent or Newco or any reinsurer under any PR66 Reinsurance Agreement has given any notice of termination with respect to any such arrangement or treaty, and there is no dispute, other than in the ordinary course of business, under any such arrangement or treaty regarding the liability for any claim against Parent (in connection with the PR66 Insurance Business) or Newco by its insureds that to the Parent's knowledge is covered by any such arrangement or treaty, which if adversely determined would have a Material Adverse Effect on the PR66 Insurance Business of Parent or Newco.

         Section 5.21    Subsidiaries and Affiliates of Newco.

                  5.21.1 The only direct or indirect subsidiary of Newco is Acquisition. Newco does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

                  5.21.2 Parent is the record and beneficial owner of all of the outstanding shares of capital stock of Newco, and Newco is the record and beneficial owner of all of the outstanding shares of capital stock of Acquisition and all of the outstanding shares of capital stock of each of Parent, Newco and Acquisition are, and upon issuance pursuant to the Merger, all shares of capital stock of Newco will be, duly and validly issued, not issued in violation of any preemptive rights, fully paid and nonassessable and owned by such respective owners free and clear of any claim, lien, encumbrance or agreement with respect thereto. There are no options, warrants, calls, subscriptions, conversions, rights, agreements, commitments or arrangements of any character with respect to the issuance of shares of capital stock of Parent, Newco or Acquisition or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

         Section 5.22 No Investment Company. Neither Parent, Newco nor Acquisition is an "investment company", nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


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



         Section 5.23 Administrative Services Agreement Charges. The charges for services set forth in the Administrative Services Agreement referenced in
Section 6.11 are consistent with the charges reflected in the financial statements provided to the Company prior to the date of this Agreement and are no less favorable than those currently charged by Parent and its affiliates to the PR66 Insurance Business for such services.

         Section 5.24 Takeover Statutes. No "control share acquisition" or other similar antitakeover statute or regulation enacted under Delaware Law, or federal laws in the United States (other than laws requiring appropriate disclosure or prohibiting fraudulent, deceptive or manipulative practices) applicable to the Parent or any of its subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

         Section 5.25 Voting Requirements. The affirmative votes of a majority of the outstanding shares of New Common and of the majority of the outstanding shares of common stock of Acquisition are the only votes of the holders of any class or series of the Parent, Newco and Acquisition securities necessary to approve this Agreement and the transactions contemplated hereby.

         Section 5.26 Books and Records. All of the books and records of Parent (with respect to the PR66 Insurance Business), Newco and Acquisition (including, without limitation, all minute books and stock records) are accurate and complete in all material reports, are kept in the ordinary course of business and are maintained at the principal offices of Newco.

         Section 5.27    Employee Benefits.

                  5.27.1 Schedule 5.27.1 contains a true and complete list of each Plan that will be, or is currently intended to be, available to employees of the Company or its subsidiaries following the Effective Time ("Post-Merger Plans"). Newco shall deliver to the Company the Stock Option Plan to be adopted for the benefit of holders of Company Options at least fifteen days prior to the Closing, which plan shall be on the terms and conditions contemplated by Section
2.9. Each reference in this Section 5.27 to: a "Plan" shall mean a Parent Plan; an "ERISA

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



Affiliate" shall mean an ERISA Affiliate of Continental; an "ERISA Plan" a Parent ERISA Plan.

                  5.27.2 No material monetary liability under Title IV of ERISA has been incurred by Parent or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of incurring a Liability under such Title, other than liability for premiums due the PBGC (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan that is also a Post-Merger Plan, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA and to which Parent or any ERISA Affiliate made, or was required to make, contributions during the five
(5)-year period ending at the Effective Time. Neither Parent nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

                  5.27.3 The PBGC has not instituted proceedings to terminate any Plan, and no condition exists that presents a material risk that such proceedings will be instituted.

                  5.27.4 With respect to each Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  5.27.5 Neither Parent nor any ERISA Affiliate, nor any Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any ERISA Affiliate or any Post-Merger Plan would be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

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



                  5.27.6 No Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Plan or otherwise) on or prior to the Effective Time have been timely made.

                  5.27.7 Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                  5.27.8 There are no pending, or to Parent's knowledge, threatened or anticipated material claims (which individually or in the aggregate are reasonably expected to be material) by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  5.27.9 Parent has provided the Company with a correct and complete copy of each written Post-Merger Plan, as amended, together with a copy of the most recent Internal Revenue Service determination letter issued with respect to each Post-Merger Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the latest actuarial valuation (if any) for each such Post-Merger Plan that is a defined benefit plan, a copy of each trust agreement and/or insurance contract, if any, with respect to each Post-Merger Plan and a copy of the most recent summary plan description for each Post-Merger Plan (for which a summary plan description is required). A description of the material terms of any unwritten Post-Merger Plan (including a description of eligibility, participation, benefits, funding arrangements and assets) is set forth on Schedule 5.27.9.



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


                                    ARTICLE 6

                                    COVENANTS

         Section 6.1 Conduct of the Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to the Company and its subsidiaries that (except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld):

                  6.1.1 The Company and each of its subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and shall use its reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, agents and others having business dealings with it and shall not substitute any new methods of soliciting business, valuing investments on their books, processing or administering claims or lease management or operation, in each case to the end that their goodwill and ongoing business shall not be adversely impaired in any material respect at the Effective Time; provided, however, that the foregoing shall not preclude the Company from liquidating any of its inactive subsidiaries.

                  6.1.2 Except as set forth on Schedule 6.1.2, the Company shall not, nor shall it permit any of its subsidiaries to: (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock (whether in cash, stock, or property or any combination thereof) other than direct or indirect dividends or distributions to the Company from its subsidiaries; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof and except, in the case of

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



clause (iii), for the acquisition of shares of Common Stock or Company Options as set forth on Schedule 6.1.2 from (x) holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options outstanding on the date of this Agreement or upon payment to such holder of such amount as may be payable with respect to such Company Options pursuant to the specific terms thereof, or (y) current or former directors, officers or employees of, or consultants to, the Company or any of its current or former subsidiaries set forth on Schedule 6.1.2 hereto who have agreements with the Company to repurchase such Company Options or shares of Common Stock.

                  6.1.3 Except as set forth in Schedule 6.1.3, the Company shall not, nor shall it permit any of its subsidiaries to, (i) amend or reprice any Company Options, (ii) issue, deliver or sell, or authorize or propose to issue, deliver or sell (whether through issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any shares of its capital stock of any class or series, or any other securities or Company Securities, or (iii) amend any of the terms of any such securities or agreements outstanding as of the date hereof, other than, in the case of (i) through (iii) above: (A) the issuance of shares of Common Stock upon the exercise of Company Options which are outstanding on the date hereof; and (B) issuances by a wholly-owned subsidiary of its capital stock to its parent.

                  6.1.4 Except as contemplated by Section 2.3, the Company shall not, and shall cause its subsidiaries not to, amend or propose to amend its Certificate of Incorporation or By-Laws.

                  6.1.5 The Company shall not, nor shall it permit any of its subsidiaries to: (i) organize any subsidiary; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (iii) authorize any new capital expenditure or expenditures which is in an amount greater than 5% of the amount budgeted therefor as indicated in the budgets previously provided to Parent; (iv) pay or agree to pay in settlement or compromise of any suits or claims of liability against the Company, its directors, officers, employees or agents (except for claims or disputes under or relating to insurance policies, contracts or bonds) more than $100,000 (net of insurance) for all such suits and claims; or (v) enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the foregoing.

                  6.1.6 Other than: (i) dispositions or proposed dispositions of investment securities, the proceeds of which are then used to invest in securities which are in the aggregate substantially of the same quality, liquidity and duration as those invested as of the date hereof or which are otherwise invested in a manner consistent with prior investment policies or strategies or pursuant to prudent investment policies in light of existing market conditions; or (ii) dispositions in the ordinary course of business consistent with past practices which are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

                  6.1.7 The Company shall not, nor shall it permit any of its subsidiaries to, acquire any Derivative Financial Instruments.

                  6.1.8 The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Insurance Subsidiaries.

                  6.1.9 Except as set forth on Schedule 6.1.9, the Company and its subsidiaries shall not enter into, adopt or (except as may be required by law) amend or terminate any Plan (unless such amendment or termination would not result in any material Liability), or (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, stock appreciation rights or performance units).

                  6.1.10 Except as set forth on Schedule 6.1.10, the Company shall not, nor shall the Company permit any of its subsidiaries to, assume, incur or increase any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or create any material Liens on the property of the Company or any of its subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person; provided, however, that nothing herein shall in any way limit the ability of the Company to utilize its credit agreement, lines of credit or similar arrangements, which were existing as of the date of this Agreement, as may be necessary in the ordinary course of business and consistent with past practice; and provided, further that the balance outstanding as of the Closing Date under the Company's existing revolving line of credit shall not exceed $60,000,000.

                  6.1.11 The Company shall not, nor shall the Company permit any of its subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any contract described in Section 4.15, except in the ordinary course of business.

                  6.1.12 Except as expressly permitted elsewhere in Section 6.1, the Company shall not take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, with respect to financial or tax accounting policies, procedures and practices.

                  6.1.13 The Company and each of its subsidiaries shall file all necessary Returns on a basis consistent with prior practices. The Company shall not, nor shall the Company permit

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



any of its subsidiaries to, make any tax election or settle or compromise any tax liability which is material in amount or may have a Material Adverse Effect on the Company without the express written consent of Parent.

                  6.1.14 Except as set forth in Schedule 6.1.14, the Company shall not, and shall not permit any of its subsidiaries to, enter into any agreement providing for the acceleration of payment or performance or other consequences as a result of a change in control of the Company.

                  6.1.15 The Company shall not, and shall not permit any of its subsidiaries to, enter into any new lines of business or otherwise make material changes to the operation of its business.

                  6.1.16 The Company shall not take, or agree in writing or otherwise to take, any action which would result in any of the conditions hereunder not being satisfied.

                  6.1.17 The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, enter into or amend any agreement with any Related Party, except as otherwise permitted in this Section 6.1.

                  6.1.18 The Company shall not commit (orally or in writing) to any of the foregoing actions prohibited under this Section 6.1.

         Section 6.2 Conduct of the Business of PR66. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to Parent and its subsidiaries that (except to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld):

                  6.2.1 Parent and each of its subsidiaries shall carry on the PR66 Insurance Business in the usual, regular and ordinary course in the same manner as previously conducted and shall use its reasonable efforts to preserve intact its present operations, keep available the services of its current officers and employees involved directly in the PR66 Insurance Business and preserve its relationships with customers and agents and others having business dealings with the PR66 Insurance Business and shall not substitute any new methods of soliciting business, administering business in accordance with industry standards, processing or administering claims with respect to the PR66 Insurance Business, in each case to the end that the goodwill and ongoing business of the PR66 Insurance Business shall not be impaired in any material respect at the Effective Time.

                  6.2.2 Parent and its subsidiaries shall continue to maintain its certificates of authority and licenses which relate to the PR66 Insurance Business and shall maintain the current U.S. Department of Treasury underwriting limitations.

                  6.2.3 Parent shall not, nor shall Parent permit any of its subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any contract described in Section 5.15.

                  6.2.4 Parent shall not take any action, and shall not permit any subsidiary to take any action, other than in each case in the ordinary course of business, consistent with past practice or as may be required by law, to make any material changes to the operation of the PR66 Insurance Business.

                  6.2.5 Parent and its subsidiaries shall not take, or agree in writing or otherwise take, any action which would result in any of the conditions hereunder not being satisfied.

                  6.2.6 Parent and its subsidiaries shall not commit (orally or in writing) to any of the foregoing actions prohibited under this Section 6.2.

                  6.2.7 Parent shall provide as soon as reasonably possible audited financial statements, to the extent required by the SEC and as contemplated by Section 5.8 hereof, which statements shall be prepared on a basis consistent with the unaudited financial statements previously delivered to the Company as set forth in Section 5.8.

                  6.2.8 Newco shall amend its Certificate of Incorporation prior to the Effective Time to, among other things, increase the number of authorized shares of common stock to 100,000,000 shares.

         Section 6.3 No Solicitation.

                  6.3.1 Prior to the Effective Time, the Company agrees that neither the Company nor any of its subsidiaries nor any of the respective officers and directors of the Company or any of its subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal (including, without limitation, any Acquisition Proposal to stockholders of the Company) (except that "Acquisition Proposal" shall not include any such transaction among the Company and its wholly-owned subsidiaries or among the Company's wholly-owned subsidiaries) or engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate directly or indirectly any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the Board of Directors of the Company may furnish or cause to be furnished information and may participate or cause its representatives to participate in such discussions and negotiations if the failure to provide or receive such information could, in the opinion of its outside counsel, be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law; and provided, further, that nothing contained in this Agreement shall prohibit the Company and its directors from making to its stockholders any recommendation and related filing with the SEC as required by Rule 14e-2 and Rule 14e-9 under the Exchange Act, with respect to any tender offer. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this

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



Section. The Company will promptly notify Parent if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

         Section 6.4 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty by such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each party hereto shall promptly provide the other parties hereto (or their counsel) with copies of all filings made by such party with the SEC or any other Governmental Entity filings made in connection with this Agreement and the transactions contemplated hereby.

         Section 6.5 Access to Information. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and auditors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all its Diligence Materials and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party, such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request; provided, however, that nothing shall require the Company or Parent to provide access to corporate records or minutes relating to the sale or merger of the Company and, provided further, that the foregoing obligations of Parent are limited to Diligence Materials related solely to the PR66 Insurance Business and Transaction Documents. No investigation pursuant to this Section 6.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder.

                  6.5.1 Parent shall hold, and shall cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Company in confidence to the extent required by, and in accordance with, the provisions of that certain Confidentiality Agreement dated May 9, 1996.

                  6.5.2 The Company shall hold, and shall cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Parent in confidence to the extent required by, and in accordance with, the provisions of that certain Confidentiality Agreement dated November 4, 1996.

                  6.5.3 The Company shall retain all records pertaining to its business.

         Section 6.6 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the Company and its subsidiaries on the one hand, and Parent, Newco and Acquisition on the other hand, agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent, Newco, Acquisition and the Company shall cooperate with one another (i) in the preparation and filing of the Proxy Statement, the Form S-4, any required filings under the HSR Act, any required notices or filings with any Insurance Regulators and the other laws referred to in Sections 4.4.2 and 5.4.2; (ii) in determining whether action by or in respect of, or filing with, any Governmental Entity is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         Section 6.7 Regulatory Matters. Parent, with Company's cooperation, will promptly prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the state regulatory approvals specified in Schedule 5.4.2, promptly file all supplements or amendments thereto and use all reasonable efforts to obtain the regulatory approvals specified in
Schedule 5.4.2 hereto as promptly as practicable. Parent will provide the Company and its counsel (a) a reasonable opportunity to review in advance and comment on all filings required to be made with Insurance Regulators and rating agencies relating to this transaction and all written communications with respect thereto, (b) prompt notice of all written (or material oral) contacts by such Insurance Regulators and rating agencies, and (c) with respect to any regulatory approval or review required by any state other than Parent's state of domicile, the opportunity to reasonably consult with respect to, and comment on, any filings or written communications and the substance of any oral communications and to participate in any meetings. Parent will from time to time keep the Company informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 5.4.2 hereto and will promptly furnish the Company with copies of all written communications with respect thereto. The Company shall promptly review and comment on any filings or other correspondence submitted to it for review and otherwise reasonably cooperate with and assist Parent in obtaining the approvals specified in Schedule 5.4.2. The parties agree that Parent shall not be in breach of its obligations set forth in this Section unless it fails (to the extent feasible) to reasonably cure any such breach within five business days thereof.

         Section 6.8 Public Announcements. The Company and Parent will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and the Voting Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may

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



be required by applicable law or by applicable rules of any securities exchange or inter-dealer quotation system.

         Section 6.9 Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law, as soon as practicable:

                  6.9.1 duly call, give notice of, convene and hold the Stockholders' Meeting for the purpose of considering and taking action upon this Agreement and the Transaction Documents and the transactions contemplated under this Agreement, including, without limitation, the amendment of the Certificate of Incorporation of the Company;

                  6.9.2 subject to the fiduciary duties of the Board under applicable law, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby; and

                  6.9.3 use its reasonable best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and, prior to submitting the Proxy Statement and any amendment, supplement or revisions thereof to the SEC or the Company stockholders, the Company shall submit such materials to Parent and its counsel and provide Parent and its counsel with a reasonable opportunity to review and comment upon such materials
(B) to respond promptly to any comments made by the SEC with respect to the Proxy Statement or the Form S-4 and any preliminary version thereof after providing Parent and its counsel with a reasonable opportunity to review and comment thereon and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and (C) subject to the fiduciary duties of the Board under applicable law, to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

                  At such meeting, Parent, Newco and Acquisition will vote all shares of Common Stock over which they have voting authority, if any, in favor of this Agreement and the transactions contemplated hereby.


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



         Section 6.10      Form S-4.

                  6.10.1 Filing. Newco will prepare and file with the SEC the registration statement on Form S-4(in which the Proxy Statement will be included as a prospectus) and will take any action required to be taken under any applicable state Blue Sky law in connection with the issuance of shares of New Common and prior to submitting the Form S-4 and any amendment, supplement or revisions thereof to the SEC or the Company stockholders, Parent shall submit such materials to Company and its counsel and provide Company and its counsel with a reasonable opportunity to review and comment upon such materials. Parent and the Company agree that the Company will obtain an opinion of Mayer, Brown & Platt, on or before the filing date of the Form S-4, as required by the Securities Act, to the effect that the Merger will qualify as a tax-free exchange under the Code. Parent, Newco and Acquisition will use their reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement or the Form S-4 and to have the Form S-4 declared effective by the staff of the SEC as soon as practicable.

                  6.10.2 Company Certification. On the Company Mailing Date, the Company shall deliver to Parent, Newco and Acquisition a certificate dated as of the Company Mailing Date signed by its President and its Chief Financial Officer, in their capacities as officers of the Company, that the representations and warranties of the Company and its subsidiaries contained in the Agreement are true and correct on the Company Mailing Date (except to the extent that they relate to an earlier time, in which case they shall have been true and correct as of such earlier time) and that with respect to information relating to the Company and its subsidiaries, the Form S-4 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.10.3 Parent Certification. On the date the Proxy Statement contained in the Form S-4 is first mailed, Parent shall deliver to the Company a certificate dated as of the Company Mailing Date signed by its President and its Chief Financial Officer, in their capacities as officers of Parent, that the

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



representation and warranties of Parent and its subsidiaries contained in the Agreement are true and correct on the Company Mailing Date (except to the extent that they relate to an earlier time, in which case they shall have been true and correct as of such earlier time) and that with respect to information relating to Parent and its subsidiaries, the Form S-4 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.10.4 Letter of the Company's Accountant. The Company shall use its reasonable best efforts to cause to be delivered to the Company, Parent, Newco and Acquisition a letter of Coopers & Lybrand, LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand, LLP, dated a date within two business days before the Closing Date, addressed to Company, Parent, Newco and Acquisition, in form and substance reasonably satisfactory to the foregoing and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  6.10.5 Letter of Newco's and Acquisition's Accountant. Parent shall use its reasonable best efforts to cause to be delivered to the Company, Parent, Newco and Acquisition a letter of Deloitte & Touche, Newco's and Acquisition's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Deloitte & Touche, dated a date within two business days before the Closing Date, addressed to Company, Parent, Newco and Acquisition, in form and substance reasonably satisfactory to the foregoing and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 6.11 Capital Contribution and Agreements. Immediately prior to the Effective Time, Parent shall (i) contribute cash or cash equivalents to Newco in the amount of fifty-two million two hundred fifty thousand dollars

($52,250,000) ("Cash Contribution") and Newco shall contribute such cash and cash equivalents to Acquisition, (ii) enter into the Administrative Services Agreement substantially in the form set forth in Annex B and contribute the assets described therein, and (iii) assign all intangible assets used in the PR66 Insurance Business to Newco and/or the Surviving Corporation. As of the Effective Time, Continental shall grant a perpetual license to Newco and/or the Surviving Corporation to use the mark "CNA or some derivation thereof", subject to a right of cancellation by Parent in the event of a change in control of Newco and other reasonable terms and conditions. Continental shall cause Newco to borrow money in the principal amount of $50,000,000 and to contribute the proceeds thereof to the Insurance Subsidiaries as of the Closing Date.

         Section 6.12 Other Agreements. At or prior to the Closing, Newco agrees to enter into the Registration Rights Agreement, substantially in the form set forth in Annex C pursuant to which Newco will grant certain registration rights to the Major Stockholder. Continental also agrees to enter into the Reinsurance Agreements, substantially in the form set forth in Annex D, and the Company shall have obtained such reinsurance agreements or treaties as are necessary to limit the loss to the Company and its Insurance Subsidiaries to $500,000 on any individual USA policy arising within three years after the Closing Date.

         Section 6.13 Parent Restrictions. For a period of five years after the Closing Date, as an ancillary part of this Agreement and for no separate consideration, Parent shall, and shall cause its direct and indirect subsidiaries (other than the Surviving Corporation and any of its subsidiaries) to, refer any inquiry or request for the issuance of a Surety Business product from proposed insureds or agents to the Surviving Corporation's insurance subsidiaries so that they may offer to issue such products. Parent further covenants that in the event that an agent of Parent or any of its subsidiaries referenced above which are licensed as insurance companies (a) declines to offer a Surety Business product of the Surviving Corporation's insurance subsidiaries or (b) offers a competing surety product of a third party, Parent will provide such information as it possesses relating to the proposed surety product to the Surviving

Corporation's insurance subsidiaries, or to an agent designated by the Surviving Corporation's insurance subsidiaries and will refrain from making a quote or bid for the insurance of such product for a period of thirty days. If before or after the Closing Date it is determined that Parent or any of its subsidiaries has engaged in, or otherwise holds bonds, policies or licenses relating to, any Surety Business, Parent or any of its subsidiaries shall cede such Surety Business to an Insurance Subsidiary. Parent agrees that it will not restrain the ability of the Surviving Corporation from entering into new lines of business.

         Section 6.14 Transaction Documents. Parent, Newco and Acquisition shall enter into the Transaction Documents to which each is a party.

         Section 6.15 Newco By-Laws. The By-Laws of Newco will provide that, prior to expiration of the two-year period following the Closing, the following will require the vote of 75% of the outstanding shares of New Common: any amendments to the Certificate of Incorporation of Newco; any business combination; any proposal to sell or otherwise transfer substantially all of Newco's assets; and any amendment to the By-Laws provision requiring the foregoing supermajority vote.

         Section 6.16 Newco Board of Directors. Immediately prior to the Effective Time, Parent shall cause the individuals listed in Schedule 6.16 to be nominated and elected as directors of Newco, which individuals shall serve until Newco's next annual meeting of stockholders or until their successors are duly elected and qualified; provided that Parent shall, subject to the applicable provisions of the NYSE rules and Delaware Law (i) vote its shares in Newco for the directors listed in Schedule 6.16 at the next annual meeting of stockholders expected to occur in 1998 so that such directors shall serve until the 1999 annual meeting of the stockholders of Newco, (ii) not vote to increase the size of the Board of Directors of Newco to more than eleven members prior to the 1999 annual meeting of the stockholders of Newco, and (iii) cause its designees to the Board of Directors to appoint at least one of Messrs. Esselborn and Dammeyer to the Newco Audit Committee.

         Section 6.17 Acquisition and Newco Operations. During the period from the date of this Agreement and continuing until the Effective Time, Parent, Newco and Acquisition agree that Newco and Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         Section 6.18 Necessary Assurances. Subject to the terms and conditions of this Agreement, Parent, Newco, Acquisition and the Company, and following the Effective Time, the Surviving Corporation, shall cooperate with one another and use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including the execution and delivery of such other documents, certificates, applications, agreements and other writings and the taking of such other actions as may be reasonably necessary or desirable to consummate the Merger or implement expeditiously the transactions contemplated under this Agreement.

         Section 6.19 Notifications by Company or Parent. From time to time prior to the Effective Time, Company shall promptly notify Parent and Parent shall promptly notify the Company with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules or in the representations and warranties herein which has been rendered inaccurate by such matter.

         Section 6.20 Intentionally Deleted.

         Section 6.21 Self Tender. For a period of eighteen months following the Closing Date, neither Newco (unless consented to by the Newco Audit Committee) nor Parent will engage in a self-tender offer or, in the case of Parent, a tender offer for shares of Newco, pursuant to Rules 13e-3 or 13e-4 of the Exchange Act; provided that nothing in this Section 6.21 shall prevent Parent from acquiring shares of New Common in the open market following the Effective Time if such acquisitions shall not result in Parent beneficially owning more than 69% of Newco on a fully diluted basis.

         Section 6.22 Certain Fees and Expenses Payable by the Company. The Company shall pay to Continental upon demand, as a fee and in reimbursement of expenses, the sum of $4,250,000, if (i) an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make an Acquisition Proposal is publicly disclosed or communicated to the Company) and (A) the Board of Directors of the Company withdraws or modifies, in a manner adverse to Parent or Newco, its approval or recommendation of this Agreement or the Merger, or approves or recommends an Acquisition Proposal; and (B) the Company enters into an agreement with respect to an Acquisition Proposal within 12 months of the commencement, disclosure or communication of such Acquisition Proposal; (ii) a person (other than Parent or one of its affiliates) becomes the beneficial owner of 50% or more of the outstanding Common Stock pursuant to a tender offer within 12 months of the date of this Agreement; or (iii) the Company terminates this Agreement pursuant to
Section 8.1 other than pursuant to Section 8.1.1, 8.1.2, 8.1.3 (other than due to an order, decree, ruling or other action resulting from an action or proceeding instituted by any of the parties hereto or their affiliates), 8.1.5 or 8.1.7, provided such termination did not result from a breach by the Company of its covenants set forth herein, and within 12 months of such termination the Company enters into an agreement with respect to an Acquisition Proposal (whether such Proposal existed prior to, or arose after, termination). Any amounts paid by the Company to Continental under Section 8.2 shall be in addition to any amounts payable under Section 6.22.

         Section 6.23 Certain Fees and Expenses Payable by Parent. Continental shall pay to the Company upon demand, as a fee and in reimbursement of expenses, the sum of $4,250,000 if Parent, Newco or Acquisition terminates this Agreement other than pursuant to Section 8.1.1, 8.1.2., 8.1.3 (other than due to an order, decree, ruling or other action resulting from an action or proceeding instituted by any of the parties hereto or their affiliates), 8.1.4, 8.1.6 or 8.1.7 within 12 months of such termination Parent enters into a agreement for the merger, consolidation, business combination or sale of the PR66 Insurance Business to an entity (other than a wholly-owned subsidiary of Parent or its affiliates). Any amounts paid by Continental to the Company under Section 8.2 shall be in addition to any amounts payable under Section 6.23.

         Section 6.24 PR66 Reinsurance Agreements. As of the Effective Time, the PR66 Reinsurance Agreements shall be in full force and effect and shall be applicable to the Insurance Subsidiaries.

         Section 6.25 Actuarial Update. By the earlier of (i) April 30, 1997, and (ii) ten business days prior to the Closing, Parent shall deliver to the Company an update (as of March 31, 1997) of the June 1996 actuarial study of loss reserves on the PR66 Insurance Business.


                                    ARTICLE 7

                                   CONDITIONS

         Section 7.1 Conditions to Each Party's Obligations. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Closing of the following conditions:

                  7.1.1 This Agreement and the transactions contemplated hereby (including the amendment to the Company's Certificate of Incorporation contemplated in Section 4.23) shall have been approved by the affirmative vote of the holders of Common Stock of the Company by the requisite vote in accordance with Delaware Law.

                  7.1.2 There shall not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement which order, decree, ruling or action shall have been issued or taken by any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which the Company or Parent or any of their respective affiliates, directly or indirectly, has material assets or operations.

                  7.1.3 All regulatory approvals set forth in Schedules 4.4.2 and 5.4.2 shall have been obtained and there shall have been no material modification to the terms of the transactions contemplated by this Agreement or the other Transaction Documents except as reasonably agreed by the parties.

                  7.1.4 Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

                  7.1.5 The NYSE listing application for Newco shall have been approved, subject to official notice of issuance.

                  7.1.6 Each party shall have received the opinion of its respective counsel as to the tax-free treatment of the exchange of securities and the transactions contemplated under this Agreement in substantially the forms attached hereto as Annexes G and H. In addition, each party shall have received a representation of the Major Stockholder to the effect that such person has not entered into nor will it enter into any binding commitment to sell or transfer (and such person is not nor will it be under any economic compulsion to sell or transfer) any shares of New Common received in the Merger.

                  7.1.7 Executed copies of the Transaction Documents shall have been delivered to both parties, in substantially the forms set forth in the schedules hereto.

                  7.1.8 Western and USA each shall have maintained a rating by A.M. Best & Company, Inc. of "A" or better from the date of this Agreement through and including one business day prior to the Closing Date. For purposes hereof, any notice that Western's or USA's rating is under review, whether with or without negative implications, by A.M. Best & Company, Inc. shall not constitute a downgrade below A.

                  7.1.9 The Form S-4 shall have been declared effective.

         Section 7.2 Conditions to the Obligation of Parent, Newco and Acquisition. The obligations of Parent, Newco and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Closing of the following further conditions:

                  7.2.1 The Company shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Closing and the Major Stockholder and the directors and officers of the Company who are parties to the Voting Agreement shall have performed in all material respects their respective covenants, agreements and obligations under the Voting Agreement up to the Closing.

                  7.2.2 Except as otherwise contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though newly made at and as of that time.

                  7.2.3 The Company shall have delivered to Acquisition a certificate dated as of the Closing and signed by each of the Chief Financial Officer and the General Counsel of the Company in his or her capacity as such certifying as to (i) the accuracy, as of the date when made and at and as of the Closing as though newly made at and as of that time, of the representations and warranties of the Company contained in this Agreement which are qualified as to materiality, (ii) the accuracy, as of the date when made and at and as of the Closing as though newly made at and as of that time, in all material respects, of the representations and warranties of the Company contained in this Agreement which are not so qualified, and (iii) the performance, in all material respects, of the obligations required by the Company to be performed under this Agreement as of the Closing, including, without limitation, the receipt by the Company of the vote of its stockholders as set forth in Section 7.1.1.

                  7.2.4 There shall have been no material modification to the terms of the Voting Agreement.

                  7.2.5 Parent shall have received the resignations of each director and officer of the Company and its subsidiaries to the extent requested by Parent.

                  7.2.6 The Company shall have delivered to Acquisition the documents set forth on Schedule 7.2.6.

         Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing of the following further conditions:

                  7.3.1 Parent, Newco and Acquisition shall have performed in all material respects their respective covenants, agreements and obligations under this Agreement to the date of the Closing.

                  7.3.2 Except as otherwise contemplated by this Agreement, the representations and warranties of Parent, Newco and Acquisition contained in this Agreement which are qualified as to materiality shall be true and correct and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though newly made at and as of that time.

                  7.3.3 Parent shall have delivered to the Company a certificate dated as of the Closing and signed by the Chief Financial Officer and the General Counsel of Parent in his or her capacity as such certifying as to (i) the accuracy, as of the date when made and at and as of the Closing as though newly made at and as of that time, of the representations and warranties of Parent, Newco and Acquisition contained in this Agreement which are qualified as to materiality, (ii) the accuracy, as of the date when made and at and as of the Closing as though newly made at and as of that time, in all material respects, of the representations and warranties of Parent, Newco and Acquisition contained in this Agreement which are not so qualified, and (iii) the performance, in all material respects, of the obligations required by Parent, Newco and Acquisition to be performed under this Agreement as of the Closing.

                  7.3.4 Parent shall have completed all of its obligations required to be performed by the Closing Date under the Contribution Agreement.

                  7.3.5 Parent, Newco and Acquisition shall have delivered to the Company the documents set forth on Schedule 7.3.5.


                                    ARTICLE 8

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  8.1.1 By mutual written consent of the Company and Parent.

                  8.1.2 By the Company or Parent if the Closing has not occurred on or prior to July 31, 1997.

                  8.1.3 By the Company or Parent if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which the Company or any of its subsidiaries or Parent or any of its subsidiaries, directly or indirectly, has material assets or operations, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

                  8.1.4 By Parent if (i) there shall have been a material breach of any representation or warranty of the Company contained herein or of the Major Stockholder, or the directors and officers of the Company who are parties to the Voting Agreement, contained in the Voting Agreement, or (ii) there shall have been a material breach of any covenant, agreement or obligation of the Company contained herein or of the Major Stockholder and certain directors and officers contained in the Voting Agreement, in either the case of (i) or (ii) which shall not have been cured within fifteen business days following notice of such breach; provided, however, that such cure shall have been effected at least ten days prior to the Closing Date.

                  8.1.5 By the Company if (i) there shall have been a material breach of any representation or warranty of Parent, Newco or Acquisition contained herein, (ii) there shall have been a material breach of any covenant, agreement or obligation of Parent, Newco or Acquisition, in either the case of
(i) or (ii) which shall not have been cured within fifteen business days following notice of such breach; provided, however, that such cure shall have been effected at least ten days prior to the Closing Date.

                  8.1.6 By Parent if the Board shall have withdrawn or modified in a manner adverse to Parent, Newco or Acquisition its approval or recommendation of this Agreement or the Merger or shall have recommended, or the Company shall have entered into an agreement providing for, an Acquisition Proposal, or the Board shall have resolved to do any of the foregoing or by the Company if the Board takes any of the foregoing actions in the exercise of its fiduciary duties; provided that any termination pursuant to this Section 8.1.6 shall not affect Parent's rights to receive, or the Company's obligation to pay, the fees and expenses provided in Sections 6.22 and 8.2.

                  8.1.7 By Parent or the Company if this Agreement and the Merger do not receive the requisite vote of the stockholders of Company to approve the Merger at the Stockholders' Meeting.

         Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, the respective obligations of the parties under this Agreement shall terminate, except that the provisions of Sections 6.22, 6.23, 8.2 and 8.3 shall survive the termination of this Agreement. In the case of a termination pursuant to Sections 8.1.4, 8.1.5 or 8.1.6, the terminating party shall be entitled to receive from the other party upon demand the sum of $750,000 as liquidated damages hereunder.

         Section 8.3 Fees and Expenses. Except as otherwise expressly provided in Sections 6.22, 6.23 and 8.2 hereof if the Merger is not consummated, each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby; except the expenses related to the printing, mailing and distribution of the Proxy Statement/Prospectus and to the HSR and insurance regulatory filings and the costs, expenses and deposits (excluding premiums) related to certain reinsurance policies to be in effect as of the Effective Time shall be borne equally by Parent or Newco, on the one hand, and the Company, on the other. In the event of the consummation of the Merger, Parent will bear all costs, expenses and fees of Parent, Newco and Acquisition relating to the Merger and the transactions contemplated hereunder other than the registration fees and printing and distribution costs relating to the Form S-4.

         Section 8.4 Amendment. This Agreement may be amended by action taken by the Company, Parent, Newco and Acquisition at any time before or after adoption of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.5 Extension; Waiver. The Company, on the one hand, and Parent, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.4 or an extension or waiver pursuant to Section
8.5 shall, in order to be effective, require, action by the respective Board of

Directors of each of Parent and the Company or the duly authorized designee of each such Board of Directors.


                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time. The covenants and agreements herein shall survive in accordance with their respective terms.

         Section 9.2 Entire Agreement; Assignment. This Agreement and the Transaction Documents (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided that Parent may assign its rights and obligations in whole or in part to any affiliate of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

         Section 9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax, by nationally-recognized overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

         if to the Company:

                  Capsure Holdings Corp.
                  115 Perimeter Center Place
                  Suite 1190
                  Atlanta, Georgia  30346
                  Attention:  Bruce A. Esselborn
                  Facsimile:  (770) 668-1224
         with a copy to each of the following:

                  Rosenberg & Liebentritt
                  Two North Riverside Plaza, Suite 1515
                  Chicago, Illinois  60606
                  Attention:  Kelly L. Stonebraker
                  Facsimile:  (312) 454-0335


                  Seyfarth, Shaw, Fairweather & Geraldson
                  55 East Monroe Street
                  Chicago, IL  60603-5803
                  Attention:  David S. Stone
                  Facsimile:  (312) 269-8869


         if to Parent, Newco or Acquisition:

                  CNA Insurance Companies
                  CNA Plaza; 42 South
                  Chicago, Illinois 60685
                  Attention:  David T. Cumming,
                                Group Vice President &
                                Associate General Counsel
                  Facsimile:  (312) 822-1186


         with a copy to:

                  Sonnenschein Nath & Rosenthal
                  8000 Sears Tower
                  Chicago, IL  60606
                  Attention:  Mitchell L. Hollins
                              Arthur J. Simon
                  Facsimile:  (312) 876-7934

or to such other address or person as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 9.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law; however, any action or proceeding relating to this Agreement shall be brought only in and decided by the federal or state courts in Chicago, Illinois, such courts being a proper forum in which to adjudicate such action or proceeding, and each party hereby waives any claim of inconvenient forum.

         Section 9.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.9 WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, PARENT, ACQUISITION AND NEWCO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.


                                         CAPSURE HOLDINGS CORP., a
                                         Delaware corporation


                                         By: /s/ Bruce A. Esselborn
                                            ------------------------------
                                         Name: Bruce A. Esselborn
                                         Title: President


                                         CONTINENTAL CASUALTY COMPANY,
                                         an Illinois corporation


                                         By: /s/ Donald M. Lowry
                                            ------------------------------
                                         Name: Donald M. Lowry
                                         Title: Senior Vice President,
                                         Secretary and General Counsel

                                         CNA SURETY CORPORATION, a
                                         Delaware corporation


                                         By: /s/ Mark Vonnahme
                                            ------------------------------
                                         Name: Mark Vonnahme
                                         Title: President


                                         SURETY ACQUISITION COMPANY, a
                                         Delaware corporation


                                         By: /s/ Mark Vonnahme
                                            ------------------------------
                                         Name: Mark Vonnahme
                                         Title: President


                                         FIREMEN'S INSURANCE COMPANY OF
                                         NEWARK, NEW JERSEY, a New
                                         Jersey corporation


                                         By: /s/ Donald M. Lowry
                                            ------------------------------
                                         Name: Donald M. Lowry
                                         Title: Senior Vice President,
                                         Secretary and General Counsel



                                         CONTINENTAL INSURANCE COMPANY,
                                         a New Hampshire corporation


                                         By: /s/ Donald M. Lowry
                                            ------------------------------
                                         Name: Donald M. Lowry
                                         Title: Senior Vice President,
                                         Secretary and General Counsel

                                         NATIONAL FIRE INSURANCE
                                         COMPANY OF HARTFORD, a
                                         Connecticut corporation


                                         By: /s/ Donald M. Lowry
                                            ------------------------------
                                         Name: Donald M. Lowry
                                         Title: Senior Vice President,
                                         Secretary and General Counsel


                                         AMERICAN CASUALTY COMPANY OF
                                         READING, PENNSYLVANIA, a
                                         Pennsylvania corporation


                                         By: /s/ Donald M. Lowry
                                            ------------------------------
                                         Name: Donald M. Lowry
                                         Title: Senior Vice President,
                                         Secretary and General Counsel

                                     ANNEX A


                        Services and Indemnity Agreement

                                     ANNEX B


                        Administrative Services Agreement

                                     ANNEX C


                          Registration Rights Agreement

                                     ANNEX D


                             Reinsurance Agreements


Attached are the following Reinsurance Agreements:

         Surety Quota Share Treaty, Aggregate Stop Loss Reinsurance Contract and Surety Excess of Loss Contract

                                     ANNEX E

                         Opinion of Mayer, Brown & Platt

                                     ANNEX F

                           Opinion of Kirkland & Ellis

                                                            EXHIBIT 2 - ANNEX A

                        SERVICES AND INDEMNITY AGREEMENT

This SERVICES AND INDEMNITY AGREEMENT, (hereinafter referred to as the "Agreement") is made and entered into by and between Western Surety Company a South Dakota domiciled property and casualty insurer with principal offices located in Sioux Falls, South Dakota, Surety Bonding Company of America ,a South Dakota domiciled property and casualty insurer with principal offices located in Sioux Falls, South Dakota and Universal Surety of America, a Texas domiciled property casualty company with principal offices located in Houston, Texas (hereinafter referred to collectively as the "REINSURER"), and CONTINENTAL CASUALTY COMPANY, an Illinois domiciled property and casualty insurer with principal offices located at CNA Plaza, Chicago, Illinois and its affiliates (hereinafter referred to as the "COMPANY"), effective _____, 1997, for the benefit of the REINSURER and the COMPANY.

WHEREAS, The COMPANY, Capsure Holdings Corp. ("Capsure"), CNA Surety Corporation ("Newco") and Surety Acquisition Corporation. have executed a Reorganization Agreement ("Reorg. Agreement") dated December __, 1996; and

WHEREAS, prior to the closing date of the transactions described in the Reorg. Agreement Capsure was the parent corporation of the REINSURER and after the Closing Date, Newco will be the parent corporation of Capsure; and

WHEREAS, the COMPANY and the REINSURER have entered into a Quota Share Reinsurance Agreement, (hereinafter referred to as the "Reinsurance Agreement") effective _______for certain Surety Bonds issued by the COMPANY in the United States on behalf of various principals of REINSURER and reinsured 100% by the REINSURER (as defined in the Reinsurance Agreement, and hereinafter referred to as the "Bonds"), pursuant to the terms of such Reinsurance Agreement; and

Reinsurance Agreement") and an Aggregate Loss Ratio Stop Loss Reinsurance Contract (hereinafter referred to as "Aggregate Stop Loss Ratio Agreement"); and

WHEREAS, THE REINSURER possesses the staff and expertise to administer the policies and THE REINSURER agrees to assume certain duties and responsibilities to administer such Bonds; and

WHEREAS, the COMPANY'S offer to write such business is based on the REINSURER'S acceptance of such duties and responsibilities as described herein;

NOW, THEREFORE, the parties, in consideration of the mutual agreements, covenants, and provisions herein contained, agree as follows:

                                    I. TERM

This Agreement shall take effect with the Reinsurance Agreement and have the same term and cancellation provisions in their entirety as provided in the Reinsurance Agreement, except as specified in Sections 4.5 and 4.7 of Article IV and Section 9.6 of Article IX of this Agreement. If this Agreement is terminated or expires for any reason, the Reinsurance Agreement shall simultaneously terminate or expire.

                                II. APPOINTMENTS

Section 2.1: The REINSURER shall serve as the COMPANY'S underwriting agent for the Bonds and shall adjust any claims made under the Bonds.

Section 2.2: In consideration for these appointments, the REINSURER and the COMPANY agree to exercise all authority and perform all duties required by this Agreement.

                 III. UNDERWRITING AUTHORITY AND RELATED DUTIES

Section 3.1: The REINSURER is authorized and agrees to underwrite, price, issue, and cancel or nonrenew the Bonds, subject to limitations provided herein. The

REINSURER warrants that it shall underwrite, price, issue, and cancel or nonrenew the Bonds in a timely and professional manner through qualified persons, fully familiar with generally accepted standards in the United States or according to the COMPANY's formal written guidelines as may be provided from time to time to the REINSURER.

Section 3.2: Nothing stated anywhere in this Agreement shall impair the REINSURER'S right to cancel or nonrenew any Bond, providing such action is in full compliance with applicable law and the COMPANY receives advance notice of the REINSURER'S intent. The COMPANY has the right to cancel or nonrenew any Bond upon the prior approval of the REINSURER unless this Agreement expires or is terminated, whereupon the COMPANY may do so without prior approval but shall provide ten (10) days prior written notice to the REINSURER.

Section 3.3: The COMPANY agrees that it will, upon written request from the REINSURER, promptly appoint such persons as agents of the COMPANY or grant such persons a power of attorney as requested by the REINSURER. The COMPANY also agrees that it will, upon written request from the REINSURER promptly file with appropriate regulatory authorities such forms and rates as requested by the REINSURER. The REINSURER's staff will perform the administrative functions necessary for the COMPANY to make such appointment, grant such powers and to make such filings.

                    IV. CLAIMS AUTHORITY AND RELATED DUTIES

Section 4.1: The COMPANY hereby agrees and authorizes the REINSURER to adjust and pay all claims arising under the Bonds issued under this Agreement, except as provided in Section 4.5 of Article IV herein. The REINSURER warrants that any claims arising under the Bonds will be handled in a timely and professional manner by qualified persons, fully familiar with generally accepted claims handling standards in the United States or according to the COMPANY's formal written guidelines as may be provided from time to time to the REINSURER. The REINSURER is authorized and agrees to investigate, monitor, and handle any claims under any of the Bonds issued under this Agreement and reinsured pursuant to the REINSURANCE

AGREEMENT on the COMPANY'S behalf or retain any independent claims consultant or adjuster as may be required.

Section 4.2: The COMPANY and the REINSURER shall provide the other with prompt notification of any losses or claims, or any information that makes a loss or claim reasonably likely under the Bonds and as provided elsewhere in this Agreement.

Section 4.3: In recognition of statutory, regulatory and legal duties to handle claims in a prompt and fair manner, the COMPANY and the REINSURER agree to exercise their best efforts and cooperate fully with the other to handle claims in said manner and in full compliance with all such requirements.

Section 4.4: Within 20 days after the end of each calendar month while this Agreement is in effect, the REINSURER shall promptly report to the COMPANY on all open and closed claims handled by it during such month in the reporting format as mutually agreed to between the COMPANY and the REINSURER. Such reports shall include information on all claims and allocated claims expenses reserved, paid and outstanding. The REINSURER shall send the COMPANY a copy of any claim file upon request by the COMPANY. All claim files will be the joint property of the COMPANY and the REINSURER during the period this Agreement is in effect.

Section 4.5: Upon termination of this Agreement, or in the event of an order of liquidation of the COMPANY during the period this Agreement is in effect, such files shall become the sole property of the COMPANY or its estate. The REINSURER shall have reasonable access to, and the right to copy, any such claim files in the COMPANY'S possession on a timely basis, if requested.

Section 4.6: The REINSURER shall pursue salvage or subrogation on behalf of the COMPANY in all appropriate cases, on any claims arising under the Bonds.

Section 4.7: In the event this Agreement is terminated and unless otherwise mutually agreed to between the COMPANY and the REINSURER or the REINSURER otherwise notifies the COMPANY in writing, the REINSURER shall have the right to settle and handle all subsequent claims and losses until such time as all Bonds issued, underwritten or serviced by REINSURER pursuant to this Agreement have expired and the Reinsurance Agreement has expired, and all known claims thereunder have been paid or settled, have runoff or otherwise have been disposed of in the judgment of the COMPANY, and all incurred but not reported loss reserves as respects the business covered by the Reinsurance Agreement have been reduced to zero, and any amounts owed to the COMPANY by others or under the Reinsurance Agreement in regard to any claims have been collected by the COMPANY. Reinsurance indemnity for any claim or loss discussed herein shall be provided in accordance with the terms and conditions of the Reinsurance Agreement.

Section 4.8: All claims and/or losses handled by the REINSURER pursuant to
Section 4.7 herein shall be reported to the COMPANY by the REINSURER within forty-five (45) days after the end of each calendar quarter in such reporting format as requested by the COMPANY.

                   V. ACCOUNTING AUTHORITY AND RELATED DUTIES

The parties agree that the REINSURER shall bill its customers directly for the Bonds and collect all premiums due and owing for such Bonds.

                  VI. REGULATORY COMPLIANCE AND RELATED DUTIES

Section 6.1: The COMPANY and the REINSURER agree to use their best efforts to achieve full compliance with all applicable statutory, regulatory and legal requirements.

Section 6.2: The COMPANY and the REINSURER agree to provide the other, promptly upon request, with all information and support required for any regulatory compliance obligation and for any reports, statements or other filings required by regulatory authorities.

Section 6.3: The REINSURER agrees to monitor all legal, statutory and regulatory developments affecting the Bonds hereunder and promptly report same to the COMPANY. Should any such changes affect the Bonds hereunder, the parties agree to ensure full compliance with such changes. The COMPANY agrees to prepare any documentation necessary to assure such compliance. In the event that the COMPANY becomes aware of any such development, it shall report it promptly to the REINSURER.

Section 6.4: In the event that any State, by statute, regulation or otherwise, prohibits or restricts the REINSURER'S authority hereunder, the parties agree that this Agreement and the underlying Reinsurance Agreement are terminated in accordance with the provisions of same.

                          VII. FACULTATIVE REINSURANCE

When requested by REINSURER the COMPANY shall provide facultative reinsurance to the REINSURER.

                               VIII. COMPENSATION

The parties agree that as compensation for the performance of the mutual duties specified hereunder , COMPANY shall pay the REINSURER $50,000 per calendar quarter during the term of this Agreement

                              IX. INDEMNIFICATION

Section 9.1: In addition to the obligations of the REINSURER pursuant to the terms of the Reinsurance Agreement, the REINSURER shall indemnify the COMPANY as follows in Sections 9.2 and 9.3. However, Sections 9.2 and 9.3 shall not apply to any liability, claim, suit, demand, damages (including punitive and exemplary damages), judgment, cost, interest and expense (including but not limited to attorneys' fees and disbursements) or regulatory fines or administrative penalties caused by the action of or the failure to take action by any employee of the COMPANY. Nor shall Sections 9.2 and 9.3 prevent the application of any available reinsurance proceeds.

Section 9.2: The REINSURER shall indemnify, defend and hold harmless the COMPANY, its agents, employees, subsidiaries and affiliates from and against all liability, claims, suits, demands, damages (including punitive and exemplary damages), judgments, costs, interest and expense (including but not limited to attorneys' fees and disbursements) or regulatory fines or administrative penalties arising out of, or in connection with, any Bond issued under this Agreement and reinsured under the Reinsurance Agreement, including but not limited to underwriting activities, policy issuance, claim handling and the resolution of coverage issues; provided, however, that not withstanding any other provisions of the Agreement, such indemnification by the REINSURER shall not extend to any matter subject to the obligations of the COMPANY or its affiliates under the Reinsurance Agreement, the Excess of Loss Reinsurance Agreement and the Aggregate Stop Loss Ratio Agreement.

Section 9.3: The REINSURER agrees to indemnify, defend and hold the COMPANY harmless and make full and prompt reimbursement for any regulatory fines or administrative penalties levied against the COMPANY relating to the REINSURER'S failure to fulfill any policy, rate, claim payment or other filing or obligations required by or to regulatory authorities. The COMPANY shall use its best efforts to advise the REINSURER as soon as possible of any such fine or penalty, or any information indicating that a fine or penalty may be levied.

Section 9.4: Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made.

Section 9.5: The COMPANY agrees to save, indemnify, and hold REINSURER harmless against any and all loss, liability or damage resulting from any misrepresentation or breach of warranty by the COMPANY under the terms of this Agreement

Section 9.6: The indemnities provided in Sections 9.1, 9.2, 9.4 and 9.5 herein shall survive any termination of this Agreement.

                  X. REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 10.1: The COMPANY hereby represents and warrants to the REINSURER that all SURETY BUSINESS (as that term is defined in the Reorg. Agreement) written, renewed or assumed by the COMPANY, or by any company that is an affiliate of the COMPANY on the Effective Date of this Agreement, has been and will be coded as PR 66 (as that term is defined in the Reorg. Agreement), and covenants that if it is discovered that any Surety Business written or assumed by the COMPANY or by any company that is an affiliate of the COMPANY on or after the Effective Date of this Agreement, has not been coded as PR 66, then that Surety Business will be ceded under the terms of the Reinsurance Agreement as if that Surety Business has been coded as PR 66.

Section 10.2 The COMPANY hereby represents and warrants that the COMPANY's unearned premium reserves, and the Reserves, including but not limited to reserves for losses incurred but not reported, as those terms are defined in the Reinsurance Agreement as of the Effective Date on Surety Business covered by the Reinsurance Agreement were estimated in accordance with generally accepted actuarial standards.

Section 10.3 The COMPANY hereby represents and warrants that it or its affiliates will act as a cosurety or write Surety Business as requested by the REINSURER on the same terms and conditions, using the same filed forms and rates as the Company and its affiliates used to write Surety Business prior to the Closing Date.

Section 10.4 The COMPANY hereby represents and warrants that the convention for determining when losses are incurred as set forth in Article 4 of the Aggregate Stop Loss Reinsurance Contract and Article 5 (C) of the Reinsurance Agreement is the convention that the COMPANY consistently has used prior to the Closing Date in the preparation of its Statutory Consolidated Annual Statements.

                                XI. ARBITRATION

In the event of an irreconcilable dispute between the parties to this Agreement, such dispute shall be submitted for decision to the process of arbitration in the manner and pursuant to the procedure set forth in the ARBITRATION Article of the Reinsurance Agreement.

                               XII. MODIFICATION

There will be no modification of or change in the terms of this Agreement, the Reinsurance Agreement, the Excess of Loss Reinsurance Agreement or the Aggregate Stop Loss Ratio Agreement without the written approval of the COMPANY and the audit committee of Newco.

                       XIII. BINDING EFFECT OF AGREEMENT

This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns.

                                XIV. TERMINATION

Section 14.1: This Agreement and the REINSURER'S obligations, except as specified in Article I, Sections 4.5 and 4.7 of Article IV, and Section 9.6 of
Article IX hereunder, shall terminate automatically and without notice upon the occurrence of any one or more of the following events: (a) termination of the Reinsurance Agreement; or (b) termination or modification of REINSURER'S participation in the Reinsurance Agreement.

Section 14.2: Any termination of REINSURER'S obligations hereunder shall be subject always to REINSURER'S duty to satisfy, fulfill, fully perform and discharge all obligations which may accrue through, but not beyond, the effective date and time of such termination.

Section 14.3: This Agreement, except as specified in Article I, Sections 4.6 and
4.7 of Article IV, and Section 9.6 of Article IX, may be terminated at any time by mutual written agreement.

                                XV. CONTRIBUTION

The REINSURER, upon any payment hereunder, shall fully share in the subrogation, contribution and salvage rights of the COMPANY, as applicable, to the extent of REINSURER'S payment to the COMPANY.

                      XVI. RESOLUTION OF CONFLICTING TERMS

In the event of any conflict or inconsistency between this Agreement and the Reinsurance Agreement, this Agreement shall prevail and be controlling. Notwithstanding anything to the contrary contained in Article XIII herein, any irreconcilable dispute between the parties to this Agreement shall be resolved by arbitration, in the manner and pursuant to the procedure set forth in the Reinsurance Agreement, as more fully set forth in Article XI of this Agreement.

                               XVII. SEVERABILITY

In the event any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such validity or enforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

                          XVIII. HONORABLE UNDERTAKING

The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. The Agreement shall be construed as an honorable undertaking and should be interpreted for the purposes of giving effect to the real intentions of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

CONTINENTAL CASUALTY COMPANY:

By:
   ---------------------------------------------------------------
Name:
     -------------------------------------------------------------
Title:
      ------------------------------------------------------------
Date:
     -------------------------------------------------------------

WESTERN SURETY COMPANY

By:
   ---------------------------------------------------------------
Name:
     -------------------------------------------------------------
Title:
      ------------------------------------------------------------
Date:
     -------------------------------------------------------------

SURETY BONDING COMPANY OF AMERICA

By:
   ---------------------------------------------------------------
Name:
     -------------------------------------------------------------
Title:
      ------------------------------------------------------------
Date:
     -------------------------------------------------------------

UNIVERSAL SURETY OF AMERICA

By:
   ---------------------------------------------------------------
Name:
     -------------------------------------------------------------
Title:
      ------------------------------------------------------------
Date:
     -------------------------------------------------------------

                                                            EXHIBIT 2 - ANNEX B

                       ADMINISTRATIVE SERVICES AGREEMENT

Agreement, dated _____, 1997 by and between Continental Casualty Company and its affiliates ("CNA") and CNA Surety Corporation and its insurance subsidiaries ("Newco"). Capitalized terms used herein without definitions have the respective meanings set forth in the Reorganization Agreement dated as of December 1996 between Capsure Holdings Corp. ("Capsure"), CCC, Newco, and Surety Acquisition Corporation ("Reorg. Agreement").

WHEREAS, pursuant to the Reorg. Agreement and certain reinsurance and service agreements executed on the Closing Date of the transactions described the Reorg. Agreement, CNA and its affiliates and Capsure are combining their surety operations in subsidiaries of Newco; and

WHEREAS, Newco wishes to use certain real and personal property currently owned or leased by CNA and prior to the execution of Reorg. Agreement used by and in the conduct of its Surety Business; and

WHEREAS, Newco also wishes to purchase or have access to certain services to be provided by CNA pursuant to Section ____ of the Reorg. Agreement; and

WHEREAS, the parties intend to execute this Agreement simultaneously with the execution of the reinsurance and service agreements;

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.       Rent of Personal Property and Provision of Services.

         1.1 Personal Property. During the Term of this Agreement, CNA grants to Newco the right to use the Personal Property described in Exhibit 1 hereto. Newco shall pay for the use of such Personal Property as set forth in Exhibit 1.

         1.2 Services. During the Term of this Agreement, Newco shall have the right to receive the Services set forth in Exhibit 2 hereto. Newco shall pay for such services as set forth in Exhibit 2.

2. Lease of Real Property During the Term of this Agreement, CNA shall lease or sublease the office space in the location described in Exhibit 3. Newco shall pay for the lease of such office space as set forth in Exhibit 3.

3. Payment. Payment for all Services, and rent for Personal and Real Property shall be made by wire transfer to the account indicated by CNA. Such payment shall be made (a) for rent on Personal and Real Property within five
(5) business days of the last day of each month (or such shorter period) for which rent is due; and (b) for Services, within ten business days of receipt of an invoice or bill setting forth the charges applicable for a given period.

4. Price Increases. CNA may increase the rates for the goods and services set forth in Exhibits 1, 2 and 3 annually on the anniversary date of this Agreement by no more than the percent increase in the Consumer Price Index for the prior twelve months.

5. Term. The term of this Agreement shall be from the Closing Date through earliest of (a) three years from the Closing Date, and (b) the date on which Newco ceases to purchase any of the services or lease any of the property set forth in Exhibits 1, 2 and 3.

6. Limitation on Newco's Obligations. Condition on Return. Newco's obligations under this Agreement are limited as set forth under this Agreement. Newco shall have no obligation to maintain or insure any of the Personal or Real Property rented hereunder or to pay any sales, use, excise or other tax or governmental fee arising from its rental of the Personal or Real Property hereunder. Upon expiration of the Term of this Agreement, Newco shall return the Personal Property and surrender occupancy of the Real Property set forth in Exhibits 1, 2 and 3. The personal property and leased property shall be surrendered in the same condition as at the inception of this Agreement, excepting normal wear and tear.

7. Option to Purchase. At the end of the term of this Agreement (excluding any extensions hereto), Newco shall have the option to purchase any Personal Property included in paragraphs 5, 6 and 7 of Exhibit 1 and owned by CNA for $1..

8. Option to Sub Lease Real Property. At the end of the term of this Agreement, upon mutual agreement of terms and conditions by Newco and CNA, Newco shall have the option of sub leasing at a rent no more than the pro rata portion of the overall rent paid by CNA under its lease based upon the amount of space used by Newco any Real Property that is (a) under lease to Newco prior to the end of the term of this Agreement and (b) leased by CNA at such date. Should CNA decide not to renew the lease of space that Newco sublease or CNA receives notice from the owner that space that Newco occupies is being sold, CNA shall inform Newco as soon as practicable.

9. Option to Lease CNA Owned Property. At the end of the term of this Agreement, upon mutual agreement of terms and conditions by Newco and CNA, Newco shall have the option of leasing at a rent of no more than fair market value based upon the quality and the amount of space leased, any Real Property that is (a) under lease to Newco prior to the end of the term of this Agreement and (b) owned by CNA on such date. Should CNA decide to sell a location in which Newco leases space, CNA shall inform Newco as soon as practicable, but in no event less than ninety (90) days prior to the closing of such sale.

10. Terms of Options to Purchase or Lease Under Sections ,7, 8 and 9. If the parties are unable to agree upon the purchase price, the rent or other terms and conditions necessary to allow Newco to effectuate the options provided for in Sections 7, 8 and 9 of this Agreement, the parties agree to submit such dispute to arbitration under the procedures set forth in Section
11. of this Agreement and the decision of the arbitrator shall be final and binding upon the parties.

11. Arbitration. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested and knowledgeable concerning any services or goods disputed and the reasonable costs thereof.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Chicago, Illinois. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Agreement.

12.  General.

         12.1. Entire Agreement; Amendment. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes any and all prior oral and written agreements, understandings and quotations relating thereto. No material waiver, alteration, modification or cancellation of any of the provisions of this Agreement shall be binding unless made in writing, approved by the Newco Audit Committee and signed by both parties. This Agreement and the Exhibits attached hereto constitute the Agreement.

         12.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive law of Illinois, and any and all substantive claims arising hereunder shall be subject to the exclusive jurisdiction of courts residing in the State of Illinois. EACH OF CNA AND NEWCO AGREES TO WAIVE ITS RIGHT TO DEMAND A TRIAL BY JURY IN ANY AND ALL LEGAL PROCEEDINGS.

         12.3 Headings. The headings in this Agreement are for convenience only and do not affect the meaning of this Agreement.

         12.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision will be enforceable only to the extent that it is not in violation of such law or is not otherwise unenforceable and all other provisions of this Agreement will remain in full force and effect.

         12.5 Waiver. The failure of CNA or Newco in any one or more instances to insist upon strict performance of any of the terms of this Agreement will not be construed as a waiver or relinquishment, to any extent, or the right of such party to assert or rely upon any such terms on any future occasion.

         12.6 Force Majeure. Neither party will be liable for any delay or failure of its performance under this Agreement which results from causes beyond its control;

         12.7 Notices. All notices, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if personally delivered, sent by overnight courier with package tracing capability, or if mailed, when mailed by United States first-class, certified or registered mail, post prepaid, to the other party as follows:

         if to CNA:

                  Continental Casualty Company
                  c/o CNA Financial Corporation
                  CNA Plaza
                  Chicago, Illinois 60685
                  Attention:  Chief Financial Officer
                  Telecopier: (312)

         if to Newco

                  Newco

                  Attention:  President, Newco
                  Telecopier: (312)

         12.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors an permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any such assignment shall only be effective if such successor shall expressly assume such party's obligations under this Agreement and shall agree to be subject to all of the terms and conditions of this Agreement. Any assignment on contravention of this Section 12.8 shall be void.

         12.9 Third-Party Beneficiaries. No person or entity not a party hereto shall be deemed to be a third-party beneficiary of this Agreement or any provision hereof.

         12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument; however, this Agreement will be of no force or effect until executed by both parties. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

13.      Definitions

         13.1. "Personal Property" means the personal property set forth in
Exhibit 1 hereto.

         13.2. "Services" means the services set forth in Exhibit 2 hereto.

         13.3. "Real Property" means the real property set forth in Exhibit 3 hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                        CONTINENTAL CASUALTY CORPORATION

                                        By:
                                           -----------------------------------
                                              Name:
                                              Title:

                                        CNA SURETY CORPORATION

                                        By:
                                           -----------------------------------
                                              Name:
                                              Title:

Exhibit 1



Personal Property

The following constitute the Personal Property to be rented to Newco pursuant to Section 1.1 of the Agreement:

         1. access to the CNA networking equipment as configured as of the Closing Date to the extent access is necessary to use operate and use the workstations as operated and used by CNA in the operation of its surety business prior to the Closing Date. The initial monthly charge for this will be $ 59,840.00 based on 320 workstations at $ 187.00 per workstation. For any workstation for which the Newco eliminates access to the CNA networking equipment, the monthly charge shall be reduced by $187.00. When all workstations no longer have access to CNA networking equipment, the charge shall be $0.

         2. all company standard auto leases in place prior to the Closing Date by CNA in the operation of its surety business. The initial monthly charge for these company autos will be $43,065.27 based on 81 vehicles and a thirty day month; provided that Newco may, upon thirty days written notice turn back to CNA one or more of the leased vehicles (as defined above) and access to that vehicle to CNA and the monthly rental charge shall be reduced by $ 531.67 per vehicle per month. When all standard company cars have been turned back, the monthly charge shall be $0.

         3. all company executive auto leases in place prior to the Closing Date by CNA in the operation of its surety business. The initial monthly charge for these company autos will be $3,351.68 based on 4 vehicles and a thirty day month; provided that Newco may, upon thirty days written notice turn back to CNA one or more of the leased vehicles (as defined above) and access to that vehicle to CNA and the monthly rental charge shall be reduced by $837.92 per vehicle per month. When all executive company cars have been turned back, the monthly charge shall be $0.

         4. support for laptop computers as operated and used by CNA in the operation of its surety business prior to the Closing Date. The initial monthly charge for this will be $ 969.00 based on 17 workstations at $ 57.00 per workstation. For any laptop for which the Newco no longer needs support, the monthly charge shall be reduced by $57.00. This shall include laptops returned to CNA. When all laptops are no longer supported by CNA, the charge shall be $0.

         5. all office furniture and equipment used prior to the Closing Date by CNA in the operation of its surety business. The initial monthly charge for this will be $ 60,204.05 based on 72,535 square feet at $ 0.83 per square foot.

         6. such other furniture and equipment as the parties may hereafter mutually agree.

         7. all computer workstations ("workstations") as configured as of the Closing Date and as used by CNA prior to the Closing Date in the operation of its surety business. Each workstation shall include a 486 or more powerful IBM compatible personal computer and the software installed on such computers or available via the CNA network prior to the Closing Date. The initial monthly charge for this will be $ 16,416.00 based on 320 workstations at $ 51.30 per workstation. For any workstation that the Newco turns back to CNA the monthly charge shall be reduced by $51.30. When all workstations have been turned back to CNA, the monthly charge shall be $0.



The initial monthly charges for all the items listed above is $183,846.00 per month based on a thirty day month; provided that Newco may, upon thirty days written notice turn back to CNA property (as defined above) and access for that workstation to the CNA network and the monthly charge shall be reduced by the amounts specified above.

Exhibit 2

Services

The following constitute the Services to be provided to Newco pursuant to
Section 1.2 of the Agreement:

1. Telecommunications Services. Newco shall continue to have access to the telecommunications services used by CNA in the operation of its Surety Business prior to the Closing Date at the same level of service that CNA provided and at no more than the cost CNA allocated to its Surety Business prior to the Closing Date. These services include access to telephony and data transmission lines, the provision of telecommunications equipment and the maintenance and service of such equipment Newco shall pay $ 15,228 per month for such services, plus appropriate usage charges as incurred. Upon 30 days written notice Newco may cancel telecommunications services provided hereunder.

2. Mainframe Use and Services. Newco shall continue to have access to CNA owned or leased mainframe computers to the same extent CNA utilized such mainframe computers in the operation of its Surety Business and at no more than the cost CNA allocated to its Surety Business prior to the Closing Date. Newco shall pay $ 14,680 per month for such services. Upon 30 days written notice Newco may cancel the access to CNA owned or lease mainframe computers provided hereunder.

3. Human Resources. At Newco's request, CNA shall continue to provide Newco with the human resources services set forth below. None of these costs include costs related to the initial combination of the CNA and Capsure Surety Business. Newco shall not be obligated to purchase any Human Resource services from CNA. However, if Newco chooses to purchase Human Resource services from CNA, Newco shall pay CNA the following charges based upon its use of CNA human resource services:

     3.1.  HR Officers Consulting           $  125 per hour
                                            ------

     3.2.  Relocation Admin                 $2,650 per homeowner relocation
                                            ------

                                            $  530 per non-homeowner relocation
                                            ------

4. Corporate Services. At Newco's request, CNA shall continue to provide Newco with the services set forth below. Newco shall not be obligated to purchase any of these corporate services from CNA. However, if Newco chooses to purchase Corporate services from CNA, Newco shall pay CNA the following charges based upon its use of CNA Corporate Services:

     4.1.  Agent Licensing and Fees         $    40 per surety-specific transaction
                                            -------

     4.2.  Ceded Re Claims Collections      $87,000 annually
                                            -------

     4.3.  Ceded Re Placement               $   145 per hour
                                            -------

     4.4.  Mail Services (CNA Plaza)        $ 43.33 per plaza ee per month
                                            -------

     4.5.  Office Supplies (CNA Plaza)      $  8.50 per plaza ee per month
                                            -------

     4.6.  Statistical & State Reporting    $  0.52 per $1000 of Dir. Written Prem.
                                            -------

     4.7.  Tax Services                     $   tbd per hour
                                            -------

     4.8.  Treasury Services                $13,000 per month
                                            -------

     4.9.  Treasury Svcs. Bank Fees         Actual fees from third party financial
                                            institutions allocable to Corporation's
                                            bank Surviving accounts.

     4.10. Warehousing/Records Storage      $ 12.08 per FTE per month
                                            -------

     4.11. Workstation Moves/Adds/Changes   $114.00 per hour plus any direct costs
                                            -------

     4.12. Help Desk Services               $ 26.00 per FTE per month
                                            -------

CNA shall invoice Newco for any services actually provided under 4.1, 4.3, 4.7 and 4.11. For the services provided under 4.4, 4.5, 4.8, 4.10 and 4.12 Newco shall pay CNA for each month that CNA provides services and Newco may terminate any of these services upon thirty days written notice to CNA. With sixty days of the Closing Date and annually thereafter for the term of this Agreement, Newco shall inform CNA in writing whether it will elect to purchase the services offered under section 4.2 If Newco elects to purchase this service from CNA, Newco shall remit the annual fee to CNA within thirty days of its notice to CNA.

5. At Newco's request, CNA shall provide Newco the related services set forth below.

     5.1   Audit Services        (Internal Only)         $  210,000 annually

     5.2   CNA Board & Mgmt Reporting          $  50,000 annually

     5.3   CNA Accounting Consolidations       $ 200,000 annually

     5.4   CNA M&A, Budgeting & Related        $ 100,000 annually

     5.5   CNA Strategic management            $ 350,000 annually

     5.6   Valuation (Actuarial)               $ 285,000 annually

     5.7   Corporate Identity                  $ 145,000 annually

     5.8   Strategic Planning                  $  10,000 annually


Within sixty days of the Closing Date and annually thereafter for the term of this Agreement, Newco shall inform CNA in writing whether it will elect to purchase any of the services offered under section 5 If Newco elects to purchase this service from CNA, Newco shall remit the annual fee to CNA within thirty days of its notice to CNA.

6. Miscellaneous Services. At Newco's request, CNA shall provide Newco with the Miscellaneous Services set forth below. Newco shall not be obligated to purchase any these services from CNA. However, if Newco chooses to purchase these services from CNA, Newco shall pay CNA the following charges for its use of the Miscellaneous Services:



     6.1.  Agency Premium Accounting           $ 35,000 per month
                                               --------

     6.2.  Field Office Services               $ 25,000 per month
                                               --------

     6.3.  Legal Services                      $    105 per hour
                                               --------

     6.4.  Claims Operations                   $     75 per hour
                                               --------

     6.5.  Commercial Operations Systems       $ 23,500 per month
                                               --------


7. Other Purchased Services - At the option of Newco, other services provided by CNA may be purchased individually at established rates mutually agreed upon by the parties.

Exhibit 3

Real Estate. The schedule below details the annual rental charges by location. Newco may terminate its use of any location set forth below by giving CNA 60 days written notice of its intent to relocate.


                                                                                                 RENT (6305)

                                              Space                               Rent            Property
Real Estate                      CC           Sq Ft              Rate            leased            owned             Total

Albany                         0859           1,763             18.07            31,857                             31,857
Albuquerque                    3210             935             16.48            15,409                             15,409
Angeles Valley                 5717           1,283             36.74            47,137                             47,137
Atlanta                        3859           2,333             23.50            54,826                             54,826
Birmingham                     3207           1,407             12.36            17,391                             17,391

Brea                           2458             354             21.59             7,643                              7,643
Buffalo                        3208             729             31.84            23,211                             23,211
Charlotte                      3822           1,200             14.94            17,928                             17,928
Chicago                        0159           2,962             25.52            75,590                             75,590
Cincinnati                     5359             600             15.25             9,150                              9,150

Columbus                       1659             216             13.32                 0             2,877            2,877
Dallas                         0459           4,519             13.39            60,509                             60,509
Denver                         5459           1,553             18.43            28,622                             28,622
Farmington                     5859           1,347             19.69            26,522                             26,522
Grand Rapids                   0604             800             18.99            15,192                             15,192

Houston                        3659             939             15.78            14,817                             14,817
Indianapolis                   3759           1,671             19.74            32,986                             32,986
Kansas City                    3159             540             21.31            11,507                             11,507
Little Rock                    8351             623             14.58             9,083                              9,083
Louisville                     3259           1,168             12.88            15,044                             15,044

Milwaukee                      0959           1,627             17.54            28,538                             28,538
Minneapolis                    4159             810             24.09            19,513                             19,513
Nashville                      3959           1,536              9.50                 0            14,592           14,592
New Orleans                    6159             366             18.97             6,943                              6,943
New York                       0359           3,904             25.32            98,849                             98,849

Oklahoma City                  7459             800             12.36             9,888                              9,888
Orlando                        7759           1,350             10.00                 0            13,500           13,500
Philadelphia                   3059           2,522             27.08            68,296                             68,296
Phoenix                        5659           1,019             16.63            16,946                             16,946
Pittsburgh                     0259             972             15.45            15,017                             15,017

Portland                       3209           1,035             15.97            16,529                             16,529
Quincy                         1259           1,353             17.65            23,880                             23,880
Reading                        4759             636              8.13                 0             5,171            5,171
Richmond                       4304             794             16.67            13,236                             13,236
Sacramento                     2539           2,046             18.83            38,526                             38,526

Salt Lake City                 1359           1,384             11.76            16,276                             16,276
San Bruno                      2559           1,855             28.35            52,589                             52,589
Seattle                        0559           1,352             18.87            25,512                             25,512
Silver Spring                  4281           2,289             22.30            51,045                             51,045
Southfield                     0659           1,446             20.35            29,426                             29,426
St. Louis                      1559           1,254             20.02            25,105                             25,105

Total Field                                  57,292                           1,070,540            36,140        1,106,680

Home Office                    9401          15,243             16.50                 0           251,510          251,510
Vacated Space                  3033               0                             283,884                            283,884

Total Home Office                            15,243                             283,884           251,510          535,394

Total Surety                                 72,535                           1,354,424           287,649        1,642,073

                                                            EXHIBIT 2 - ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of December ___, 1996 ("Agreement"), between CNA Surety Corporation, a Delaware corporation (the "Company") and Equity Capsure Limited Partnership, an Illinois limited partnership (the "Major Stockholder").

                                    RECITALS

         (A) Pursuant to the Reorganization Agreement (the "Reorganization Agreement") by and among Capsure Holdings Corp., a Delaware corporation ("Capsure"), Continental Casualty Company, an Illinois corporation ("Parent"), the Company and Surety Acquisition Company, a Delaware corporation, dated as of December , 1996, the Major Stockholder agreed to, among other things, vote all of the 4,039,622 shares of common stock, $.05 par value per share of Capsure, held by it in favor of the adoption of the Merger.

         (B) As a condition to the consummation of the Merger contemplated by the Reorganization Agreement, the Company and the Major Stockholder have entered into this Agreement to provide certain securities registration rights to the Major Stockholder.

         Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Reorganization Agreement.

                                   AGREEMENTS

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective as of the first day of the sixth month following the Closing Date and terminate on the 3rd anniversary of the Closing Date; provided, that the rights set forth herein shall continue as necessary to effect a written notice submitted prior to the termination of this Agreement.

         Section 2.  Registration on Request.

         2.1 Notice. Upon written notice from a Holder (as defined in Section 8 hereof) requesting (i) that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (as defined in Section 9 hereof) held by it or (ii) that the Company effect the registration under the Securities Act of all but not less than all of the Registrable Securities on an appropriate form pursuant to Rule 415 under the Securities Act (or any similar rule) ("shelf registration"), which notice shall specify the intended method or methods of disposition of such

Registrable Securities, the Company shall use its best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                  (a) except in the case of a shelf registration, if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to this Section 2 or Section 3 hereof, the Company shall not be required to effect a registration pursuant to this Section 2 until a period of 120 days shall have elapsed from the effective date of the most recent such previous registration;

                  (b) if, in the reasonable judgment of the Company, a registration at the time and on the terms requested would adversely affect any public financing by the Company that had been contemplated by the Company prior to the notice by such Holder requesting registration, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) 60 days after the completion or abandonment of such financing and (ii) the termination of any "black out" period required by the underwriters, if any, in connection with such financing;

                  (c) the Company shall not be required to file a registration statement if, as a result, the Company would be required to include in such registration statement (i) audited financial statements as of any date other than a fiscal year end or (ii) pro forma financial statements pursuant to Regulation S-X under the Securities Act if such pro forma statements cannot be reasonably prepared in a timely fashion, until such audited financial statements or such pro forma financial statements have been prepared; provided that the Company shall use its reasonable efforts to prepare on a timely basis any audited financial statements or pro forma financial statements required to be included;

                  (d) if the Company determines, based on the good faith judgment of the Company's general counsel, that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with Securities and Exchange Commission requirements, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) the date upon which such material information is disclosed to the public (it being understood that nothing herein shall require such disclosure) or ceases to be material or (ii) 90 days after the Company makes such good faith determination; and

                  (e) if, at any time the Company informs the Holder that it believes that any fact or circumstance concerning the Company exists which, in the opinion of the Company, constitutes material information which has not been publicly disclosed and which the Company believes, in its sole opinion, it is inappropriate or inadvisable to so disclose, the

         Company may instruct orally (such oral instructions to be confirmed promptly in writing) such Holder not to sell any of its Registrable Securities until the Company either (i) discloses such fact or circumstance and delivers to the Holder (in the context of a public offering) copies of an amended or supplemented prospectus in accordance with the provisions of Section 4.1 hereof, or (ii) delivers written notice to the Holder that it may proceed with such sale; provided, that no such limitation on the Holder's ability to sell its Registrable Securities shall continue for more than a period of 60 business days.

                  (f) the Holder shall have the right to exercise registration rights pursuant to this Section 2.1 only once.

If in any case the Company shall under any of foregoing clauses (a) through (d) postpone the filing of a registration statement requested by the Holder, the Holder shall have the right to withdraw the request for registration by giving written notice to the Company 30 days after receipt of the notice of postponement, and in the event of such withdrawal such request shall not be counted as the exercise of the right permitted under the foregoing clause (f) to this Section 2.1. In addition, in no event shall a registration request be counted if the Registrable Securities with respect to which a request is made are not registered pursuant to an effective registration statement due to default by the Company of its obligations hereunder. If the Company shall have filed a shelf registration with respect to the Registrable Securities, the Company may withdraw such registration statement upon the third anniversary date of the Closing Date.

         2.2 Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any person (excluding the Company in a primary offering of its voting securities) in any registration of Registrable Securities requested pursuant to this Section 2, provided that the Company shall not have the right to cause the registration of such securities if:

                  (a) in the reasonable judgment of the Holder requesting such registration pursuant to this Section 2, registration of such securities would adversely affect the offering and sale of Registrable Securities then contemplated by such Holder; or

                  (b) such Holder does not receive assurances satisfactory to it that the person for which such securities are being registered will pay any transfer taxes applicable to their securities being registered, all commissions, discounts and other compensation payable to the underwriters (including fees and expenses of underwriters' counsel other than those referred to in clause (iv) of the definition of Registration Expenses) in respect of such securities and the fees and expenses of their own counsel (provided that for purposes of this clause (b), the guarantee by the Company to such Holder of payment of such amounts shall be satisfactory assurance to such Holder).

         2.3 Registration Expenses. The Company shall pay or cause to be paid all Registration Expenses in connection with any registration pursuant to this
Section 2; provided that with respect to any such registration the Holder requesting such registration shall bear any transfer taxes applicable to the Holder's Registrable Securities registered thereunder, all commissions, discounts or other compensation payable to the underwriters in respect of such Registrable Securities and the fees and expenses of the Holder's own counsel; and provided further that in no event shall the Holder be required to pay any internal costs of the Company or the Company be required to pay any internal costs of the Holder.

         Section 3.  Incidental Registration.

         3.1 Notice and Registration. If the Company proposes to register any of its voting securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to the Holder of its intention to do so, and upon the written request of the Holder delivered to the Company within fifteen Business Days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

                  (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company receives the written opinion of the managing underwriters of such offering or offerings that the amount of shares to be registered by the Holder of the Registrable Securities could materially and adversely affect such offering, then the Company may reduce the number of Registrable Securities of Holder to be included in such offering; provided, that such Holder will be entitled to register the maximum number of Registrable Securities which the underwriters deem advisable in such written opinion (without regard to the limitations set forth in Section 7);

                  (b) the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans; and

                  (c) A Holder shall have the right to exercise registration rights pursuant to this Section 3 without limit during the term hereof.

No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

         3.2 Registration Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 3; provided that with respect to any such registration the Holder requesting such registration shall bear all transfer taxes applicable to the Holder's Registrable Securities registered thereunder, the Holder's pro rata share of all commissions, discounts or other compensation payable to the underwriters in respect of such Registrable Securities and the fees and expenses of the Holder's own counsel; and provided, further, that in no event shall the Holder be required to pay any internal costs of the Company or the Company be required to pay any internal costs of the Holder.

         Section 4.  Registration Procedures.

         4.1  Registration and Qualification.

                  (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, the Company will as promptly as is practicable:

                  (i) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

                  (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder set forth in such registration statement or the expiration of five months after such registration statement becomes effective;

                  (iii) furnish to the Holder and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of the Holder or managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under the Securities Act, in conformity with the requirements of the Securities Act, such documents as may be incorporated by reference in such registration statement or prospectus, and such other documents, as such Holder or such underwriter may reasonably request;

                  (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) furnish to such Holder and the underwriters, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters, respectively, delivered to underwriters in underwritten public offerings of securities and such other matters as such Holder may reasonably request;

                  (vi) immediately notify such Holder at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is or was required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes or included an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary, in the light of the circumstances then existing, to make the statements therein not misleading, and at the request of such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in the light of the circumstances then existing, to make the statements therein not misleading; and

                  (vii) use reasonable efforts to do any and all other acts the Holder may reasonably request and which are customary for a registration of equity securities.

The Company may require such Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

                  (b) Such Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 4.1(a)(vi) hereof, such Holder shall use its best effort to discontinue forthwith disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.l(a)(vi) hereof.

         4.2  Underwriting.

                  (a) If requested by the managing underwriter for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6 and the provision of opinions of counsel and accountants' letters to the effect provided in
         Section 4.1(a)(v). Such Holder involved shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holder.

                  (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Section 3 by the Holder, to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In any such case, the requesting Holder shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by each such Holder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holder.

         Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give each Holder involved and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. The Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

         Section 6.  Indemnification and Contribution.

                  (a) In the event of any registration of any Registrable Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless the Holder, its general and limited partners, directors and officers, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by a Holder or an underwriter for use in the preparation thereof; and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection
         (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability or expense (or actions or proceedings in respect thereof) of such person results from the fact that such underwriter sold Registrable Securities to a purchaser to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Securities Act if the Company has previously made available copies thereof to such underwriter and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such underwriter and shall survive the transfer of such securities by a Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by a Holder or any underwriters regarding circumstances where such indemnity may be held unenforceable.

                  (b) The Holder, by virtue of exercising its registration rights hereunder, agrees and undertakes severally, and the Company may require, as a condition to filing a registration statement, that the Company shall have received from the underwriters an agreement to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by such Holder of Registrable Securities. Such holder also shall agree to provide provision for contribution as shall reasonably be requested by the Company or any underwriters regarding circumstances where such indemnity may be held unenforceable.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified person in respect of which indemnity may be sought pursuant to this Section, such indemnified person shall promptly notify the indemnifying person in writing and the indemnifying person, upon request of the indemnified person, promptly shall retain counsel satisfactory to the indemnified person to represent the indemnified person and any others the indemnifying person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified person unless
         (i) the indemnifying person shall have failed to retain counsel for the indemnified person as aforesaid, (ii) the indemnifying person and such indemnified person shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified person representation of such indemnified person by the counsel retained by the indemnifying person would be inappropriate due to actual or potential differing interests between such indemnified person and any other person represented by such counsel in such proceeding. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify the indemnified person from and against any loss or liability by reason of such settlement or judgment.

                  (d) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

         Section 7. Limitation on Rights. The Holder agrees that no requests for registration shall be made hereunder for less than 500,000 shares of Registrable Securities.

         Section 8. Definition of Holder. The term "Holder" means the Major Stockholder and shall also mean any other person that is a holder of Registrable Securities; provided, that in the case of any such other person, the Holder shall have assigned rights hereunder in writing and the assignee shall have agreed in writing, addressed to the Holder and the Company, to be bound hereby. Notwithstanding any provision herein to the contrary, the rights hereunder are not assignable other than to a successor to all or substantially all of the Holder's business or assets which successor shall have agreed in writing to be bound hereby.

         Section 9. Definition of Registrable Securities. The term "Registrable Securities" shall mean (a) the common stock of the Company held by the Holder on the date hereof, (b) any common stock issued or issuable with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (c) any common stock issued or issuable pursuant to the exercise of stock options.

         Section 10. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

         Section 11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax, by nationally-recognized overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

         if to the Company:

                  CNA Surety Corporation
                  c/o CNA Insurance Companies
                  CNA Plaza; 42 South
                  Chicago, IL  60685
                  Attention:  David T. Cumming, Group Vice President
                              & Associate General Counsel
                  Facsimile:  (312) 822-1186

         with a copy to:

                  Sonnenschein Nath & Rosenthal
                  8000 Sears Tower
                  Chicago, IL  60606
                  Attention:  Mitchell L. Hollins
                              Arthur J. Simon
                  Facsimile:  (312) 876-7934

         If to any Holder, addressed to such Holder at such Holder's address as shown on the books of the Company or its transfer agent or to such other address or person as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 12. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; HOWEVER, ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN AND DECIDED BY THE FEDERAL OR STATE COURTS IN CHICAGO, ILLINOIS, SUCH COURTS BEING A PROPER FORUM IN WHICH TO ADJUDICATE SUCH ACTION OR PROCEEDING, AND EACH PARTY HEREBY WAIVES ANY CLAIM OF INCONVENIENT FORUM.

         Section 13. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this

Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 14. Amendments; Severability. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and the Holder. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The parties hereto agree that facsimile signatures shall constitute and shall be accepted as original signatures.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                         CNA SURETY CORPORATION

                                         By:
                                            ----------------------------------
                                         Name:
                                         Title:

                                         EQUITY CAPSURE LIMITED
                                         PARTNERSHIP

                                         By:
                                            ----------------------------------
                                         Name:
                                         Title:

                                                          EXHIBIT 2 - ANNEX D(1)

                            SURETY QUOTA SHARE TREATY
                    (hereinafter referred to as "Agreement")

                        EFFECTIVE DATE: XXXXXXX, X, 199X
                  (hereinafter referred to as "Effective Date")

                           entered into by and between

                          CONTINENTAL CASUALTY COMPANY
                     (hereinafter referred to as "Company")

                                       and

                             WESTERN SURETY COMPANY
                    (hereinafter referred to as "Reinsurer")


Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:

ARTICLE 1 - BUSINESS COVERED

The Company agrees to cede and the Reinsurer agrees to accept a ONE HUNDRED PERCENT (100%) quota share of the Company's Net Liability, including all Losses and Loss Expenses which accrue or have accrued to the Company on (a) Policies written by or on behalf of the Company and in force on the Effective Date, (b) Policies written or renewed by or on behalf of the Company during the term of this Agreement, and (c) Policies written or renewed by or on behalf of the Company and expired on or prior to the Effective Date, subject to the following terms and conditions; provided that this Agreement shall apply only to Policies of Surety Business, as defined herein and coded by the Company as PR 66. The Company agrees that if it is discovered that any Surety Business written or assumed by the Company has not been coded as PR 66 but should have been coded as PR66, then that Surety Business will be ceded under the terms of this Agreement as if that Surety Business had been coded as PR 66. The liability of the Reinsurer shall commence simultaneously with that of the Company.

In the event that a Loss or Loss Expense covered hereunder involves more than one of the Company's Policies, this Agreement shall provide coverage for each and every Policy in such Loss or Loss Expense.

ARTICLE 2 - TERM AND CANCELLATION

A. Commencement. This Agreement is effective 12:01 a.m. Central Standard Time on the Effective Date, and shall continue in full force and effect until 12:00 Midnight Central Standard Time on _______________, 2002 as respects business covered hereunder as described in Article 1.

The Reinsurer shall be liable for Losses discovered within three years after the effective date of termination on business covered by this Agreement and written prior to the date of termination of this Agreement, and shall not be liable for Losses discovered after three years after the date of termination of this Agreement.

Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of paragraph C of the Reports and Remittances Article of this Agreement shall continue to apply indefinitely.

Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder and that all obligations and liabilities incurred by each party hereafter, prior to such termination, shall be fully performed and discharged.

B.  Cancellation.

         (i) Either the Company or the Reinsurer may cancel this Agreement immediately by giving written notice should the other party at any time go into liquidation, whether voluntary or compulsory, or suffer a receiver to be appointed.

         (ii) The Reinsurer may cancel this Agreement by giving written notice in accordance with state law and/or applicable filings by Certified Mail or personal delivery to the Company because of the insolvency of the Company or because of non-payment of premium due and actually received by the Company; however, such cancellation shall not take place due to default of premium payment if premium due is paid within said ten (10) days after cancellation is received by the Company.

         (iii) The Reinsurer may cancel this Agreement forthwith by giving fifteen (15) days notice in writing by Certified Mail from date of postmark should the Company at any time:

                  a. suffer a reduction of its paid-up capital by more than
                     twenty percent (20%);

                  b. undergo a merger or change of control;

                  c. be placed in rehabilitation or supervision by an insurance regulatory authority; or

                  d. incur a downgrade of its A rating by A.M. Best Company to any "B" category or less.

In addition, should any law or regulation become operative which may prohibit or render illegal any part of the arrangements made under this Agreement, the Company may forthwith cancel this Agreement insofar as it relates to the business to which such law or regulation may apply.

In the event this Agreement is canceled pursuant to this Article 2, this reinsurance shall continue in effect, for both Losses and Loss Expenses, as to Policies in effect on or before said cancellation date until the expiration or cancellation dates on such Policies. Additionally, this Agreement shall be in effect, for both Losses and Loss Expenses, as to Policies, which must as a matter of state law or regulation be renewed, until the expiration dates on such Policies.

ARTICLE 3 - TERRITORY

This Agreement applies to the territory as in the Company's original Policies reinsured hereunder.

ARTICLE 4 - ORIGINAL CONDITIONS

This Agreement applies to Losses and Loss Expenses as per the original Policies ceded hereunder, on the business covered by this Agreement as described in
Article 1, and all amounts ceded hereunder shall be subject to the same gross rating and to the same clauses, conditions, exclusions and modifications of the Company's Policies, subject to the limits, terms and conditions of this Agreement.

Except as specifically and expressly provided for in the Insolvency Article, the provisions of this Agreement are intended solely for the benefit of the parties to and executing this Agreement, and nothing in this Agreement shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Agreement in favor of any third parties or other persons not parties to and executing this Agreement.

ARTICLE 5 - DEFINITIONS

A. The term "Agreement Year" as used in this Agreement shall mean each year beginning with XXXXXXXX and ending with XXXXXXX, both days inclusive.

B. The term "Extra Contractual Obligations" as used in this Agreement shall mean those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C. The term(s) "Loss" and "Losses" as used in this Agreement shall mean that amount incurred by the Company in respect of any settlements, awards, or judgments (including interest where classified as loss) incurred in connection with any Policy reinsured hereunder after deduction for all recoveries, salvages, subrogations and other reinsurances, whether said reinsurances are recovered or not. The Reinsurer and Company agree that the convention to be followed when determining when a loss is incurred is that the date of notice of the actual event of loss or default will be the date the loss is incurred, except that when the date of notice of the actual event of loss or default occurs after the expiration of a policy then the date immediately preceding the date the policy expires will be deemed to be the date the loss is incurred.

D. The term "Loss Expenses" as used in this Agreement shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under the business reinsured hereunder, including court costs, interest accrued prior to final judgment if included as expense on reinsured Policies, interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees unless diverted from their normal duties to handle such Loss.

E. The term "Net Premiums Written" as used in this Agreement shall mean the gross written premiums on Policies written, renewed or assumed during the term of this Agreement on business the subject of this Agreement, less cancellation and return premiums and less premiums ceded on all other reinsurance which inures to the benefit of this Agreement on business the subject of this Agreement.

F. The term "Net Liability" as used in this Agreement shall mean the remaining portion of the Company's gross liability on each Policy reinsured under this Agreement after deduction of all reinsurance which inures to the benefit of this Agreement.

G. The term(s) "Policy" and "Policies" as used in this Agreement shall mean the Company's binders, riders, policies, endorsements, bonds and contracts providing insurance and reinsurance on the business covered under this Agreement.

H. The term "Surety Business" as used in this Agreement means the issuance, writing or underwriting of bonds, Policies or licenses with respect to the following: (i) bonds required by statutes or ordinances guaranteeing the payment of certain taxes and fees and providing consumer protection as a condition to granting licenses to engage in various trades or professions, (ii) bonds required by statutes, courts or legal documents for the protection of those on whose behalf a fiduciary acts, (iii) bonds required by statutes or ordinances to guarantee the lawful and faithful performance of the duties of office by public officials, (iv) bonds required by statutes to protect against improper actions by notaries public, and (v) bonds which secure the payment and/or performance of an obligation under a written contract; but it shall not include, without limitation, financial guaranty bonds and the issuance, writing or underwriting of bonds and licenses which cover Losses arising from employee dishonesty.

ARTICLE 6 - PREMIUM

A. On the Effective Date, the Company shall pay to the Reinsurer substantially all (and, no later than 10 days after the Effective Date, 100%) of the Company's unearned premiums, net of the premiums for inuring reinsurance, on the Policies in force on the Effective Date, plus $Y which represents the Loss and Loss adjustment expense reserves as of the Effective Date, including but not limited to reserves for Losses incurred but not reported and for unallocated loss adjustment expenses in respect of, Policies in force on the Effective Date and Policies issued by or on behalf of the Company and expired on or prior to the Effective Date and covered by this Agreement, less the ceding commission allowance as provided in Article 7(A) below.

B. In addition, as outlined in the Reports and Remittances Article, the Company shall pay to the Reinsurer 100% of the Company's Net Premiums Written for each Agreement Year, on the business covered hereunder, less the ceding commission provided for in Article 7(B) of this Agreement.

ARTICLE 7 - CEDING COMMISSION

A. With respect to the amounts paid pursuant to Article 6(A) above, the Reinsurer shall allow the Company a ceding commission allowance in the amount of TWENTY NINE MILLION DOLLARS ($29,000,000).

B. With respect to the amounts paid pursuant to Article 6(B) above, the Reinsurer shall allow the Company a ceding commission allowance per calendar quarter in an amount equal to the sum of (i) $50,000 plus (ii) 28% of Net Premiums Written on new and renewal Policies written on or after the Effective Date and reinsured hereunder.

ARTICLE  8  - LOSS  SETTLEMENTS  & NOTICES

The Company or its designated representative shall adjust, settle, or compromise all losses hereunder. All such adjustments, settlements, and compromises, including ex-gratia payments, shall be paid by the Company or its designated representative, and the Reinsurer shall benefit from all salvage and subrogation. All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

When so requested, the Company or its designated representative shall afford the Reinsurer an opportunity to be associated with the Company or its designated representatives, at the expense of the Reinsurer, in the defense or control of any claim or suit or proceeding involving this reinsurance and the Company or its designated representative and the Reinsurer shall cooperate in every respect in the defense of such suit or claim or proceeding.

The Reinsurer shall be liable for its proportionate share of all Losses covered under this Agreement. The Company or its designated representative shall advise the Reinsurer of all Losses that may result in a claim under this Agreement and of all subsequent developments which may materially affect the position of the Reinsurer. Any Loss settlement made by the Company, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation.

In addition, the Reinsurer shall also be liable for its proportionate share of all Loss Expenses as respects Losses covered under this Agreement. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal will be prorated between the Reinsurer and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be pro rated in proportion to each party's interest in such verdict.

In addition, the Reinsurer shall also be liable for its proportionate share of all legal expenses and other costs incurred in connection with coverage questions and legal actions connected thereto arising under the business covered by this Agreement. The Reinsurer's proportionate share of these costs and expenses shall be the same as the Reinsurer's proportionate share of Loss as defined herein.

Nothing in this Agreement shall be construed as meaning that Losses are not recoverable hereunder until the actual Loss of the Company has been ascertained.

ARTICLE 9 - EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the Company as provided in Article 1 - Business Covered in connection with Loss in excess of the limit of the original Policy, such Loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the, trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the Loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "Loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy. The date on which any Excess of Original Policy Limit Loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss.

ARTICLE 10 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company as provided in Article 1 - Business Covered where the Loss includes any Extra Contractual Obligations.

The date on which any Extra Contractual Obligation Loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss.

However, this Article shall not apply where the Loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any Loss covered hereunder.

ARTICLE 11 - REPORTS AND REMITTANCES

A. Within 30 calendar days following the end of each calendar quarter, the Company or its representatives shall report to the Reinsurer:

         1.       Net Premium Written accounted for during the quarter;
         2. the ceding commission applicable to the above as provided for in this Agreement;
         3. Losses and Loss Expenses paid during the quarter, less inuring reinsurance;
         4. subrogation, salvage, or other recoveries credited during the quarter;
         5.       outstanding loss reserves.

         The positive balance of (1) less (2) less (3) plus (4) shall be remitted by the Company to the Reinsurer within 60 calendar days after the close of said calendar quarter. Any balance shown to be due the Company, shall be remitted by the Reinsurer within 60 calendar days after receipt and verification of the Company's report.

B. Annually the Company or its representatives shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

C. This paragraph C shall apply only as respects Policies covered under parts (a) and (c) of the business covered under Article 1 of this Agreement. Within 30 calendar days following the end of each calendar quarter, the Company or its representatives shall furnish a report to the Reinsurer indicating the Loss and Loss adjustment expense reserves, including but not limited to reserves for Losses incurred but not reported and unallocated loss adjustment expenses, as of the end of that calendar quarter as respects premiums earned on the Effective Date on those Policies (the "Reserves") and indicating the cumulative Losses and Loss adjustment expenses (including unallocated loss adjustment expenses) paid by or due from the Reinsurer under this Agreement through that calendar quarter as respects premiums earned on the Effective Date on those Policies (the "Cumulative Paid Losses"). If the Reserves plus the Cumulative Paid Losses exceed $Y (which equals the total amount for Loss and Loss adjustment expense reserves paid to the Reinsurer pursuant to paragraph A of the Premium Article of this Agreement) then the Company will pay the Reinsurer the amount, if any, by which the Reserves plus the Cumulative Losses at the end of that calendar quarter exceed the greater of:

                  (a)      $Y, and
                  (b) the Reserves plus the Cumulative Paid Losses indicated on the report for the immediate preceding calendar quarter.

         Any debit or credit amount resulting from a previous quarter's calculation shall be a debit or credit when calculating the subsequent quarter's report. Any payment by the Company under this paragraph C will be remitted with the accompanying quarterly report.

         If so requested by the Reinsurer, the Company shall compute the above calculation earlier than the next calendar quarter. If as a result of said calculation payment is due the Reinsurer, the Company will remit same with its report within five business days of the Reinsurer's request.

ARTICLE 12 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement or under the Surety Excess of Loss Reinsurance Contract and the Aggregate Stop Loss Reinsurance Contract between the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or Losses. In the instance of insolvency of the Company, applicable state law will apply.

ARTICLE 13 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 14 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including but not limited to Company files concerning premium, underwriting, claims, Losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto. This right of inspection, audit and information shall survive termination of this Agreement and shall run to the natural expiry of all liabilities under the Policies reinsured.

ARTICLE 15 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.

ARTICLE 16 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and Losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, then the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice on the same premium.

ARTICLE 17 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer an the basis of the liability of the Company under Policy or Policies reinsured without diminution, because of the insolvency of the Company, to the Company or its liquidator, receiver, or statutory successor.

In the event of insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim filed against the Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company solely as a result of the defense so undertaken by the Reinsurer.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company any sums which are due to the Reinsurer by the Company and which are payable at a fixed or stated date under this Agreement or under the Surety Excess of Loss Reinsurance Contract or the Aggregate Stop Loss Reinsurance Contract between the parties hereto, to the full extent permitted under the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor except a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

In no event shall anyone other than the parties to this Agreement or, in the event of the Company's insolvency, its liquidator, receiver, or statutory successor, have any rights under this Agreement.

ARTICLE 18 - AMENDMENTS

This Agreement may be altered or amended in any of its terms and conditions by written mutual consent of the Company and the Reinsurer. Such written mutual consent will then constitute a part of this Agreement.

ARTICLE 19 - ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Chicago, Illinois. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel, The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Agreement.

ARTICLE 20 - CHOICE OF LAW

This Agreement, including all matters relating to formation, validity and performance - thereof, shall be interpreted in accordance with the law of the State of Illinois.

ARTICLE 21 - INTER-COMPANY POOLING

It is understood and agreed that the Company has entered into the CNA Reinsurance Pooling Agreement whereby it assumes 100% (one hundred percent) of the liability of the other participants in the CNA Reinsurance Pooling Agreement. This present Agreement protects such assumed liability and attaches prior to redistribution, if any, to the participating companies. Such redistribution shall be disregarded for all purposes of this present Agreement. For all purposes of this present Agreement, other member companies of the CNA Reinsurance Pooling Agreement are: National Fire Insurance Company of Hartford, American Casualty Company of Reading Pennsylvania, Transportation Insurance Company, Transcontinental Insurance Company, Valley Forge Insurance Company, CNA Casualty of California, CNA Lloyd's of Texas and Columbia Casualty Company.

It is also understood and agreed that the Company shall include the insurance companies of the Continental Corporation which are affiliated with, controlled by or under common management of CNA Financial Corporation.

ARTICLE 22 - NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Company at the following address:

         Continental Casualty Company
         CNA Plaza

         Attn.:  The Chief Financial Officer,
                  Diversified Operations Department
         Chicago, IL 60685

and to the Reinsurer at the following address:

         Western Surety Company
         Attn.: XXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXX
         XXXXXXX. XXXXXXXXXX

ARTICLE 23 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Agreement shall in no way affect any other portion thereof.

ARTICLE 24 - HONORABLE UNDERTAKING

The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. The Agreement shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction and the parties hereto, by their authorized representatives, have executed this Agreement:

on this        day of       199X

CONTINENTAL CASUALTY COMPANY

By:
   ---------------------------------------

Title:
      ------------------------------------

Attested by:
            ------------------------------
and on this     day of     199X

WESTERN SURETY COMPANY

By:
   ---------------------------------------

Title:
      ------------------------------------

Attested by:
            ------------------------------

                            SURETY QUOTA SHARE TREATY
                          (REFERRED TO AS "AGREEMENT")
                        EFFECTIVE DATE: XXXXXXXX X, XXXX
                  (HEREINAFTER REFERRED TO AS "EFFECTIVE DATE")
                           ENTERED INTO BY AND BETWEEN
                          CONTINENTAL CASUALTY COMPANY
                           (REFERRED TO AS "COMPANY")
                                       AND
                             WESTERN SURETY COMPANY
                          (REFERRED TO AS "REINSURER")

                                                          EXHIBIT 2 - ANNEX D(2)

                    AGGREGATE STOP LOSS REINSURANCE CONTRACT
                     (hereinafter referred to as "Contract")

                         EFFECTIVE DATE: XXXXXXX X, XXXX
                  (hereinafter referred to as "Effective Date")

                           entered into by and between

                             WESTERN SURETY COMPANY
                           UNIVERSAL SURETY OF AMERICA
                        SURETY BONDING COMPANY OF AMERICA
               (hereinafter collectively referred to as "Company")

                                       and

                          CONTINENTAL CASUALTY COMPANY
                    (hereinafter referred to as "Reinsurer")

Witnesseth:

In consideration of the mutual covenants contained herein,and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:


ARTICLE 1 - SCOPE OF THE CONTRACT

This Contract is solely between the Company and the Reinsurer. Performance of respective obligations of each party under this Contract shall be rendered solely to the other party, except as specifically and expressly provided for in the Insolvency Article. The provisions of this Contract are intended solely for the benefit of the parties to and executing this Contract, and nothing in this Contract shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Contract in favor of any third parties or other persons not parties to and executing this Contract.

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Contract or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Any payments by the Reinsurer to any of the parties comprising the Company shall discharge the Reinsurer's liability under this Contract to the extent of such payments with respect to that loss.

ARTICLE 2 - BUSINESS COVERED

This Contract and the reinsurance provided hereunder applies to the Net Losses incurred by the Company during the term of this Contract on an individual accident year basis for any and all CCC Accounts surety business underwritten, renewed or assumed by the Company under policies, contracts and binders of insurance or reinsurance (hereinafter called "policies")

The Company's Net Losses incurred shall be determined consistent with the manner by which such losses are determined in the Company's Statutory Consolidated Annual Statements prior to any loss recoveries hereunder.

ARTICLE 3 - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective at 12:01 a.m. Central Standard Time on XXXXXXX X, XXXX and shall remain in force until 12:00 Midnight Central Standard Time, December 31, 2000, both days inclusive.

B. At the option of the Company, this Contract may be renewed effective at the termination date referenced in paragraph A and at each subsequent termination date thereafter, for a 12 month term with each renewal at a loss ratio and rate to be mutually agreed to by the Company and the Reinsurer.

Notwithstanding the expiration of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business hereunder until all obligations and liabilities incurred by each party under this Agreement, prior to said date shall be fully performed and discharged.


ARTICLE 4 - RETENTION AND LIMIT

The Reinsurer shall indemnify the Company as respects the business covered under this Contract, as described in Article 2:

A. for accident year 1997, if the Company's loss ratio for the 1997 accident year exceeds 28.4%. The Reinsurer shall then be liable for an amount equal to the Company's Net Earned Premium for that accident year, times the difference in percentage points between the Company's Loss Ratio for that accident year and 28.4%. Solely for purposes of this Agreement, the 1997 accident year shall commence on the Effective Date.

B. for accident year 1998, if the Company's loss ratio for the 1998 accident year exceeds 24.6%. The Reinsurer shall then be liable for an amount equal to the Company's Net Earned Premium for that accident year, times the difference in percentage points between the Company's Loss Ratio for that accident year and 24.6%.

C. for accident year 1999, if the Company's loss ratio for the 1999 accident year exceeds 24.6%. The Reinsurer shall then be liable for an amount equal to the Company's Net Earned Premium for that accident year, times the difference in percentage points between the Company's Loss Ratio for that accident year and 24.6%.

D. for accident year 2000, if the Company's loss ratio for the 2000 accident year exceeds 24.6%. The Reinsurer shall then be liable for an amount equal to the Company's Net Earned Premium for the accident year times the difference in percentage points between the Company's Loss Ratio for that accident year and 24.6%

In calculating the Company's Loss Ratio, the Reinsurer and Company agree that the convention to be followed is that (1) when assigning reported losses to an accident year the date of notice of the actual event of loss or default will be the date the loss is incurred, except that when the date of notice of the actual event of loss or default occurs after the expiration of a policy then the date immediately preceding the date the policy expires will be deemed to be the date the loss is incurred, and (2) premium is earned on an exposure year basis.

The Company's Loss Ratio for each accident year and the amount due hereunder shall be calculated at the end of each calendar quarter and reported as provided in the Reports and Remittances Article of this Agreement.


ARTICLE 5 - DEFINITIONS

A. "CCC Accounts" as used herein shall mean (1) those surety accounts coded as PR66 that as of the Effective Date are maintained in Continental Casualty Company's or its affiliated insurer's records, and
         (2) those insureds and principals that are a party to surety policies with Continental Casualty Company, its affiliated insurers or with the Company and that have aggregate gross exposure limits of more than $5,000,000 at any point in time on or after the Effective Date and prior to December 31, 2000.

B. "Loss Ratio" for a particular accident year as used herein shall mean the ratio of the Company's Net Losses for that accident year to its Net Earned Premium for that accident year.

C.       "Net Losses" for a particular accident year, as used herein, shall mean
         (1) the Company's net losses and loss adjustment expenses (allocated and unallocated) paid, plus (2) the loss and loss adjustment expense reserves, including reserves for losses incurred but not reported and for unallocated loss adjustment expenses, as respects losses incurred during that accident year.

D. "Gross Net Earned Premium" as used herein shall mean the Company's gross earned premium for the accident year, or part thereof, under consideration, less only the earned portion of premiums ceded for reinsurance which inures to the benefit of this Contract.

E. "Net Earned Premium" as used herein shall mean the Company's gross net earned premium for the accident year, or part thereof, under consideration, less premium ceded to the Reinsurer under this Contract.


ARTICLE 6 - PREMIUM

On the Effective Date, the Company shall pay to the Reinsurer $X. Within XX days after the beginning of each subsequent January 1st during the term of this Contract, the Company shall pay to the Reinsurer a premium of $20,000.


ARTICLE 7 - REPORTS AND REMITTANCES

A. Within ___ days following the end of each calendar quarter, the Company shall provide the Reinsurer with a detailed report showing the cumulative amount of each of the following until all amounts recoverable hereunder have been settled. Such amounts shall be segregated by accident year.

         1.       Gross Net Earned Premium;
         2.       Net Earned Premiums;
         3. Paid losses and loss adjustment expenses (allocated and unallocated), net of salvage, recoveries, and inuring reinsurances;
         4. Reserves for outstanding losses and loss adjustment expenses (including IBNR and unallocated loss adjustment expenses), net of inuring reinsurances.

         In addition, the Company shall furnish to the Reinsurer a calculation of its Loss Ratio and any amounts recoverable hereunder, if any, as respects each covered accident year period as set forth in Article 4.

B. Within ___ days following the Reinsurer's receipt of the Company's quarterly report, the Reinsurer shall remit to the Company that amount, if any, due under Article 4 hereof. If the amount recoverable hereunder as of the date of calculation is less than the amount previously paid by the Reinsurer for the same period that computation is being made, then any return amount due the Reinsurer shall be paid by the Company with its report.

C. Reinsurance Premium amounts due the Reinsurer shall be paid by the Company as set forth in Article 6.

D. The Company, at any time or from time to time, may compute the Loss Ratio earlier than the end of the next calendar quarter, and will report that calculation to the Reinsurer. If as a result of said calculation payment is due to the Company, the Reinsurer will remit that payment within five business days of the Reinsurer's receipt of the Company's report.



ARTICLE 8 - NET RETAINED LIABILITY

A. This Contract applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become overdue from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


ARTICLE 9 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or under the Surety Quota Share Treaty or the Surety Excess of Loss Reinsurance Contract between certain of the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses. In the instance of insolvency of one or more of the reinsured Companies, applicable state law will apply.


ARTICLE 10 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 11 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Contract, including but not limited to Company files concerning premium, underwriting, claims, losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto. This right of inspection, audit and information shall survive termination of this Contract and shall run to the natural expiry of all liabilities under the Bonds reinsured.


ARTICLE 12 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.


ARTICLE 13 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice of the same premium.


ARTICLE 14 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer on the basis of the liability of the Company(ies) under policy or policies reinsured without diminution, because of the insolvency of the Company, to the Company(ies) or its liquidator, receiver, or statutory successor.

In the event of insolvency of one or more of the Companies, the liquidator or receiver or statutory successor of the Company (ies) shall give written notice to the Reinsurer of the pendency of a claim filed against the Company(ies) on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company(ies) or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company(ies) solely as a result of the defense so undertaken by the Reinsurer.

Should one or more of the Companies go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company(ies) any sums which are due to the Reinsurer by the Company(ies) and which are payable at a fixed or stated date under this Contract or under the Surety Quota Share Treaty or the Surety Excess of Loss Reinsurance Contract between certain of the parties hereto, to the full extent permitted under the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of the Companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company(ies) or to its liquidator, receiver or statutory successor except a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) and b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company(ies) as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company(ies) to such payees.

In no event shall anyone other than the parties to this Contract or, in the event of the insolvency of one or more of the Companies, its liquidator, receiver, or statutory successor, have any rights under this Contract.


ARTICLE 15 - AMENDMENTS

This Contract may be altered or amended in any of its terms and conditions by mutual written consent of the Company and the Reinsurer. Such written mutual consent will then constitute a part of this Contract.

ARTICLE 16 - ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ton (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in XXXXXXXX, South Dakota, or a location mutually agreed to by the panel. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of South Dakota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Contract.


ARTICLE 17 - CHOICE OF LAW

This Contract, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of South Dakota.


ARTICLE 18 - AGENCY

For purposes of sending and receiving notices and payments required by this Contract, the reinsured Company that is set forth first in the Title section to this Contract will be deemed the agent for all other reinsured companies referenced in the Title of this Contract. In no event however, will any reinsured Company be deemed the agent of the other with respect to the terms of the Insolvency Article.


ARTICLE 19 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Contract shall in no way affect any other portion thereof.


ARTICLE 20 - HONORABLE UNDERTAKING

The purposes of this Contract are not to be defeated by narrow or technical legal interpretations of its provisions. The Contract shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.

ARTICLE 21 - NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Reinsurer at the following address:

         Continental Casualty Company
         CNA Plaza
         Attn.:   The Chief Financial Officer
                  Diversified Operations Department
         Chicago, IL 60685

and to the Company at the following address:

         Western Surety Company
         Attn.: XXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXX
         XXXXXXX,XXXXX

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in, or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Contract:

on this                         day of                                   199___

WESTERN SURETY COMPANY

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------

Attested by:
            -------------------------------------------------------------------

and on this                     day of                                   199___

UNIVERSAL SURETY OF AMERICA

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------

Attested by:
            -------------------------------------------------------------------

and on this                     day of                                   199___

SURETY BONDING COMPANY OF AMERICA

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------

Attested by:
            -------------------------------------------------------------------

and on this                     day of                                   199___

CONTINENTAL CASUALTY COMPANY

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------

Attested by:
            -------------------------------------------------------------------

                    AGGREGATE STOP LOSS REINSURANCE CONTRACT
                           (REFERRED TO AS "CONTRACT")
                         EFFECTIVE DATE: XXXXXXX X, XXXX
                        (REFERRED TO AS "EFFECTIVE DATE")
                           ENTERED INTO BY AND BETWEEN
                             WESTERN SURETY COMPANY
                           UNIVERSAL SURETY OF AMERICA
                        SURETY BONDING COMPANY OF AMERICA
                     (COLLECTIVELY REFERRED TO AS "COMPANY")
                                       AND
                          CONTINENTAL CASUALTY COMPANY
                          (REFERRED TO AS "REINSURER")

                                                          EXHIBIT 2 - ANNEX D(3)

                             SURETY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                    (HEREINAFTER REFERRED TO AS "CONTRACT")

                        EFFECTIVE DATE: XXXXXXX X, XXXX
                 (hereinafter referred to as "Effective Date")

                          entered into by and between

                             WESTERN SURETY COMPANY
                          UNIVERSAL SURETY OF AMERICA
                       SURETY BONDING COMPANY OF AMERICA
               (hereinafter collectively referred to as "Company")

                                      and

                          CONTINENTAL CASUALTY COMPANY
                    (hereinafter referred to as 'Reinsurer)


Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:

ARTICLE 1 - SCOPE OF THE CONTRACT

This Contract is solely between the Company and the Reinsurer. Performance of respective obligations of each party under this Contract shall be rendered solely to the other party, except as specifically and expressly provided for in the Insolvency Article. The provisions of this Contract are intended solely for the benefit of the parties to and executing this Contract, and nothing in this Contract shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Contract in favor of any third parties or other persons not parties to and executing this Contract.


ARTICLE 2 - BUSINESS COVERED

The Company shall reinsure with the Reinsurer and the Reinsurer shall accept as reinsurance from the Company the Company's net excess liability under the surety business written or renewed and surety reinsurance assumed (hereinafter referred to as Bonds) by the Company on behalf of Each Principal each Contract Year hereunder in excess of $60,000.000.

ARTICLE 3 - RETENTION OF COMPANY & LIABILITY OF THE REINSURER

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Contract or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Any payment by the Reinsurer to any of the parties comprising the Company shall discharge the Reinsurer's liability under this Contract to the extent of such payment with respect to that loss.

Reinsurance hereunder shall be on an excess of loss basis and shall apply to that portion of coverage which the Company retains net for its own account in accordance with the provisions set forth under this Contract.

The Reinsurer shall pay to the Company the amount of loss in excess of the Company's Retention as set forth in the Schedule of Reinsurance below as respects any one Principal any one Contract Year, but the Reinsurer's liability shall not exceed the Limit of Liability of the Reinsurer for Each Principal each Contract Year as stated in the Schedule of Reinsurance.

                            SCHEDULE OF REINSURANCE

--------------------------------------------------------------------------------
Company Retention                                       $60,000,000
--------------------------------------------------------------------------------
Limit of Liability of the Reinsurer for                 $75,000,000
Each Principal
--------------------------------------------------------------------------------


ARTICLE 4 - COMMENCEMENT AND TERMINATION

The Contract shall take effect at 12:01AM, Central Standard Time, on the Effective Date and shall remain in full force and effect until Midnight, Central Standard Time, XXXXXXXX, 2002 and provides cover for losses discovered on Bonds in force at the Effective Date of this contract, and losses discovered on new and renewal business written, renewed or assumed during the term of this Contract all as respects business classified by the Company as Surety Business as described in Article 2.

Upon termination of this Contract, the Reinsurer shall be liable for losses discovered within three years after the effective date of termination on business covered by this Contract and written, renewed or assumed prior to the date of termination of this Contract.


ARTICLE 5 - DEFINITIONS

"Company Retention" shall mean that amount indicated as the Company Retention in the Schedule of Reinsurance as set forth in the Retention of Company & Liability of Reinsurer Article. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, including but not limited to reinsurance ceded by the Company on a stop loss basis, shall not be deducted in determining the Company's Retention, including amounts retained by the Company or its affiliated companies under common management or common ownership.

"Contract year" shall mean each year beginning with XXXXXXX and ending with XXXXXXX both days inclusive.

"Each Principal" shall mean one or more firms or corporations under the same management or control, or one or more persons or entities for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms or corporations.

"Net Written Premium" shall mean the Company's written premium on the business covered hereunder net of applicable returns and cancellations and net of premiums on inuring reinsurance.

"Loss(es) Discovered" shall mean that the Company shall have discovered a loss when:

a) a claim or a collection of claims on the Bond business for Each Principal exceeds $30,000,000, whether or not the Company has an incurred loss on such principal through the establishment of a reserve or payment of loss or allocated expenses; or

b) when the Company has incurred a loss of $30,000,000 or more for each principal through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default or a combination thereof.

"Net Loss" shall mean all loss and allocated expense payments made by the Company (1) in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the Bond business of Each Principal of the Company, and (2) in the recovery or attempted recovery of such loss and expense payments, less salvage and subrogation. The Company's office expenses and salaries of its employees are not allocated expenses. "Net Loss" shall include extra contractual obligations and losses in excess of original policy limits to the extent that any underlying excess of loss reinsurance purchased by the Company covers such obligations and losses. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, including but not limited to reinsurance ceded by the Company on a stop loss basis, shall not be deducted in determining the Company's Net Loss.


ARTICLE 6 - PREMIUM

The Company shall pay to the Reinsurer for each quarter that this Contract is in force 1.0% of the Company's Net Written Premium during each such quarter for those Bonds where the Company's aggregate exposure under the Bonds for Each Principal for any Contract Year exceeds $60,000,000, subject to a minimum premium of $20,000 for each such quarter.


ARTICLE 7 - REPORTS & REMITTANCES

Within XX days after each calendar quarter that this Contract is in force, the Company shall report to the Reinsurer its Net Written Premium for the business covered hereunder for said quarter. The reinsurance rate set forth in Article 6 shall be used to determine the reinsurance premium. Said due calculated premium, subject to the minimum premium, shall be remitted by the Company with its report to the Reinsurer.


ARTICLE 8 - NOTICE OF LOSS & SETTLEMENTS

The Company shall investigate and settle or defend all claims and losses including those involving the extension of credit or the advancement of money. All payments of claims or losses by the Company within the sum or limits of its Bonds and within the amount of reinsurance set forth in Article 3 shall be binding on the Reinsurer, subject to the terms of this Contract.

Upon receipt of a proof of loss from the Company, the Reinsurer shall promptly pay to the Company the Reinsurer's portion of net loss. Any subsequent changes in the amount of not loss shall be reported by the Company to the Reinsurer, and the amount due either party shall be remitted promptly.


ARTICLE 9 - CO-SURETY

It is understood and agreed by the parties to this Contract that Continental Casualty Company and any one of its affiliated insurers shall act as co-surety as respects business covered by this Contract, when so requested by the Company.


ARTICLE 10 - EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the Company as provided in Article 2 - Business Covered in connection with loss in excess of the limit of the original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the, trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy. The date on which any Excess of Original Policy Limit loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.


ARTICLE 11 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company as provided in Article 2 - Business Covered where the loss includes any extra contractual obligations.

The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any loss covered hereunder.


ARTICLE 12 - SALVAGE & SUBROGATION

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage and subrogation by taking whatever action is necessary to recover its loss from an obligee, principal, indemnitor, or any other party who caused or contributed to its loss or part thereof, or to assign those rights to the Reinsurer, unless enforcement is waived by the mutual consent of the Company and the Reinsurer. Recoveries shall be distributed to the parties in an order inverse to that in their liabilities accrued.

ARTICLE 13 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or under the Surety Quota Share Treaty or the Aggregate Stop Loss Contract between certain of the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses. In the instance of insolvency of one or more of the reinsured Companies, applicable state law will apply.


ARTICLE 14 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


ARTICLE 15 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Contract, including but not limited to Company files concerning premium, underwriting, claims, losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto. This right of inspection, audit and information shall survive termination of this Contract and shall run to the natural expiry of all liabilities under the Bonds reinsured.


ARTICLE 16 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.


ARTICLE 17 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice of the same premium.

ARTICLE 18 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer on the basis of the liability of the reinsured Company(ies) under Bonds reinsured hereunder without diminution, because of the insolvency of one or more than one of the Companies, to the Company(ies) or its liquidator, receiver, or statutory successor.

In the event of insolvency of one or more than one of the Companies, the liquidator or receiver or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim filed against the Company(ies) on the Bond or Bonds reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may doom available to the Company(ies) or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company(ies) solely as a result of the defense so undertaken by the Reinsurer.

Should one or more than one of the Companies go into liquidation of should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company(ies) any sums which are due to the Reinsurer by the Company(ies) and which are payable at a fixed or stated date under this Contract or under the Surety Quota Share Treaty or the Aggregate Stop Loss Reinsurance Contract between certain of the parties hereto to the full extent permitted by the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of one or more than one of the Companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company(ies) or to Its liquidator, receiver or statutory successor, except a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) and b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Bond obligations of the Company(ies) as direct obligations of the Reinsurer to the payees under such Bonds and in substitution for the obligations of the Company(ies) to such payees.

In no event shall anyone other than the parties to this Contract or, in the event of one or more than one of the Company's insolvency, its liquidator receiver, or statutory successor, have any rights under this Contract.


ARTICLE 19 - AMENDMENTS

This Contract may be altered or amended in any of its terms and conditions by mutual written consent of the Company and the Reinsurer. Such written mutual consent will then constitute a part of this Contract.


ARTICLE 20 - ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party falls to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in XXXXXXXX, South Dakota, or a location mutually agreed to by the panel. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of South Dakota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, Including but not limited to attorneys fees, to the extent permitted by law, The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Contact.


ARTICLE 20 - CHOICE OF LAW

This Contract, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of South Dakota.


ARTICLE 21 - AGENCY

For purposes of sending and receiving notices and payments required by this Contract, the reinsured Company that is set forth first in the Title section to this Contract will be deemed the agent for all other reinsured companies referenced in the Title of this Contract. In no event however, will any reinsured Company be deemed the agent of the other with respect to the terms of the Insolvency Article.

ARTICLE 22 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Contract shall in no way affect any other portion thereof.


ARTICLE 23 - HONORABLE UNDERTAKING

The purposes of this Contract are not to be defeated by narrow or technical legal interpretations of its provisions. The Contract shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.


ARTICLE 24 - NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Reinsurer at the following address:

         Continental Casualty Company
         CNA Plaza
         Attn.:  Chief Financial Officer
                 Diversified Operations Department
         Chicago, IL 60685

and to the Company at the following address:

         Western Surety Company
         Attn.:XXXXXXXXXXXXXXXXX
         xxxxxxxxxxxxxxxxxxx
         XXXXXXX, South Dakota XXXXX

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Contract:


on this            day of                     199X





WESTERN SURETY COMPANY


By:
   -----------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Attested by:
            --------------------------------------------------------------------



UNIVERSAL SURETY OF AMERICA


By:
   -----------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Attested by:
            --------------------------------------------------------------------



SURETY BONDING COMPANY OF AMERICA


By:
   -----------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Attested by:
            --------------------------------------------------------------------



and on this                day of             199X


CONTINENTAL CASUALTY COMPANY


By:
   -----------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Attested by:
            --------------------------------------------------------------------

                             SURETY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           (REFERRED TO AS "CONTRACT)
                       EFFECTIVE DATE: XXXXXXXXX X. XXXX
                       (REFERRED TO AS "EFFECTIVE DATE")
                          ENTERED INTO BY AND BETWEEN
                             WESTERN SURETY COMPANY
                          UNIVERSAL SURETY OF AMERICA
                       SURETY BONDING COMPANY OF AMERICA
                    (COLLECTIVELY REFERRED TO AS "COMPANY")
                                      AND
                          CONTINENTAL CASUALTY COMPANY
                          (REFERRED TO AS "REINSURER")

                                                             EXHIBIT 2 - ANNEX E





                   [Form of Mayer, Brown & Platt Tax Opinion]
                              __________ __, 1997


Capsure Holdings Corp.
Two North Riverside Plaza
Chicago, IL 60606

         Re: Tax Opinion for Transaction with Continental Casualty Company and its Affiliates

Ladies and Gentlemen:

         We have acted as counsel to Capsure Holdings Corp., a Delaware corporation ("Capsure"), in connection with a proposed transaction pursuant to which Surety Acquisition Company ("Acquisition"), a Delaware corporation which is a wholly-owned subsidiary of CNA Surety Corporation ("Newco"), will be merged with and into Capsure (the "Merger"). Upon consummation of the Merger, each issued and outstanding share of Capsure common stock will be converted into the right to receive shares of Newco common stock, as provided in detail in the Reorganization Agreement dated as of December 19, 1996 among Capsure, Continental Casualty Company, ("Continental"), certain affiliates of Continental (collectively with Continental, the "Continental Group"), Newco and Acquisition (the "Reorganization Agreement"). The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the legislative history with respect thereto, rules and regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis.

Capsure Holdings Corp.
_________ __, 1996
Page 2



         In addition, with respect to the opinions set forth below, we have relied upon the Reorganization Agreement and representations of Capsure, the Continental Group, Newco, Acquisition, and certain holders of Capsure common stock concerning certain facts underlying and relating to the proposed transactions. We have further assumed that disclosure documents to be issued in connection with the transaction will describe the proposed transactions in a manner consistent with these agreements and the representations.

         Based on the foregoing, we offer the following opinions:

         1. The Merger will be treated as an exchange within the meaning of Section 351(a) of the Code or a reorganization within the meaning of section 368(a) of the Code.

         2. Except to the extent cash is received in lieu of fractional shares, no gain or loss will be recognized by Capsure or its shareholders as a result of the exchange of Capsure common stock for Newco common stock pursuant to the Merger.

         This opinion does not address the tax treatment of any dividends declared or paid at or prior to the Merger. In addition, there is no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Internal Revenue Service. The opinions rendered herein are solely for your benefit and may not be relied upon by any person or entity or for any purpose without our prior written consent.

                                        Very truly yours,



                                        MAYER, BROWN & PLATT

                                                             EXHIBIT 2 - ANNEX F


                     [Form of Kirkland & Ellis Tax Opinion]




To Call Writer Direct:
   312 861-2000


                              ______________, 1997


CNA Insurance Companies
CNA Plaza - 42 South
Chicago, Illinois 60685

Ladies and Gentlemen:

                 This opinion is being delivered to you in accordance with
Section 7.1.6 of the Reorganization Agreement dated December 19, 1996 (the "Agreement") by and among Capsure Holdings Corp., a Delaware corporation (the "Company"), Continental Casualty Company, an Illinois corporation ("Continental"), National Fire Insurance Company of Hartford, a Connecticut corporation ("National"), American Casualty Company of Reading, Pennsylvania, a Pennsylvania corporation ("American"), Firemen's Insurance Company of Newark, New Jersey, a New Jersey corporation ("Firemen's"), The Continental Insurance Company, a New Hampshire corporation ("CIC," and together with Continental, National, American and Firemen's, "Parent"), CNA Surety Corporation, a Delaware corporation and wholly-owned subsidiary of Continental ("Newco"), and Surety Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Newco ("Acquisition"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in the certificates of representations delivered to us by the Company, Parent, Newco, and certain shareholders of the Company (the "Certificates of Representations"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                 We have acted as counsel to Parent in connection with the transactions contemplated by the Agreement. As such, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto) (the "Relevant Documents"):

         (a)     the Agreement;

         (b)     the Certificates of Representations;

         (c) such other instruments and documents related to the Agreement and the transactions contemplated thereby as we have deemed necessary or appropriate.

CNA Insurance Companies
____________, 1997
Page 2


                 In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

                 1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and

                 2. The truth and accuracy at all relevant times, of all representations, warranties and statements made or agreed to by the Company, Parent, and Newco, their managements, employees, officers, directors and stockholders in connection with the Merger and the Capital Contribution, including but not limited to those set forth in the Agreement (including the exhibits) and the Certificates of Representations; and that all covenants contained in such agreements are performed without waiver or breach of any material provision thereof.

                 Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that for federal income tax purposes, the transfer of property, as defined in Code Section 351, from Parent to Newco in the Capital Contribution will be part of a transaction described in Code Section 351.

                 This opinion does not address the various state, local or foreign tax consequences that may result from the Capital Contribution. In addition, no opinion is expressed as to any federal income tax consequence of the Capital Contribution except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

                 No opinion is expressed as to any transaction other than the Capital Contribution as described in the Agreement or to any transaction whatsoever including the Capital Contribution if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

                 This opinion only represents our best judgment as to the federal income tax consequences of the Capital Contribution and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

CNA Insurance Companies
____________, 1997
Page 3


                 This opinion has been delivered to you for the purposes set forth in Section 7.1.6 of the Agreement. This opinion may not be distributed or otherwise made available to any other person or entity without our prior written consent.

                                        Very truly yours,



                                        KIRKLAND & ELLIS